SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________

FORM 8-K
____________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

December 16, 2004
(Date of Report)
_____________________

Sovran Self Storage, Inc.
(Exact name of registrant as specified in its charter)
_____________________
Maryland	1-13820	16-1194043
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Sovran Acquisition Limited Partnership

(Exact name of registrant as specified in its charter)

Delaware	0-024071	16-1481551
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6467 Main Street
Buffalo, New York 14221
(Address of principal executive offices) (Zip Code)

(716) 633-1850
(Registrant's telephone number, including area code)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 16, 2004, Sovran Self Storage, Inc. (the "Company") and Sovran Acquisition Limited Partnership (the "Partnership") entered into a Second Amended and Restated Revolving Credit and Term Loan Agreement with Fleet National Bank and other lenders named therein (the "Restated Agreement"). The Restated Agreement amends and restates the First Amended and Restated Revolving Credit and Term Loan Agreement, dated September 4, 2003, with Fleet National Bank and other lenders named therein (the "Agreement"). Among other things, the Restated Agreement has the following effects:

-

It increases the maximum borrowings by the Company and the Partnership under the line of credit provided for in the Agreement and the Restated Agreement from $75,000,000 to $100,000,000, and provides for further increase of the maximum borrowings to $200,000,000;

-	It provides for an interest rate decrease from LIBOR plus 1.375% to LIBOR plus 0.9%;

-	It extends the term of the line of credit by one year to September 2007;

-	It abolishes a fee for non-usage of the line of credit;

-	It imposes a 20 basis point facility fee;

-	It increases the sub-limit under the line of credit for borrowings in respect of letters of credit from $10,000,000 to $15,000,000;

-	It provides for a "swing line" with a sub-limit of $10,000,000 for temporary, short-term borrowings under the line of credit for cash management and similar purposes; and

-	It extends the maturity of the 5-year term notes issued under the Agreement by one year to September 2009, and decreased the interest rate on those notes from LIBOR plus 1.5% to LIBOR plus 1.2%.

A copy of the Restated Agreement is furnished as an exhibit to this Form 8-K and is incorporated herein by reference. The Agreement was previously filed as Exhibit 10.23 to the Company's Quarterly Report on Form 10-Q filed on November 12, 2003.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

The Exhibits to this Current Report on Form 8-K, which are set forth on the Exhibit Index following the signature page hereto and are incorporated herein, are incorporated by reference in the shelf registration statement.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVRAN SELF STORAGE, INC.

By:	/s/ DAVID L. ROGERS David L. Rogers
Chief Financial Officer

SOVRAN ACQUISITION LIMITED PARTNERSHIP
By:	Sovran Holdings, Inc.
Its:	General Partner

By:	/s/ DAVID L. ROGERS David L. Rogers
Chief Financial Officer

Date: December 21, 2004

EXHIBIT INDEX
Exhibit No.	Description

10.25	Second Amended and Restated Revolving Credit and Term Loan Agreement, dated December 16, 2004, among Sovran Self Storage, Inc., Sovran Acquisition Limited Partnership and Fleet National Bank.

EXHIBIT 10.25

SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT

among

SOVRAN SELF STORAGE, INC. AND
SOVRAN ACQUISITION LIMITED PARTNERSHIP

and

FLEET NATIONAL BANK

and

OTHER LENDERS WHICH ARE OR MAY BECOME
PARTIES TO THIS CREDIT AGREEMENT

and

FLEET NATIONAL BANK,
AS ADMINISTRATIVE AGENT

with
BANC OF AMERICA SECURITIES, LLC,
AS SOLE LEAD ARRANGER AND BOOKRUNNER

MANUFACTURERS AND TRADERS TRUST COMPANY,
as syndication agent

and

SUNTRUST BANK,

and

PNC BANK, NATIONAL ASSOCIATION
as Co-documentation agentS

Dated as of December 16, 2004

TABLE OF CONTENTS

Section	Page

EXHIBITS

A-1	Form of Revolving Credit Note
A-2	Form of Term Loan Note
B	Form of Subsidiary Guaranty
C	Form of Revolving Credit Loan Request
D	Forms of Compliance Certificate
E	Form of Assignment and Assumption Agreement
F	Form of Notice of Continuation/Conversion
G	Form of Swing Line Loan Notice

Schedules to Revolving Credit Agreement

SCHEDULE 1.2	Lenders' Commitments
SCHEDULE 7.1(b)	Sovran Acquisition Limited Partnership
SCHEDULE 7.3(a)	Unencumbered Properties
SCHEDULE 7.3(c)	Partially Owned Real Estate Companies
SCHEDULE 7.7	Litigation
SCHEDULE 7.15	Certain Transactions
SCHEDULE 7.18	Environmental Matters
SCHEDULE 7.19	Subsidiaries
SCHEDULE 8.16	Form of Lease
SCHEDULE 9.3(d)	Existing Investments

SECOND AMENDED AND RESTATED
REVOLVING CREDIT AND TERM LOAN AGREEMENT

          This SECOND AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT is made as of the 16th day of December, 2004, by and among SOVRAN SELF STORAGE, INC., a Maryland corporation ("Sovran") and SOVRAN ACQUISITION LIMITED PARTNERSHIP, a Delaware limited partnership ("SALP", and together with Sovran, collectively referred to herein as the "Borrowers" and individually as a "Borrower"), each with a principal place of business at 6467 Main Street, Buffalo, New York 14221, FLEET NATIONAL BANK, a national banking association having a place of business at 100 North Tryon Street, Mail Code: NC1-007-14-24, Charlotte, North Carolina 28255 (together with its successors and assigns, "Fleet"), and the other lending institutions listed on Schedule 1.2 hereto or which may become parties hereto pursuant to Section 19 (individually, a "Lender" and collectively, the "Lenders"), FLEET NATIONAL BANK, as administrative agent for itself and the other Lenders (together with its successors and assigns, the "Administrative Agent"), Manufacturers and Traders Trust Company ("M&T Bank"), as syndication agent for itself and the other Lenders, and SUNTRUST BANK, a Georgia banking corporation ("SunTrust Bank"), and PNC BANK, NATIONAL ASSOCIATION ("PNC Bank"), as co-documentation agents.

RECITALS

          A.   The Borrowers are primarily engaged in the business of owning, purchasing, developing, constructing, renovating and operating self storage facilities in the United States primarily known as "Uncle BoB's Self Storage".

          B.   Sovran is a limited partner of SALP, holds in excess of 96% of the partnership interests in SALP, conducts all or substantially all of its business through SALP, and is qualified to elect REIT status for income tax purposes. Sovran Holdings Inc., a Delaware corporation ("Holdings"), is a wholly-owned Subsidiary of Sovran and the sole general partner of SALP and has agreed to guaranty the obligations of the Borrowers hereunder.

          C.   Pursuant to that certain Amended and Restated Revolving Credit and Term Loan Agreement, by and among the Borrowers, the Administrative Agent and the certain lenders party thereto, dated as of September 4, 2003 (as amended and in effect prior to the Preliminary Restatement Date, the "Existing Credit Agreement"), the Lenders extended to the Borrowers a revolving credit facility in an aggregate principal amount not to exceed $75,000,000 (increasing up to $100,000,000 pursuant to the terms thereof) and term loan facility in the aggregate principal amount of $100,000,000. The Borrowers have requested that the Lenders amend and restate such revolving credit and term loan facilities, with a revolving credit facility in an aggregate principal amount not to exceed $100,000,000 (increasing up to $200,000,000 pursuant to the terms hereof), with a sublimit for letters of credit of $15,000,000, swing loans in an aggregate principal amount of up to $10,000,000, and a term loan facility in an aggregate principal amount of $100,000,000. The Lenders are agreeable to providing such an amended and restated revolving credit and term loan facility to the Borrowers, with such facility to be on the terms and conditions set forth in this Credit Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

          Section 1.   DEFINITIONS AND RULES OF INTERPRETATION.

          Section 1.1.   Definitions.  The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

          Accountants. In each case, nationally-recognized, independent certified public accountants reasonably acceptable to the Administrative Agent. The Administrative Agent hereby acknowledges that the Accountants may include Ernst & Young, LLP.

          Adjusted Unencumbered Property NOI. With respect to any fiscal period for any Unencumbered Property, the net income of such Unencumbered Property during such period, as determined in accordance with GAAP, before deduction of (a) gains (or losses) from debt restructurings or other extraordinary items (provided such deduction shall not include extraordinary items that include liquidated damages, compensatory damages or other obligations arising out of a Borrower's default under an agreement to purchase or lease Real Estate) relating to such Unencumbered Property, and (b) income taxes; plus (x) interest expense relating to such Unencumbered Property and (y) depreciation and amortization relating to such Unencumbered Property; minus a recurring capital expense reserve equal to ten cents ($0.10) per net rentable square foot multiplied by the total net rentable square feet of such Unencumbered Property.

          Administration Fee. See Section 4.1.

          Administrative Agent. Fleet acting as administrative agent for the Lenders, or any successor agent, as permitted by Section 15.

          Administrative Agent's Head Office. The Agent's office located at 100 North Tryon Street, Mail Code: NC1-007-14-24, Charlotte, North Carolina  28255, or at such other location as the Agent may designate from time to time pursuant to Section 20 hereof, or the office of any successor Agent permitted under Section 15 hereof.

          Affiliate. With reference to any Person, (i) any director or executive officer of that Person, (ii) any other Person controlling, controlled by or under direct or indirect common control of that Person, (iii) any other Person directly or indirectly holding 10% or more of any class of the capital stock or other equity interests (including options, warrants, convertible securities and similar rights) of that Person and (iv) any other Person 10% or more of any class of whose capital stock or other equity interests (including options, warrants, convertible securities and similar rights) is held directly or indirectly by that Person.

          Agents. Collectively, the Administrative Agent, the Documentation Agent and the Syndication Agent.

          Applicable Margin. With respect to each Loan, the respective percentages per annum determined based on the range into which SALP's Credit Rating then falls, in accordance with the following table. Any change in SALP's Credit Rating causing it to move to a different range on the table shall to the extent set forth below effect an immediate change in the Applicable Margin. SALP shall notify the Administrative Agent in writing promptly after becoming aware of any change in any of its debt ratings. SALP shall maintain Credit Ratings from at least two (2) Rating Agencies, one of which must be Moody's or S&P so long as such Persons are in the business of providing debt ratings for the REIT industry; provided that if SALP fails to maintain at least two Credit Ratings, the Applicable Margin shall be based upon an S&P rating of less than BBB- in the table below. In the event that SALP receives two (2) Credit Ratings that are not equivalent, the Applicable Margin shall be determined by the lower of such two (2) Credit Ratings. In the event SALP receives more than two (2) Credit Ratings and such Credit Ratings are not equivalent, the Applicable Margin shall be determined by the lower of the two highest ratings; provided that one of such ratings shall be from S&P or Moody's so long as such Persons are in the business of providing debt ratings for the REIT industry.
S&P Rating	Moody's Rating	Third Rating	Applicable Margin for Revolving Credit Loans which are LIBOR Rate Loans	ApplicableMargin for Revolving Credit Loans which are Prime Rate Loans	ApplicableMargin for Term Loans which are LIBOR Rate Loans	ApplicableMargin for Term Loans which are Prime Rate Loans

No rating or less than BBB-	No rating or less than Baa3	No rating or less than BB+/Ba1 equivalent	1.15%	0.50%	1.50%	0.50%
BBB-	Baa3	BBB-/Baa3 equivalent	.90%	0.00%	1.20%	0.00%
BBB	Baa2	BBB/Baa2 equivalent	.70%	0.00%	1.00%	0.00%
BBB+	Baa1	BBB+/Baa1 equivalent	.60%	0.00%	.90%	0.00%
A- or higher	A3 or higher	A-/A3 equivalent or higher	.55%	0.00%	.80%	0.00%

          Approved Fund. Any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          Assignment and Assumption. See Section 19.1.

          Arrangement Fee. See Section 4.1.

          Availability Period. The period from and including the Preliminary Restatement Date to but excluding the earlier of the Revolving Credit Loan Maturity Date and the date of termination of the Revolving Credit Commitments.

          Borrower Representative. Sovran, acting on behalf of all of the Borrowers. The Agents and the Lenders shall be entitled to rely, and all of the Borrowers hereby agree that the Agents and the Lenders may so rely, on any notice given or received or action taken or not taken by Sovran as being authorized by each of the Borrowers.

          Borrowers. As defined in the preamble hereto.

          Budgeted Project Costs. With respect to Construction-In-Process, the total budgeted project cost of such Construction-In-Process shown on schedules submitted to the Administrative Agent from time to time; provided that for Construction-In-Process owned by any Partially-Owned Entity, the Budgeted Project Cost of such Construction-In-Process shall be the applicable Borrower's pro-rata share of the total budgeted project cost of such Construction-In-Process (based on the greater of (x) such Borrower's percentage equity interest in such Partially-Owned Entity or (y) the Borrower's obligation to provide or liability for providing funds to such Partially-Owned Entity).

          Building. Individually and collectively, the buildings, structures and improvements now or hereafter located on the Real Estate and intended for income production.

          Business Day. Any day on which banking institutions in Charlotte, North Carolina are open for the transaction of banking business and, in the case of LIBOR Rate Loans, also a day which is a LIBOR Business Day.

          Capitalization Rate. (a) From the Preliminary Restatement Date to the Restatement Date, the rate equal to nine and three quarters percent (9.75%), and (b) from and after the Restatement Date, the rate equal to nine percent (9.00%) or such greater percentage (not to exceed nine and three quarters percent (9.75%)) as is determined in accordance with Section 11A.2 below; provided however, that the Capitalization Rate shall be reviewed from time to time by the Administrative Agent and shall be subject to adjustment by the Required Lenders, in their sole discretion, based upon market conditions for comparable property types; provided further that the Capitalization Rate may only be adjusted once during the term of this Credit Agreement in addition to the adjustment set forth in clause (b) above, and may only be adjusted at such time by up to .50%.

          Capitalized Leases. Leases under which any Borrower or any of its Subsidiaries or any Partially-Owned Entity is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

          Capitalized Unencumbered Property Value. As of any date of determination with respect to an Unencumbered Property, an amount equal to Adjusted Unencumbered Property NOI for such Unencumbered Property for the most recent two (2) complete fiscal quarters multiplied by two (2), with the product being divided by the Capitalization Rate. The calculation of Capitalized Unencumbered Property Value shall be adjusted as set forth in Section 10.13 hereof.

          Cash and Cash Equivalents. Collectively, unrestricted (i) cash, (ii) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; and (iii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 (or better) by S&P or P-1 (or better) by Moody's provided that the maturities of such Cash and Cash Equivalents shall not exceed one year.

          CERCLA. See Section 7.18.

          Code. The Internal Revenue Code of 1986, as amended and in effect from time to time.

          Commitment. With respect to each Lender, its Revolving Credit Commitment or Term Commitment, as applicable. "Commitments" shall refer, collectively, with respect to each Lender, to such Lender's Revolving Credit Commitment and/or Term Commitment, as applicable.

          Commitment Percentage. With respect to each Lender, its Revolving Credit Commitment Percentage or Term Commitment Percentage, as applicable. "Commitment Percentages" shall refer collectively, with respect to each Lender, to such Lender's Revolving Credit Commitment Percentage and/or Term Commitment Percentage, as applicable.

          Completed Revolving Credit Loan Request. A loan request accompanied by all information required to be supplied under the applicable provisions of Section 2.4, and Section 2.1(b)(iii)(A), if applicable.

          Consolidated or consolidated. With reference to any term defined herein, shall mean that term applied to the accounts of Sovran and its subsidiaries (including the Guarantors) or SALP and its subsidiaries, as the case may be, consolidated in accordance with GAAP.

          Consolidated Adjusted EBITDA. For any period, an amount equal to the consolidated net income of the Borrowers and their respective Subsidiaries for such period, as determined in accordance with GAAP, before deduction of (a) gains (or losses) from the sale of real property or interests therein, debt restructurings and other extraordinary items (provided such deduction shall not include extraordinary items that include liquidated damages, compensatory damages or other obligations arising out of a Borrower's default under an agreement to purchase or lease Real Estate) (b) minority interest attributable to a Borrower or a Guarantor and (c) income taxes; plus (x) interest expense and (y) depreciation and amortization, minus a recurring capital expense reserve in an amount equal to ten cents ($0.10) per net rentable square foot multiplied by the total net rentable square feet of all Real Estate; all after adjustments for unconsolidated partnerships, joint ventures and other entities. The calculation of Consolidated Adjusted EBITDA shall be further adjusted as set forth in Section 10.13 hereof.

          Consolidated Assumed Amortizing Unsecured Debt Service Charges. As of any date of determination, an amount equal to the assumed interest and principal payments for an imputed six month period on all Unsecured Indebtedness of the Borrowers and their respective Subsidiaries for borrowed money or in respect of reimbursement obligations for letters of credit, guaranty obligations or Capitalized Leases, whether direct or contingent, which is outstanding on such date based upon a two hundred and forty (240) month mortgage style amortization schedule and an annual interest rate equal to the greater of (x) the sum of two percent (2%) plus the imputed ten (10) year United States Treasury bill yield as of such date based upon published quotes for Treasury bills having ten (10) years to maturity and (y) 7.5%. For example, if the imputed ten (10) year United States Treasury bill yield as of such date were 6% and the total amount of Unsecured Indebtedness of the Borrowers and their respective Subsidiaries on such date were $100,000, Consolidated Assumed Amortizing Unsecured Debt Service Charges would be equal to $5,019 (e.g. six month period, at $10,038 per annum).

          Consolidated Capitalized Value. As of any date of determination, an amount equal to Revised Consolidated Adjusted EBITDA for the most recent two (2) completed fiscal quarters multiplied by two (2), with the product being divided by the Capitalization Rate. The calculation of Consolidated Capitalized Value shall be adjusted as set forth in Section 10.13 hereof.

          Consolidated Fixed Charges. With respect to the Borrowers and their respective Subsidiaries and for any period, the sum, without duplication, of (a) Consolidated Total Interest Expense for such period plus (b) any and all scheduled repayments of principal (excluding balloon payments of principal due upon the stated maturity of an Indebtedness) during such period in respect of Indebtedness that becomes due and payable or that are to become due and payable during such period pursuant to any agreement or instrument to which the Borrowers or any of their respective Subsidiaries is a party relating to (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds, (ii) the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business), (iii) in respect of any Synthetic Leases or any Capitalized Leases, (iv) in respect of any reimbursement obligations in respect of letters of credit due and payable during such period, and (v) Indebtedness of the type referred to above of another Person guaranteed by the Borrowers or any of their respective Subsidiaries, plus (c) Preferred Dividends for such period. Demand obligations shall be deemed to be due and payable during any fiscal period during which such obligations are outstanding.

          Consolidated Secured Indebtedness. As of any date of determination, the aggregate principal amount of all Indebtedness of the Borrowers and their respective Subsidiaries for borrowed money or in respect of reimbursement obligations for letters of credit, guaranty obligations or Capitalized Leases, whether direct or contingent, which is outstanding at such date and which is secured by a Lien on properties or other assets of such Persons, without regard to Recourse.

          Consolidated Tangible Net Worth. As of any date of determination, Gross Asset Value minus Consolidated Total Liabilities.

          Consolidated Total Interest Expense. For any period, the aggregate amount of interest required to be paid or accrued by the Borrowers and their respective Subsidiaries during such period on all Indebtedness of the Borrowers and their respective Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capitalized Lease or any Synthetic Lease, and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money; provided that such fees paid in connection with the borrowing of money may be amortized over the period of the applicable loan.

          Consolidated Total Liabilities. As of any date of determination, all liabilities of the Borrowers and their respective Subsidiaries determined on a consolidated basis in accordance with GAAP and classified as such on the consolidated balance sheet of the Borrowers and their respective Subsidiaries, and all Indebtedness of the Borrowers and their respective Subsidiaries, whether or not so classified. The calculation of Consolidated Total Liabilities shall be adjusted as set forth in Section 10.13 hereof.

          Consolidated Unsecured Indebtedness. As of any date of determination, the aggregate principal amount of all Unsecured Indebtedness of the Borrowers and their respective Subsidiaries for borrowed money or in respect of reimbursement obligations for letters of credit, guaranty obligations or Capitalized Leases, whether direct or contingent, which is outstanding at such date, including without limitation the aggregate principal amount of all the Obligations under this Credit Agreement as of such date, determined on a consolidated basis in accordance with GAAP, without regard to Recourse.

          Construction-In-Process. Any Real Estate for which any Borrower, any Guarantor, any of the Borrowers' Subsidiaries or any Partially-Owned Entity is actively pursuing construction, renovation, or expansion of Buildings, all pursuant to such Person's ordinary course of business.

          Conversion Request. A notice given by the Borrower Representative to the Administrative Agent of its election to convert or continue a Loan in accordance with Section 2.5 or Section 3.4, as applicable.

          Credit Agreement. This Second Amended and Restated Revolving Credit and Term Loan Agreement, including the Schedules and Exhibits hereto, as the same may be from time to time amended and in effect.

          Credit Rating. The long-term unsecured, non-credit enhanced debt ratings assigned by not less than two of the Rating Agencies (at least one of which shall be S&P or Moody's) to SALP.

          default. When used with reference to this Credit Agreement or any other Loan Document, any of the events or conditions specified in Section 13.1, whether or not any requirement for the giving of notice, the lapse of time or both, has been satisfied.

          Default. As of the relevant time of determination, an event or occurrence which:
(i) requires notice and time to cure to become an Event of Default and as to which notice has been given to the Borrowers by the Administrative Agent; or

          (ii)   has occurred and will become an Event of Default (without notice) if such event remains uncured after any grace period specified in Section 13.1 or, in the case of matters referred to in Section 13.1(k), in the other applicable Loan Document(s).

          Disqualifying Building Event. Any structural or repair and maintenance matter (other than a Release) as to any Building or any Real Estate that in the Administrative Agent's reasonable opinion will require the expenditure of $250,000 or more to remedy or complete such matter and the remediation or completion of which is required by prudent real estate ownership or operation.

          Disqualifying Environmental Event. Any Release or threatened Release of Hazardous Substances, any violation of Environmental Laws or any other similar environmental event with respect to a Real Estate that causes (y) the occupancy or rent of such Real Estate to be adversely affected, as compared to what otherwise would have been the occupancy or rent of such Real Estate in the absence of such environmental event or (z) such Real Estate to no longer be financeable on a secured, long-term debt basis under the then generally accepted underwriting standards of national institutional lenders.

          Disqualifying Legal Event. Any violation or non-compliance with any applicable law, statute, rule or regulation (other than an Environmental Law) with respect to any Real Estate, which requires cure or compliance for prudent real estate ownership or operation.

          Distribution. With respect to:

          (i)   SALP, any distribution of cash or other cash equivalent, directly or indirectly, to the partners or other equity interest holders of SALP; or any other distribution on or in respect of any partnership interests of SALP; and

          (ii)   Sovran, the declaration or payment of any dividend or any other distribution on or in respect of any shares of any class of capital stock of Sovran, other than (a) dividends payable solely in shares of common stock by Sovran, (b) the purchase, redemption, or other retirement of any shares of any class of capital stock of Sovran, directly or indirectly through a Subsidiary of Sovran or otherwise, or (c) the return of capital by Sovran to its shareholders as such.

          Documentation Agent. PNC Bank and SunTrust Bank acting as co-documentation agents for the Lenders, or any successor agents, as permitted by Section 15.

          Dollars or $. Dollars in lawful currency of the United States of America.

          Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Loan is converted or continued in accordance with Section 2.5 or Section 3.4.

          Eligible Assignee. Any of (a) a commercial bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a commercial bank organized under the laws of any other country (including the central bank of such country) which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting with respect to this Credit Agreement through a branch or agency located in the United States of America and complies with the requirements set forth in Section 4.2(c) hereof; (c) a financial institution acceptable to the Administrative Agent which is regularly engaged in making, purchasing or investing in loans and having total assets in excess of $1,000,000,000 and complies with the requirements set forth in Section 4.2(c) hereof, to the extent applicable; and (d) a Lender or any Affiliate thereof.

          Employee Benefit Plan. Any employee benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

          Environmental Laws. See Section 7.18(a).

          ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

          ERISA Affiliate. Any Person which is treated as a single employer with any Borrower under Section 414 of the Code.

          ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

          Eurocurrency Reserve Rate. For any day with respect to a LIBOR Rate Loan, the weighted average of the rates (expressed as a decimal) at which all of the Lenders subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

          Event of Default. See Section 13.1.

          Existing Credit Agreement. As defined in the Recitals hereto.

          Facility Fee. The facility fee payable by the Borrowers jointly and severally to the Administrative Agent for the account of the Lenders in accordance with their respective Revolving Credit Commitment Percentages, which facility fee shall be equal to the aggregate Revolving Credit Commitments multiplied by the respective percentages per annum corresponding to SALP's Credit Rating in accordance with the following table:

Range of SALP's Credit Rating (S&P/Moody's Ratings)	Facility Fee (% per annum)
A-/A3 or higher	0.15
BBB+/Baa1	0.20
BBB/Baa2	0.20
BBB-/Baa3	0.20
Below BBB-/Baa3 or unrated	0.25

The Facility Fee shall be payable quarterly, in arrears, on the first Business Day of each January, April, July and October, calculated for the immediately preceding calendar quarter (or portion thereof) commencing on the first such day after the Preliminary Restatement Date. Any change in SALP's Credit Rating causing it to move to a different range on the table shall to the extent set forth below effect an immediate change in the applicable percentage per annum. SALP shall notify the Administrative Agent in writing promptly after becoming aware of any change in any of its debt ratings. SALP shall maintain Credit Ratings from at least two (2) Rating Agencies, one of which must be Moody's or S&P so long as such Persons are in the business of providing debt ratings for the REIT industry; provided that if SALP fails to maintain at least two Credit Ratings, the Facility Fee shall be based upon an S&P rating of less than BBB- in the table above. In the event that SALP receives two (2) Credit Ratings that are not equivalent, the Applicable Margin shall be determined by the lower of such two (2) Credit Ratings. In the event SALP receives more than two (2) Credit Ratings and such Credit Ratings are not equivalent, the Facility Fee shall be determined by the lower of the two highest ratings; provided that one of such ratings shall be from S&P or Moody's so long as such Persons are in the business of providing debt ratings for the REIT industry.

          Notwithstanding the foregoing, in the event that any Lender fails to fund its Revolving Credit Commitment Percentage of any Revolving Credit Loan requested by the Borrowers which such Lender is obligated to fund under the terms of this Agreement (including under Section 2.1(b)(iii)(A)), (A) such Lender shall not be entitled to any portion of the Facility Fee with respect to its Revolving Credit Commitment until such failure has been cured, and (B) until such time, the Facility Fee shall accrue in favor of the Lenders which have funded their respective Revolving Credit Commitment Percentage of such requested Revolving Credit Loans, and shall be allocated among such performing Lenders ratably based upon their relative Revolving Credit Commitments.

          Fee Letter. See Section 4.1.

          Fitch. Fitch IBCA Inc., or any successor thereto.

          Fleet. As defined in the preamble hereto.

          Fund. Any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

          Funds from Operations. With respect to any fiscal period of the Borrowers, an amount, without double-counting, equal to the consolidated net income of the Borrowers and their respective Subsidiaries, as determined in accordance with GAAP, before deduction of real estate related depreciation and amortization, and excluding gains (or losses) from the sale of real property or interests therein (provided such deduction shall not include extraordinary items that include liquidated damages, compensatory damages or other obligations arising out of a Borrower's default under an agreement to purchase or lease Real Estate), debt restructurings or other extraordinary items, and after adjustments for unconsolidated partnerships, joint ventures or other entities (such adjustments to be calculated to reflect Funds from Operations on the same basis, to the extent that such Funds from Operations attributable to unconsolidated partnerships, joint ventures and other entities are not subject to the claims of any other Person).

          GAAP. Generally accepted accounting principles, consistently applied.

          Gross Asset Value. (x) From the Preliminary Restatement Date to the Restatement Date, a value equal to the Consolidated Capitalized Value, and (y) from and after the Restatement Date, unless any of the items described in clauses (a) through (e) below are excluded from "Gross Asset Value", as determined in accordance with Section 11A.2 below, the sum of: (a) unrestricted Cash and Cash Equivalents, up to a maximum of $10,000,000; (b) for Real Estate owned for one fiscal quarter or more, the Consolidated Capitalized Value of all such Real Estate; (c) for Real Estate owned for less than one fiscal quarter, the acquisition cost of such Real Estate; (d) the book value of any Construction-In-Process; and (e) the book value of all other non-Real Estate assets, exclusive of any goodwill and other intangible assets, related-party receivables, Other Assets (as appearing in SALP's financial statements), and prepaid expenses.

          Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by any Borrower or any Guarantor, as the case may be, or any ERISA Affiliate of any of them the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

          Guaranties. Collectively, the Holdings Guaranty and any other guaranty of the Obligations made by an Affiliate of a Borrower in favor of the Administrative Agent and the Lenders.

          Guarantors. Collectively, Holdings and any other Affiliate of a Borrower executing a Guaranty, provided, however, when the context so requires, Guarantor shall refer to Holdings or such Affiliate, as appropriate. Any Guarantor that is the owner of an Unencumbered Property shall be a wholly-owned Subsidiary, provided that, from and after the release of the Guaranty of any Subsidiary Guarantor pursuant to Section 6 below, such Subsidiary Guarantor shall no longer be considered a "Guarantor" for purposes of this Credit Agreement.

          Hazardous Substances. See Section 7.18(b).

          Holdings. As defined in the preamble hereto.

          Holdings Guaranty. The Guaranty dated as of the date hereof made by Holdings in favor of the Administrative Agent and the Lenders pursuant to which Holdings guarantees to the Administrative Agent and the Lenders the unconditional payment and performance of the Obligations.

          Indebtedness. With respect to any Person, all obligations, contingent and otherwise, that in accordance with GAAP should be classified upon such Person's balance sheet as liabilities, including, without limitation: (a) all obligations for borrowed money and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, negative pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all obligations (i) under any Capitalized Lease or (ii) under any Synthetic Lease or (iii) which are "off balance sheet" transactions having the same practical effect as to such Person's financial position as a transaction that would be a liability of such Person on the balance sheet; (d) all obligations to purchase, redeem, retire, or otherwise acquire for value any shares of capital stock of any class issued by such Person or any rights to acquire such shares; (e) all obligations under any forward contract, futures contract, swap, option or other financing arrangement, the value of which is dependent upon interest rates, currency exchange rates, commodities, any Borrower's or Guarantor's present or future beneficial interest, shares or security trading value, or other indices; (f) the amount of payments received by such person in any forward equity transaction by which such payments are received by such Person in consideration for the sale of stock or partnership units in such Person when the delivery and/or the determination of the amount of the stock or units so sold occurs later than one (1) month after such Person receives such payment, but only to the extent that the obligation to deliver such stock or units is not payable solely in the stock or units of such Person; (g) all guarantees for borrowed money, endorsements and other contingent obligations, whether direct or indirect, in respect of indebtedness or obligations of others, including any obligation to supply funds (including partnership obligations and capital requirements) to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the reimbursement obligations in respect of any letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (h) all obligations evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (i) all obligations issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith); (j) all sales of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith; and (k) all obligations in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law. The calculation of Indebtedness of any Person shall be adjusted as set forth in Section 10.13.

          Indebtedness Lien. See Section 8.4(b).

          Indemnified Lender's(s') Group. See Section 17.

          Intercreditor Agreement. The intercreditor agreement dated as of September 4, 2003 among the Administrative Agent on behalf of the Lenders and the Noteholders (as defined therein).

          Interest Payment Date. (i) As to any Prime Rate Loan (including any Swing Line Loan), the last day of the calendar month which includes the Drawdown Date thereof; and (ii) as to any LIBOR Rate Loan in respect of which the Interest Period is (A) 3 months or less, the last day of such Interest Period and (B) more than 3 months, the date that is 3 months from the first day of such Interest Period, each date that is 3 months thereafter, and, in addition, the last day of such Interest Period.

          Interest Period. With respect to each Loan, (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the following periods (as selected by the Borrowers in a Completed Revolving Credit Loan Request or as otherwise in accordance with the terms of this Credit Agreement): (i) for any Prime Rate Loan, the last day of the calendar month, and (ii) for any LIBOR Rate Loan, 1, 2, 3, or 6 months (provided that the Interest Period for LIBOR Rate Loans may be shorter than 1 month in order to consolidate 2 or more LIBOR Rate Loans); and (b) thereafter, each period commencing at the end of the last day of the immediately preceding Interest Period applicable to such Loan and ending on the last day of the applicable period set forth in (a) above as selected by the Borrowers in a Conversion Request or as otherwise in accordance with this Credit Agreement; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:
(A) if any Interest Period with respect to a Prime Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

          (B)   if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

          (C)   if the Borrowers shall fail to give notice of conversion or continuation as provided in Section 2.5 or Section 3.4, the Borrowers shall be deemed to have requested a conversion of the affected LIBOR Rate Loan into a Prime Rate Loan on the last day of the then current Interest Period with respect thereto;

          (D)   any Interest Period relating to any LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to subparagraph (E) below, end on the last Business Day of a calendar month; and

(E) any Interest Period that would otherwise extend beyond the applicable Maturity Date shall end on such Maturity Date.

          Investments. All expenditures made and all liabilities incurred (contingently or otherwise, but without double-counting): (i) for the acquisition of stock, partnership or other equity interests or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, any Person; and (ii) for the acquisition of any other obligations of any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (b) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (a) may be deducted when paid; and (d) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

          Joint Venture Ownership Interest Value. As of any date of determination, an amount equal to the pro rata share of Revised Consolidated Adjusted EBITDA attributable to the Borrowers from Partially-Owned Entities for the most recent two (2) completed fiscal quarters multiplied by two (2), with the product being divided by the Capitalization Rate.

          L/C Obligations. As at any date of determination, the Maximum Drawing Amount plus the aggregate of all Unpaid Reimbursement Obligations. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

          Lead Arranger. Banc of America Securities, LLC acting as sole lead arranger and bookrunner for the facility.

          Leases. Leases, licenses and agreements, whether written or oral, relating to the use or occupation of space in or on the Buildings or on the Real Estate by persons other than the Borrower, its Subsidiaries or any Partially-Owned Entity.

          Lenders. Collectively, Fleet and any other lenders which may provide additional commitments and become parties to this Credit Agreement (including the Swing Line Lender, as the context requires), and any other Person who becomes an assignee of any rights of a Lender pursuant to Section 19 or a Person who acquires all or substantially all of the stock or assets of a Lender.

          Letter of Credit. See Section 5.1.

          Letter of Credit Application. See Section 5.1.

          Letter of Credit Fee. See Section 5.10.

          Letter of Credit Participation. See Section 5.4.

          Leverage Ratio: As at the end of any fiscal quarter or other date of measurement, the ratio, of Consolidated Total Liabilities to Gross Asset Value, expressed in percentage terms by using Gross Asset Value as the denominator and Consolidated Total Liabilities as the numerator.

          LIBOR Breakage Costs. With respect to any LIBOR Rate Loan to be prepaid or not drawn after elected or converted prior to the last day of the applicable Interest Period, a prepayment "breakage" fee in an amount determined by the Administrative Agent in the following manner:

          (i)   First, the Administrative Agent shall determine the amount by which (a) the total amount of interest which would have otherwise accrued hereunder on each installment of principal prepaid or not so drawn, during the period beginning on the date of such prepayment or failure to draw and ending on the last day of the applicable LIBOR Rate Loan Interest Period (the "Reemployment Period"), exceeds (b) the total amount of interest which would accrue, during the Reemployment Period, on any readily marketable bond or other obligation of the United States of America designated by the Administrative Agent in its sole discretion at or about the time of such payment, such bond or other obligation of the United States of America to be in an amount equal (as nearly as may be) to the amount of principal so paid or not drawn after elected and to have maturity at the end of the Reemployment Period, and the interest to accrue thereon to take account of amortization of any discount from par or accretion of premium above par at which the same is selling at the time of designation. Each such amount is hereinafter referred to as an "Installment Amount".

          (ii)   Second, each Installment Amount shall be treated as payable on the last day of the LIBOR Rate Loan Interest Period which would have been applicable had such principal installment not been prepaid or not borrowed.

          (iii)   Third, the amount to be paid on each such breakage date shall be the present value of the Installment Amount determined by discounting the amount thereof from the date on which such Installment Amount is to be treated as payable, at the same yield to maturity as that payable upon the bond or other obligation of the United States of America designated as aforesaid by the Administrative Agent.

          If by reason of an Event of Default the Administrative Agent elects to declare a LIBOR Rate Loan to be immediately due and payable, then any breakage fee with respect to such LIBOR Rate Loan shall become due and payable in the same manner as though the Borrowers had exercised such right of prepayment.

          LIBOR Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Administrative Agent in its sole discretion acting in good faith.

          LIBOR Rate. For any Interest Period with respect to a LIBOR Rate Loan, the rate of interest equal to (i) the rate determined by the Administrative Agent at which Dollar deposits for such Interest Period are offered based on information presented on Page 3750 of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, as of 11:00 a.m. London time on the second LIBOR Business Day prior to the first day of such Interest Period divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate. If the rate described above does not appear on the Telerate screen on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point), determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to such LIBOR Rate Loan which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the second LIBOR Business Day prior to the first day of such Interest Period as selected by the Administrative Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the second LIBOR Business Day prior to the first day of such Interest Period. In the event that the Administrative Agent is unable to obtain any such quotation as provided above, it will be considered that the LIBOR Rate pursuant to a LIBOR Rate Loan cannot be determined.

          In the event that the Board of Governors of the Federal Reserve System shall impose a reserve requirement with respect to LIBOR deposits of the Lenders, then for any period during which such reserve requirement shall apply, the LIBOR Rate shall be equal to the amount determined above divided by an amount equal to one (1.00) minus the Eurocurrency Reserve Rate.

          LIBOR Rate Loan(s). Those Loans bearing interest calculated by reference to the LIBOR Rate.

          Lien. See Section 9.2.

          Loan Documents. Collectively, this Credit Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Guaranties, the Intercreditor Agreement, the Fee Letter and any and all other agreements, instruments or documents now or hereafter evidencing or otherwise relating to the Loans and executed or delivered by or on behalf of any Borrower or its Subsidiaries or any Guarantor or its Subsidiaries in connection with the Loans, or referred to herein or therein and delivered to the Administrative Agent or the Lenders by or on behalf of any Borrower, any Guarantor or any of their respective Subsidiaries, and all schedules, exhibits and annexes hereto or thereto, as the same may from time to time be amended and in effect, and any other document identified thereon as a "Loan Document" under this Credit Agreement.

          Loans. The Revolving Credit Loans (including where applicable, the Swing Line Loans) and the Term Loan.

          M&T Bank. As defined in the preamble hereto.

          Maturity Date. The Revolving Credit Loan Maturity Date or the Term Maturity Date, as applicable.

          Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

          Moody's. Moody's Investors Service, Inc., and its successors.

          Multiemployer Plan. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by any Borrower or any Guarantor as the case may be or any ERISA Affiliate.

          Net Cash Proceeds. The net cash proceeds received by any Person in respect of any asset sale, equity issuance or debt issuance less (i) all reasonable out-of-pocket fees, commissions and other expenses incurred in connection with such sale or issuance, including the amount (estimated in good faith by such Person) of income, franchise, sales and other applicable taxes required to be paid by such Person in connection with such sale or issuance, (ii) repayment of Indebtedness that is required to be repaid in connection with such asset sale to the extent permitted under this Credit Agreement; (iii) required amounts to be provided by the Borrowers or any Subsidiary, as the case may be, as a reserve, in accordance with generally accepted accounting principles, against any liabilities associated with such asset sale including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with any such asset sale and consented to by the Lenders or otherwise permitted hereunder.

          Note Purchase Agreement. That certain Note Purchase Agreement dated as of September 4, 2003, by and among the Borrowers and the notepurchasers thereunder or any successors thereto, as such agreement may be amended, renewed, restated, replaced, refunded, or refinanced from time to time and any successor note purchase agreements.

          Notes. Collectively or individually, as applicable, the Revolving Credit Notes and Term Notes and any promissory notes issued to the Swing Lender.

          Obligations. All indebtedness, obligations and liabilities of the Borrowers and their Subsidiaries to any of the Lenders and the Administrative Agent, individually or collectively, under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or the Reimbursement Obligations incurred, or any of the Notes, Letter of Credit Applications, Letters of Credit, or other instruments at any time evidencing any thereof, whether existing on the date of this Credit Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

          Operating Subsidiaries. Any Subsidiaries of a Borrower that, at any time of reference, provide management, construction, design or other services (excluding any such Subsidiary which may provide any such services which are only incidental to that Subsidiary's ownership of one or more Real Estate).

          Partially-Owned Entity(ies). Any of the partnerships, joint ventures and other entities owning real estate assets in which SALP and/or Sovran collectively, directly or indirectly through its full or partial ownership of another entity, own less than 100% of the equity interests, whether or not such entity is required in accordance with GAAP to be consolidated with Sovran for financial reporting purposes.

          PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

          Permits. All governmental permits, licenses, and approvals necessary or useful for the lawful operation and maintenance of the Real Estate.

          Permitted Liens. Liens, security interests and other encumbrances permitted by Section 9.2.

          Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government (or any governmental agency or political subdivision thereof).

          PNC Bank. As defined in the preamble hereto.

          Preferred Dividends. Any dividend, distribution, redemption, or payment upon liquidation paid to one class of stockholders of the capital stock of any Person in priority to that to be paid to any other class of stockholders of the capital stock of such Person, including any such dividends paid on preferred operating partnership units.

          Preliminary Restatement Date. December 16, 2004, which is the date on which all of the conditions set forth in Section 11 have been satisfied.

          Prime Rate. The higher of (a) the variable annual rate of interest designated from time to time by Fleet at its head office in Charlotte, North Carolina or any successor Agent at its principal office, as its "prime rate" (which is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer) or (b) one half of one percent (1/2%) above the overnight federal funds effective rate as published by the Board of Governors of the Federal Reserve System, as in effect from time to time. Any change in the Prime Rate during an Interest Period shall result in a corresponding change on the same day in the rate of interest accruing from and after such day on the unpaid balance of principal of the Prime Rate Loans, if any, applicable to such Interest Period, effective on the day of such change in the Prime Rate.

          Prime Rate Loans. Those Loans bearing interest calculated by reference to the Prime Rate.

          RCRA. See Section 7.18.

          Rating Agency. Moody's, S&P, Fitch or another nationally-recognized rating agency reasonably satisfactory to the Administrative Agent.

          Real Estate. The fixed and tangible properties consisting of land, buildings and/or other improvements owned in fee simple by any Borrower, by any Guarantor or by any other entity in which a Borrower is the holder of an equity interest at the relevant time of reference thereto, including, without limitation, (i) the Unencumbered Properties at such time of reference, and (ii) the real estate assets owned by each of the Partially-Owned Entities at such time of reference.

          Record. The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Lender with respect to any Loan.

          Recourse. With reference to any obligation or liability, any liability or obligation that is not Without Recourse to the obligor thereunder, directly or indirectly. For purposes hereof, a Person shall not be deemed to be "indirectly" liable for the liabilities or obligations of an obligor solely by reason of the fact that such Person has an ownership interest in such obligor, provided that such Person is not otherwise legally liable, directly or indirectly, for such obligor's liabilities or obligations (e.g., by reason of a guaranty or contribution obligation, by operation of law or by reason of such Person's being a general partner of such obligor).

          Reimbursement Obligation. The Borrower's obligation to reimburse the Administrative Agent and the Lenders on account of any drawing under any Letter of Credit as provided in Section 5.6.

          REIT. A "real estate investment trust", as such term is defined in Section 856 of the Code.

          Release. See Section 7.18(c)(iii).

          Required Lenders. As of any date, one or more Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the sum of (a) the outstanding principal amount of the Term Loan plus (b) the amount of the Total Revolving Credit Commitments (or if the Revolving Credit Commitments have been terminated, then the outstanding principal of the Revolving Credit Loans (including any Swing Line Loans) plus aggregate participations in the Maximum Drawing Amount and all Unpaid Reimbursement Obligations) provided that if no principal amount of any Loan is outstanding, "Required Lenders" shall mean one or more Lenders whose aggregate Revolving Credit Commitments constitutes at least sixty-six and two-thirds percent (66 2/3%) of the Total Revolving Credit Commitment.

          Restatement Date. The date on which all of the conditions set forth in Section 11A have been satisfied.

          Revised Consolidated Adjusted EBITDA. For any period, Consolidated Adjusted EBITDA for such period; plus actual general and administrative expenses of the Borrowers and their Subsidiaries for such period to the extent included in Consolidated Adjusted EBITDA, minus an implied, management fee in an amount equal to five percent (5%) of consolidated total revenues from Real Estate.

          Revolving Credit Commitment. With respect to each Lender, the amount set forth on Schedule 1 attached hereto as the amount of such Lender's commitment to make a portion of the Revolving Credit Loan to the Borrowers and to participate in the issuance, extension and renewal of Letters of Credit or to participate in the Swing Line Loans, as the same may be increased or reduced from time to time pursuant to the terms hereof; or if such commitment is terminated pursuant to the provisions hereof, zero.

          Revolving Credit Commitment Percentage. With respect to each Lender, the percentage set forth on Schedule 1.2 hereto as such Lender's percentage of the Total Revolving Credit Commitment and any changes thereto from time to time.

          Revolving Credit Loan Maturity Date. September 4, 2007.

          Revolving Credit Loan(s). Each and every revolving credit loan made or to be made by the Lenders to the Borrowers pursuant to Section 2, including, as the context requires, the Swing Line Loans.

          Revolving Credit Notes. Collectively, the separate promissory notes of the Borrowers in favor of each Lender in substantially the form of Exhibit A-1 hereto, in the aggregate principal amount of the Total Revolving Credit Commitment, dated as of the date hereof or as of such later date as any Person becomes a Lender under this Credit Agreement, and completed with appropriate insertions, as each of such notes may be amended and/or restated from time to time.

          Revolving Credit Note Record. A Record with respect to the Revolving Credit Notes.

          S&P. Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., and its successors.

          SALP. As defined in the preamble hereto.

          SARA. See Section 7.18.

          SEC. The United States Security and Exchange Commission.

          SEC Filings. Collectively, (a) Sovran's Annual Report on Form 10-K for the year ended December 31, 2003, filed with the SEC pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and (b) Sovran's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 filed with the SEC pursuant to the Exchange Act.

          Sell or Sale. See Section 9.4(b).

          Sovran. As defined in the preamble hereto.

          Sovran Treasury Stock. Sovran capital stock repurchased and held by Sovran as treasury stock.

          subsidiary. Any entity required to be consolidated with its direct or indirect parent in accordance with GAAP.

          Subsidiary. Any corporation, association, partnership, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding voting interests or at least a majority of the economic interests (including, in any case, the Operating Subsidiaries and any entity required to be consolidated with its designated parent in accordance with GAAP).

          Subsidiary Guarantor. Any Guarantor other than Holdings.

          Subsidiary Guaranty. The form of Guaranty to be entered into by any Subsidiary Guarantor substantially in the form of Exhibit B hereto.

          SunTrust Bank. As defined in the preamble hereto.

          Swing Line. The revolving credit facility made available by the Swing Line Lender pursuant to Section 2.1(b).

          Swing Line Lender. Fleet, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

          Swing Line Loan. As defined in Section 2.1(b)(i).

          Swing Line Loan Notice. A notice of a request for a Swing Line Loan pursuant to Section 2.1(b)(ii), which, if in writing, shall be substantially in the form of Exhibit G.

          Swing Line Sublimit. An amount equal to the lesser of (a) $10,000,000, and (b) the Total Revolving Credit Commitment. The Swing Line Sublimit is part of, and not in addition to, the Total Revolving Credit Commitment.

          Syndication Agent. M&T Bank, acting as syndication agent for the Lenders, or any successor agent, as permitted by Section 15.

          Synthetic Lease. Any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes.

          Term Commitment. With respect to each Lender, the amount set forth on Schedule 1 attached hereto as the amount of such Lender's commitment to make a portion of the Term Loan to the Borrowers, as the same may be reduced from time to time pursuant to the terms hereof; or if such commitment is terminated pursuant to the provisions hereof, zero.

          Term Commitment Percentage. With respect to each Lender, the percentage set forth on Schedule 1.2 hereto as such Lender's percentage of the Total Term Commitment and any changes thereto from time to time.

          Term Loan. The term loan made by the Lenders to the Borrowers on the Preliminary Restatement Date pursuant to Section 3.1.

          Term Maturity Date. September 4, 2009, or such earlier date on which the Term Loan shall become due and payable pursuant to the terms hereof.

          Term Note Record. A Record with respect to a Term Note.

          Term Notes. Collectively, the separate promissory notes of the Borrowers in favor of each of the Lenders with respect to the Term Loan in substantially the form of Exhibit A-2 hereto, in the aggregate principal amount of the Total Term Loan Commitment, dated as of the date hereof or as of such later date as any Person becomes a Lender under this Credit Agreement, and completed with appropriate insertions, as each of such notes may be amended and/or restated from time to time.

          Third Debt Rating. SALP's long term unsecured debt rating from a Third Rating Agency.

          Third Rating Agency. Fitch or another nationally-recognized rating agency (other than S&P or Moody's) reasonably satisfactory to the Administrative Agent.

          Total Revolving Credit Commitment. As of any date, the sum of the then-current Revolving Credit Commitments of the Lenders to provide Revolving Credit Loans. The Total Revolving Credit Commitment in effect on the Preliminary Restatement Date is $100,000,000.

          Total Term Loan Commitment. As of any date, the sum of the then-current Term Loan Commitments of the Lenders to provide the Term Loan. The Total Term Loan Commitment in effect on the Preliminary Restatement Date is $100,000,000.

          Tower Lease. A Lease with a communication carrier or a tower development firm pursuant to which such carrier or firm will occupy a portion of a self-storage property for the purpose of using and/or constructing a monopole or tower or other structure thereon to which will be attached communications equipment and antennae, provided that any such Lease shall contain a relocation clause permitting relocation of the demised premises on the Real Estate site where the demised premises are located to allow re-use or re-development of such Real Estate site, and further provided that such relocation clause shall not be required (i) in any Tower Lease in existence as of the date hereof, or (ii) in any pre-existing Tower Lease on Real Estate hereinafter acquired.

          Type. As to any Loan, its nature as a Prime Rate Loan or a LIBOR Rate Loan.

          Unanimous Lender Approval. The written consent of each Lender that is a party to this Credit Agreement at the time of reference.

          Unencumbered Property. Any Real Estate located in the contiguous United States that on any date of determination: (a) is not subject to any Liens (including any such Lien imposed by the organizational documents of the owner of such asset, but excluding Permitted Liens), as certified by an officer of the Borrower Representative on the Preliminary Restatement Date or such later date on which such Real Estate becomes an Unencumbered Property, (b) is not the subject of any matter that materially adversely affects the value of such Real Estate, (c) is not the subject of a Disqualifying Environmental Event, a Disqualifying Building Event or a Disqualifying Legal Event, in each case as certified by an officer of the Borrower Representative on the Preliminary Restatement Date or such later date on which such Real Estate becomes an Unencumbered Property, (d) has been improved with a Building or Buildings which (1) have been issued a certificate of occupancy (where available) or is otherwise lawfully occupied for its intended use, (2) are fully operational, and (3) subsequent to the date that is twenty-four (24) months after the acquisition date of such Real Estate, have an average rent-paying occupancy rate (by net rentable square feet) of at least 75% for the two most recently ended consecutive fiscal quarters, (e) is wholly owned by a Borrower or a Guarantor that is a wholly-owned Subsidiary and (f) has not been designated by the Borrowers in writing to the Administrative Agent as Real Estate that is not an Unencumbered Property because of a Disqualifying Environmental Event, a Disqualifying Building Event or a Disqualifying Legal Event or the Borrower's intention to subject such Unencumbered Property to an Indebtedness Lien or to Sell such Unencumbered Property pursuant to Section 9.4(b) hereof, which designation shall not be permitted during the continuance of a Default (other than if such designation during a Default is made in conjunction with such Real Estate's being the subject of a Sale or Indebtedness Lien under Section 9.4(b)(ii) and in compliance therewith) or an Event of Default and shall be accompanied by a compliance certificate in the form of Exhibit D attached hereto.

          Unhedged Variable Rate Debt. All Indebtedness of the Borrowers and their respective Subsidiaries for borrowed money or in respect of reimbursement obligations for letters of credit, guaranty obligations or Capitalized Leases, whether direct or contingent, including, to the extent applicable, the Obligations, which bears interest at one or more variable rates and is not subject to an interest rate hedging arrangement having a minimum term of one (1) year and having other terms reasonably acceptable to the Administrative Agent.

          Uniform Customs. See Section 5.3.

          Unimproved Land. Any Real Estate consisting of raw land which is unimproved by Buildings.

          Unpaid Reimbursement Obligations. Any Reimbursement Obligation for which the Borrowers have not reimbursed the Administrative Agent and the Lenders on the date specified in, and in accordance with, Section 5.6.

          Unsecured Indebtedness. All Indebtedness of any Person that is not secured by a Lien on any asset of such Person.

          Upfront Fee. See Section 4.1.

          wholly-owned Subsidiary. Any Subsidiary of which Sovran and/or SALP shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding voting interests and one hundred percent (100%) of the economic interests, of which at least ninety-nine percent (99%) of the economic interests shall be owned by SALP.

          Without Recourse or without recourse. With reference to any obligation or liability, any obligation or liability for which the obligor thereunder is not liable or obligated other than as to its interest in a designated Real Estate or other specifically identified asset only (which asset is not interests in another Person), subject to such limited exceptions to the non-recourse nature of such obligation or liability, such as fraud, misappropriation, misapplication and environmental indemnities, as are usual and customary in like transactions involving institutional lenders at the time of the incurrence of such obligation or liability.

          Section 1.2.   Rules of Interpretation.

          (i)   A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms or the terms of this Credit Agreement.

(ii) The singular includes the plural and the plural includes the singular.
(iii) A reference to any law includes any amendment or modification to such law.
(iv) A reference to any Person includes its permitted successors and permitted assigns.
(v) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.
(vi) The words "include", "includes" and "including" are not limiting.
(vii) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in New York, have the meanings assigned to them therein.
(viii) Reference to a particular "Section" refers to that section of this Credit Agreement unless otherwise indicated.
(ix) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

          (x)   Any provision granting any right to any Borrower or Guarantor during the continuance of (a) an Event of Default shall not modify, limit, waive or estopp the rights of the Lenders during the continuance of such Event of Default, including the rights of the Lenders to accelerate the Loans under Section 13.1 and the rights of the Lenders under Section 13.2 or 13.3, or (b) a Default, shall not extend the time for curing same or modify any otherwise applicable notice regarding same.

          Section 2.   THE REVOLVING CREDIT FACILITY.

          Section 2.1  Revolving Credit Loans.

                         (a)   Commitment to Lend Revolving Credit Loans. Subject to the provisions of Section 2.1(b)(iii) and Section 2.4 and the other terms and conditions set forth in this Credit Agreement, each of the Lenders severally agrees to lend to the Borrowers and the Borrowers may borrow, repay, and reborrow from each Lender from time to time during the Availability Period upon notice by the Borrower Representative to the Administrative Agent given in accordance with Section 2.4 hereof, such sums as are requested by the Borrower Representative up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Lender's Revolving Credit Commitment minus such Lender's Revolving Credit Commitment Percentage of the sum of (a) the L/C Obligations and (b) all Swing Line Loans; provided that the sum of (x) the outstanding amount of the Revolving Credit Loans, including all Swing Line Loans (in each case, after giving effect to all amounts requested) plus (y) all L/C Obligations, shall not at any time exceed the Total Revolving Credit Commitment in effect at such time.

          The Revolving Credit Loans shall be made pro rata in accordance with each Lender's Revolving Credit Commitment Percentage. Each request for a Revolving Credit Loan made pursuant to Section 2.1(b)(iii)(A) and/or Section 2.4 hereof shall constitute a representation and warranty by the Borrowers that the conditions set forth in Section 11 have been satisfied as of the Preliminary Restatement Date, that the conditions set forth in Section 11A have been satisfied as of the Restatement Date and that the conditions set forth in Section 12 have been satisfied on the date of such request and will be satisfied on the proposed Drawdown Date of the requested Revolving Credit Loan, provided that the making of such representation and warranty by the Borrowers shall not limit the right of any Lender not to lend if such conditions have not been met. No Revolving Credit Loan shall be required to be made by any Lender unless all of the conditions contained in Section 11 have been satisfied as of the Preliminary Restatement Date, all of the conditions set forth in Section 11A have been satisfied as of the Restatement Date and all of the conditions set forth in Section 12 have been met at the time of any request for a Revolving Credit Loan.

                         (b)   Swing Line Loans.

                (i)   The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the Borrower and the other Lenders set forth in this Section 2.1(b) to make loans (each such loan, a "Swing Line Loan") to the Borrowers as requested from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Revolving Credit Commitment Percentage of the remaining Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender's Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, (x) outstanding amount of the Revolving Credit Loans, including all Swing Line Loans (in each case, after giving effect to all amounts requested) plus (y) all L/C Obligations, shall not at any time exceed the Total Revolving Credit Commitment in effect at such time and (y) the aggregate outstanding amount of the Revolving Credit Loans of any Lender, plus such Lender's Revolving Credit Commitment Percentage of the outstanding amount of all L/C Obligations, plus such Lender's Revolving Credit Commitment Percentage of the outstanding amount of all Swing Line Loans shall not exceed such Lender's Revolving Credit Commitment, and provided, further, that the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.1(b), prepay under Section 2.8, and reborrow under this Section 2.1(b). Each Swing Line Loan shall be a Prime Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Revolving Credit Commitment Percentage times the amount of such Swing Line Loan.

                (ii)   Borrowing Procedures. Each Swing Line Loan shall be made upon the Borrowers' irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by an authorized officer of the Borrower Representative. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Loan (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.1(b)(i), or (B) that one or more of the applicable conditions specified in Section 12 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrowers.

(iii) Refinancing of Swing Line Loans.

      (A)   The Swing Line Lender at any time in its sole and absolute discretion may, and in any case within three (3) Business Days of the borrowing date of such Swing Line Loans, shall, request on behalf of the Borrowers (which hereby irrevocably authorizes the Swing Line Lender to so request on their behalf), that each Lender make a Revolving Credit Loan in an amount equal to such Lender's Revolving Credit Commitment Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Completed Revolving Credit Loan Request for purposes hereof) and in accordance with the requirements of Section 2.6, without regard to the minimum and multiples specified in Section 2.4 for the principal amount of Prime Rate Loans, but subject to the unutilized portion of the Total Revolving Credit Commitment and the conditions set forth in Section 12. The Swing Line Lender shall furnish the Borrower Representative with a copy of the applicable Completed Revolving Credit Loan Request promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Revolving Credit Commitment Percentage of the amount specified in such Completed Revolving Credit Loan Request available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 1:00 p.m. on the day specified in such Completed Revolving Credit Loan Request, whereupon, subject to Section 2.1(b)(iii)(B), each Lender that makes funds available shall be deemed to have made a Prime Rate Revolving Credit Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

      (B)   If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Loan in accordance with Section 2.1(b)(iii)(A), the request for Prime Rate Revolving Credit Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.1(b)(iii)(A) shall be deemed payment in respect of such participation.

      (C)   If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.1(b)(iii) by the time specified in Section 2.1(b)(iii)(A), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the overnight federal funds rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (C) shall be conclusive absent manifest error.

      (D)   Each Lender's obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.1(b)(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including (x) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (y) the occurrence or continuance of a Default, or (z) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Revolving Credit Loans pursuant to this Section 2.1(b)(iii) is subject to the conditions set forth in Section 12. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.

(iv) Repayment of Participations.

      (i)   At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute such payment to such Lender pro rata in accordance with its Revolving Credit Commitment Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by the Swing Line Lender.

      (ii)   If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender or it is otherwise invalidated, declared to be fraudulent or preferential, set aside, or otherwise required (including pursuant to any settlement entered into by the Swing Line Lender in its discretion) to be repaid to a trustee, receiver or other party under any bankruptcy proceeding or otherwise, each Lender shall pay to the Swing Line Lender its Revolving Credit Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the overnight federal funds rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

                (v)   Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each Lender funds its Prime Rate Revolving Credit Loan or risk participation pursuant to this Section 2.1(b) to refinance such Lender's Revolving Credit Commitment Percentage of any Swing Line Loan, interest in respect of such Revolving Credit Commitment Percentage shall be solely for the account of the Swing Line Lender.

(vi) Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

          Section 2.2.   The Revolving Credit Notes.  The Revolving Credit Loans shall be evidenced by the Revolving Credit Notes. A Revolving Credit Note shall be payable to the order of each Lender in an aggregate principal amount equal to such Lender's Revolving Credit Commitment. The Borrowers irrevocably authorize each Lender to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Lender's Revolving Credit Notes, an appropriate notation on such Lender's Revolving Credit Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Lender's Revolving Credit Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's Revolving Credit Note Record shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due. Upon receipt of an affidavit of an officer of any Lender as to the loss, theft, destruction or mutilation of any Revolving Credit Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Revolving Credit Note or other security document, the Borrowers will issue, in lieu thereof, a replacement Revolving Credit Note or other security document in the same principal amount thereof and otherwise of like tenor.

          Section 2.3.   Interest on Revolving Credit Loans.

                         (a)   Interest on Prime Rate Loans. Except as otherwise provided in Section 4.10, each Revolving Credit Loan that is a Prime Rate Loan (including Swing Line Loans) shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto (unless earlier paid in accordance with Section 2.8) at a rate equal to the Prime Rate plus the Applicable Margin for Revolving Credit Loans which are Prime Rate Loans.

                         (b)   Interest on LIBOR Rate Loans. Except as otherwise provided in Section 4.10, each Revolving Credit Loan that is a LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto (unless earlier paid in accordance with Section 2.8) at a rate equal to the LIBOR Rate determined for such Interest Period plus the Applicable Margin for Revolving Credit Loans which are LIBOR Rate Loans.

                         (c)   Interest Payments. The Borrowers jointly and severally unconditionally promise to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

          Section 2.4.   Requests for Revolving Credit Loans.

          The following provisions shall apply to each request by the Borrowers for a Revolving Credit Loan (other than a Swing Line Loan):

                      (i)   The Borrower Representative shall submit a Completed Revolving Credit Loan Request to the Administrative Agent as provided in this Section 2.4. Except as otherwise provided herein, each Completed Revolving Credit Loan Request shall be in a minimum amount of $2,000,000 or an integral multiple of $500,000 in excess thereof. Each Completed Revolving Credit Loan Request shall be irrevocable and binding on the Borrowers and shall obligate the Borrowers to accept the Revolving Credit Loans requested from the Lenders on the proposed Drawdown Date, unless such Completed Revolving Credit Loan Request is withdrawn (x) in the case of a request for a Revolving Credit Loan that is a LIBOR Rate Loan, at least four (4) Business Days prior to the proposed Drawdown Date for such Revolving Credit Loan, and (y) in the case of a request for a Revolving Credit Loan that is a Prime Rate Loan, at least two (2) Business Days prior to the proposed Drawdown Date for such Revolving Credit Loan.

                      (ii)   Each Completed Revolving Credit Loan Request may be delivered by the Borrower Representative to the Administrative Agent by 10:00 a.m. (New York City time) on any Business Day, and at least two (2) Business Days prior to the proposed Drawdown Date of any Prime Rate Loan, and at least four (4) Business Days prior to the proposed Drawdown Date of any LIBOR Rate Loan.

                      (iii)   Each Completed Revolving Credit Loan Request shall include a completed writing in the form of Exhibit C hereto specifying: (1) the principal amount of the Revolving Credit Loan requested, (2) the proposed Drawdown Date of such Revolving Credit Loan, (3) the Interest Period applicable to such Revolving Credit Loan, and (4) the Type of such Revolving Credit Loan being requested.

(iv) No Lender shall be obligated to fund any Revolving Credit Loan unless:
(a) a Completed Revolving Credit Loan Request has been timely received by the Administrative Agent as provided in subsection (i) above; and

      (b)   both before and after giving effect to the Revolving Credit Loan to be made pursuant to the Completed Revolving Credit Loan Request, all of the conditions contained in Section 11 shall have been satisfied as of the Preliminary Restatement Date, all of the conditions contained in Section 11A shall have been satisfied as of the Restatement Date and all of the conditions set forth in Section 12 shall have been met, including, without limitation, the condition under Section 12.1 that there be no Default or Event of Default under this Credit Agreement; and

      (c)   the Administrative Agent shall have received a certificate in the form of Exhibit D hereto signed by the chief financial officer or treasurer of the Borrower Representative setting forth computations evidencing compliance with the covenants contained in Sections 10.1, 10.2, 10.3 and 10.11 on a pro forma basis after giving effect to such requested Revolving Credit Loan, and, certifying that, both before and after giving effect to such requested Revolving Credit Loan, no Default or Event of Default exists or will exist under this Credit Agreement or any other Loan Document, and that after taking into account such requested Revolving Credit Loan, no default will exist as of the Drawdown Date or thereafter.

                      (v)   The Administrative Agent will use good faith efforts to cause the Completed Revolving Credit Loan Request to be delivered to each Lender in accordance with Section 15.12 and in any event on the same day or the Business Day following the day a Completed Revolving Credit Loan Request is received by the Administrative Agent.

          Section 2.5.   Conversion Options.

                         (a)   The Borrowers may elect from time to time by written notice in the form of Exhibit F to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, provided that (i) with respect to any such conversion of a LIBOR Rate Loan to a Prime Rate Loan, the Borrower Representative shall give the Administrative Agent at least three (3) Business Days prior written notice of such election; (ii) with respect to any such conversion of a Prime Rate Loan to a LIBOR Rate Loan, the Borrower Representative shall give the Administrative Agent at least four (4) LIBOR Business Days prior written notice of such election; (iii) with respect to any such conversion of a LIBOR Rate Loan into a Prime Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto unless the Borrowers pay the related LIBOR Breakage Costs at the time of such conversion and (iv) no Revolving Credit Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $2,000,000 or a integral multiple of $500,000 in excess thereof. Each Conversion Request relating to the conversion of a Prime Rate Loan to a LIBOR Rate Loan shall be irrevocable by the Borrowers.

                         (b)   Any Revolving Credit Loan of any Type may be continued as such upon the expiration of the Interest Period with respect thereto (i) in the case of Prime Rate Loans, automatically and (ii) in the case of LIBOR Rate Loans by compliance by the Borrower Representative with the notice provisions contained in Section 2.5(a); provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing but shall be automatically converted to a Prime Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default. The Administrative Agent shall notify the Lenders promptly when any such automatic conversion contemplated by this Section 2.5(b) is scheduled to occur.

                         (c)   In the event that the Borrower Representative does not notify the Administrative Agent of its election hereunder with respect to the continuation of any Revolving Credit Loan which is a LIBOR Rate Loan as such, the affected LIBOR Rate Loan shall automatically be converted to a Prime Rate Loan at the end of the applicable Interest Period.

                         (d)   The Borrowers may not request or elect a LIBOR Rate Loan pursuant to Section 2.4, elect to convert a Prime Rate Loan to a LIBOR Rate Loan pursuant to Section 2.5(a), or elect to continue a LIBOR Rate Loan pursuant to Section 2.5(b) if, after giving effect thereto, there would be greater than seven (7) LIBOR Rate Loans then outstanding (including both Revolving Credit Loans and Term Loan). Any Loan Request for a LIBOR Rate Loan that would create greater than seven (7) LIBOR Rate Loans outstanding shall be deemed to be a Loan Request for a Prime Rate Loan.

                         (e)   The Administrative Agent will use good faith efforts to cause any notice of continuation or conversion delivered under this Section 2.5 to be delivered to each Lender in accordance with Section 15.12 and in any event on the same day or the Business Day following the day such notice is received by the Administrative Agent.

                         (f)   The provisions of this Section 2.5 shall not apply to Swing Line Loans, which may not be converted.

          Section 2.6.   Funds for Revolving Credit Loans.

                         (a)   Subject to the other provisions of this Section 2 (including Section 2.1(b)), not later than 12:00 p.m. (New York City time) on the proposed Drawdown Date of any Revolving Credit Loan, each of the Lenders will make available to the Administrative Agent, at the Administrative Agent's Head Office, in immediately available funds, the amount of such Lender's Revolving Credit Commitment Percentage of the amount of the requested Revolving Credit Loan; provided that each Lender shall provide notice to the Administrative Agent of its intent not to make available its Revolving Credit Commitment Percentage of any requested Revolving Credit Loan as soon as possible after receipt of any Completed Revolving Credit Loan Request, and in any event not later than 4:00 p.m. (New York City time) on (x) the Business Day prior to the Drawdown Date of any requested Revolving Credit Loan that is a Prime Rate Loan and (y) the third Business Day prior to the Drawdown Date of any requested Revolving Credit Loan that is a LIBOR Rate Loan. Upon receipt from each Lender of such amount, the Administrative Agent will make available to the Borrowers in the Borrower Representative's account with the Administrative Agent the aggregate amount of such Revolving Credit Loan made available to the Administrative Agent by the Lenders; provided that amounts made available with respect to a Swing Line Loan pursuant to Section 2.1(b)(iii) shall be paid to the Swing Line Lender. All such funds received by the Administrative Agent by 12:00 p.m. (New York City time) on any Business Day will be made available to the Borrowers not later than 2:00 p.m. on the same Business Day. Funds received after such time will be made available by not later than 12:00 p.m. on the next Business Day. The failure or refusal of any Lender to make available to the Administrative Agent at the aforesaid time and place on any Drawdown Date the amount of its Revolving Credit Commitment Percentage of the requested Revolving Credit Loan shall not relieve any other Lender from its several obligation hereunder to make available to the Administrative Agent the amount of its Revolving Credit Commitment Percentage of any requested Revolving Credit Loan but in no event shall the Administrative Agent (in its capacity as Administrative Agent) have any obligation to make any funding or shall any Lender be obligated to fund more than its Revolving Credit Commitment Percentage of the requested Revolving Credit Loan or to increase its Revolving Credit Commitment Percentage on account of such failure or otherwise.

                         (b)   The Administrative Agent may, unless notified to the contrary by any Lender prior to a Drawdown Date, assume that such Lender has made available to the Administrative Agent on such Drawdown Date the amount of such Lender's Revolving Credit Commitment Percentage of the Revolving Credit Loan to be made on such Drawdown Date, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrowers a corresponding amount. If any Lender makes available to the Administrative Agent such amount on a date after such Drawdown Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, multiplied by (ii) the amount of such Lender's Revolving Credit Commitment Percentage of such Revolving Credit Loan, multiplied by (iii) a fraction, the numerator of which is the number of days that elapsed from and including such Drawdown Date to the date on which the amount of such Lender's Revolving Credit Commitment Percentage of such Revolving Credit Loan shall become immediately available to the Administrative Agent, and the denominator of which is 360. A statement of the Administrative Agent submitted to such Lender with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Administrative Agent by such Lender. If the amount of such Lender's Revolving Credit Commitment Percentage of such Revolving Credit Loans is not made available to the Administrative Agent by such Lender within three (3) Business Days following such Drawdown Date, the Administrative Agent shall be entitled to recover such amount from the Borrowers on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

          Section 2.7.    Repayment of the Revolving Credit Loans at Maturity.  The Borrowers jointly and severally promise to pay on the Revolving Credit Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Maturity Date, all unpaid principal of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon, the unpaid balance of the Commitment Fee accrued through such date, and any and all other unpaid amounts due under this Credit Agreement, the Revolving Credit Notes or any other of the Loan Documents.

          Section 2.8.   Optional Repayments of Revolving Credit Loans.  The Borrowers shall have the right, at their election, to prepay the outstanding amount of the Revolving Credit Loans, in whole or in part, at any time without penalty or premium; provided that the outstanding amount of any Revolving Credit Loans that are LIBOR Rate Loans may not be prepaid unless the Borrowers pay any LIBOR Breakage Costs for each LIBOR Rate Loan so prepaid at the time of such prepayment. The Borrower Representative shall give the Administrative Agent, no later than 10:00 a.m., New York City time, at least two (2) Business Days' prior written notice of any prepayment pursuant to this Section 2.8 of any Revolving Credit Loans that are Prime Rate Loans, and at least four (4) LIBOR Business Days' notice of any proposed prepayment pursuant to this Section 2.8 of Revolving Credit Loans that are LIBOR Rate Loans, specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in an amount of $2,000,000 or integral multiple of $500,000 in excess thereof, or, if less, the outstanding balance of the Revolving Credit Loans then being repaid, shall be accompanied by the payment of all charges outstanding on all Revolving Credit Loans so prepaid and of all accrued interest on the principal prepaid to the date of payment, and shall be applied, in the absence of instruction by the Borrower Representative, first to the principal of Revolving Credit Loans that are Prime Rate Loans and then to the principal of Revolving Credit Loans that are LIBOR Rate Loans, at the Administrative Agent's option.

           Section 2.9.   Mandatory Repayments of Revolving Credit Loans.  If at any time the sum of the outstanding amount of the Revolving Credit Loans (including any Swing Line Loans) and all L/C Obligations exceeds the lesser of (i) Total Revolving Credit Commitment and (ii) the maximum amount that permits compliance with the terms of Section 10 hereof, the Borrowers shall immediately pay the amount of such excess to the Administrative Agent for application: first, to any Unpaid Reimbursement Obligations; second, to the Revolving Credit Loans (first to Swing Line Loans, then to Prime Rate Loans other than Swing Line Loans, then to LIBOR Rate Loans in direct order of Interest Period maturities); and third, to provide to the Administrative Agent cash collateral for Reimbursement Obligations as contemplated by Section 5.6(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the Lenders, in proportion, as nearly as practicable, to each L/C Obligation or (as the case may be) the respective unpaid principal amount of each Lender's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

          Section 2.10.   Optional Extension of Revolving Credit Loan Maturity Date.  The Borrowers may on one (1) occasion, by notice to the Administrative Agent given at least one hundred twenty (120) days prior to the then scheduled Revolving Credit Loan Maturity Date, extend such Revolving Credit Loan Maturity Date for an additional one (1) year period, provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of such notice or such extension, (ii) all of the representations and warranties of the Borrowers contained in Section 7 of this Agreement and in any other Loan Document (other than representations and warranties which expressly speak as of a different date) shall be true and correct in all material respects at the time of such request and at the time of such extension, and (iii) that simultaneously with the giving of such notice, the Borrowers shall pay to the Administrative Agent, for the account of the Lenders, an extension fee equal to 0.25% of the Total Revolving Credit Commitment then outstanding.

          Section 2.11.   Increase of Commitment to Lend.  Unless a Default or an Event of Default has occurred and is continuing, the Borrowers may request, by written notice to the Administrative Agent on one (1) occasion on or before the Revolving Credit Loan Maturity Date, that the Total Revolving Credit Commitment be increased by an amount less than or equal to $100,000,000 (such that the Total Revolving Credit Commitment shall at no time exceed $200,000,000); provided that (a) the Borrowers shall not have requested the one-year extension of the Revolving Credit Loan Maturity Date pursuant to Section 2.10, (b) any Lender which is a party to this Credit Agreement prior to such request for such increase, at its sole discretion, may elect to increase its Revolving Credit Commitment but shall not have any obligation to so increase its Revolving Credit Commitment, and (c) in the event that each Lender does not elect to increase its Revolving Credit Commitment, the Loan Arranger shall use commercially reasonable efforts to locate additional lenders, subject to the Borrowers' approval of such lenders (such approval not to be unreasonably withheld) willing to hold commitments for the requested increase. In the event that Lenders commit to such increase, (i) the Revolving Credit Commitment of each such Lender shall be increased (or, in the case of a new lender not previously party hereto, added to the Revolving Credit Commitments), (ii) the pro rata share of each of the Lenders shall be adjusted subject to the payment of any LIBOR Breakage Costs, (iii) new Revolving Credit Notes shall be issued, (iv) the Borrowers shall make such borrowings and repayments as shall be necessary to effect the reallocation of the Revolving Credit Commitments, and (v) other changes shall be made by way of supplement, amendment or restatement of any of the Loan Documents as may be necessary or desirable to reflect the aggregate amount, if any, by which Lenders have agreed to increase their respective Revolving Credit Commitments or any other lenders have agreed to make new commitments pursuant to this Section 2.11 (including the modification of Schedule 1.2 to reflect the increase), in each case notwithstanding anything in Section 26 to the contrary, without the consent of any Lender other than those Lenders increasing their Revolving Credit Commitments (it being understood that the Administrative Agent shall execute any such supplement, amendment or restatement as may be reasonably requested by the Borrowers and necessary or desirable in connection with an increase in the Revolving Credit Commitment permitted pursuant to this Section 2.11). The fees payable by the Borrowers upon such increase in the Revolving Credit Commitments shall be agreed upon by the Loan Arranger and the Borrowers at the time of such increase.

          Notwithstanding the foregoing, nothing in this Section 2.11 shall constitute or be deemed to constitute an agreement by any Lender to increase its Revolving Credit Commitment hereunder.

          Section 3.   THE TERM LOAN FACILITIES.

          Section 3.1.   Commitment to Lend.  Subject to the terms and conditions set forth in this Credit Agreement, each of the Lenders severally agrees to lend to the Borrowers on the Preliminary Restatement Date an amount equal to such Lender's Term Commitment set forth opposite such Lender's name on Schedule 1.2 hereto. The entire amount of the Term Loan shall be borrowed on the Preliminary Restatement Date.

          Section 3.2.   The Term Notes.  The Term Loan shall be evidenced by the Term Notes. A Term Note shall be payable to the order of each Lender in an aggregate principal amount equal to such Lender's Term Commitment. The Borrowers irrevocably authorize each Lender to make or cause to be made at or about the time of such Lender's receipt of any payment of principal on such Lender's Term Note an appropriate notation on such Lender's Term Note of the receipt of such payment. The outstanding amount of the Term Loan set forth on such Lender's Term Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's Term Note Record shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any Term Note to make payments of principal of or interest on any Term Note when due. Upon receipt of an affidavit of an officer of any Lender as to the loss, theft, destruction or mutilation of any Term Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Term Note or other security document, the Borrowers will issue, in lieu thereof, a replacement Term Note or other security document in the same principal amount thereof and otherwise of like tenor.

          Section 3.3.   Interest on Term Loan.

                         (a)   Except as otherwise provided in Section 4.10, the outstanding amount of the Term Loan shall bear interest during each Interest Period relating to all or any portion of the Term Loan at the following rates:

                        (i)   To the extent that all or any portion of the Term Loan bears interest during such Interest Period at the Prime Rate, the Term Loan or such portion shall bear interest during such Interest Period at a rate equal to the Prime Rate for such Interest Period plus the Applicable Margin for Term Loans which are Prime Rate Loans.

                        (ii)   To the extent that all or any portion of the Term Loan bears interest during such Interest Period at the LIBOR Rate, the Term Loan or such portion shall bear interest during such Interest Period at a rate equal to the LIBOR Rate for such Interest Period plus the Applicable Margin for Term Loans which are LIBOR Rate Loans.

                         (b)   Interest Payments. The Borrowers jointly and severally unconditionally promise to pay interest on the Term Loan in arrears on each Interest Payment Date with respect thereto.

          Section 3.4.   Conversion Options.  The provisions of Section 2.5 shall apply mutatis mutandis with respect to all or any portion of the Term Loan so that the Borrowers may have the same interest rate options with respect to all or any portion of the Term Loan as they would be entitled to with respect to the Revolving Credit Loans.

          Section 3.5.   Repayment of the Term Loan at Maturity.  The Borrowers jointly and severally promise to pay on the Term Maturity Date, and there shall become absolutely due and payable on the Term Maturity Date, all unpaid principal of the Term Loan outstanding on such date, together with any and all accrued and unpaid interest thereon, and any and all other unpaid amounts due under this Credit Agreement, the Term Notes or any other of the Loan Documents in respect of the Term Loan.

          Section 3.6.   Optional Repayments of Term Loan.  The Borrowers shall have the right, at their election, to prepay the outstanding amount of the Term Loan, in whole or in part, subject to (a) the Borrower Representative having given at least thirty (30) days' prior written notice to the Administrative Agent of such prepayment, and (b) the payment, simultaneously with such prepayment, (i) LIBOR Breakage Costs for the Term Loan to the extent that it is a LIBOR Rate Loan; and (ii) a prepayment premium calculated based on the amount of the Term Loan so prepaid, in the amount of (x) 1% of such amount, if such prepayment is made in the period from the Preliminary Restatement Date through September 4, 2005, (y) .5% of such amount, if such prepayment is made in the period from September 4, 2005 through September 4, 2007, and (z) 0% of such amount, if such prepayment is made thereafter. Each such partial prepayment of the Term Loan shall be in an amount of $5,000,000 or integral multiple of $500,000 in excess thereof, or, if less, shall be accompanied by the payment of all charges outstanding on the Term Loan and of all accrued interest on the principal of the Term Loan prepaid to the date of payment, and shall be applied, in the absence of instruction by the Borrower Representative, first to the principal of the Term Loan to the extent that it is a Prime Rate Loan and then to the principal of the Term Loan to the extent that it is a LIBOR Rate Loan, at the Administrative Agent's option. No amount of the Term Loan that is prepaid may be re-borrowed.

          Section 4.   CERTAIN GENERAL PROVISIONS.

          Section 4.1   Fees.  Administration Fee, Upfront Fee, Arrangement Fee and Facility Fee. The Borrowers jointly and severally agree to pay (i) to the Administrative Agent an administration fee (the "Administration Fee") and an upfront fee (the "Upfront Fee"), in each case as set forth in that certain letter agreement dated as of October 18, 2004, between the Borrower Representative and Banc of America Securities LLC (the "Fee Letter"), (ii) to Banc of America Securities LLC, an arrangement fee (the "Arrangement Fee") as set forth in the Fee Letter; and (iii) to the Administrative Agent for the account of the Lenders in accordance with their respective Revolving Credit Commitment Percentages as further set forth in the definition thereof, the Facility Fee.

          Section 4.2.   Funds for Payments.

                         (a)   All payments of principal, interest, fees, and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Administrative Agent, for the respective accounts of the Lenders or (as the case may be) the Administrative Agent, at the Administrative Agent's Head Office, in each case in Dollars and in immediately available funds.

                         (b)   All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory liens, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrowers are compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrowers with respect to any amount payable by them hereunder or under any of the other Loan Documents, the Borrowers shall pay to the Administrative Agent, for the account of the Lenders or (as the case may be) the Administrative Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders to receive the same net amount which the Lenders would have received on such due date had no such obligation been imposed upon the Borrowers. The Borrower Representative will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrowers hereunder or under such other Loan Document.

                         (c)   Each Lender that is not incorporated or organized under the laws of the United States of America or a state thereof or the District of Columbia (a "Non-U.S. Lender") agrees that, prior to the first date on which any payment is due to it hereunder, it will deliver to the Borrower Representative and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or Form W-8ECI or successor applicable form, as the case may be, certifying in each case that such Non-U.S. Lender is entitled to receive payments under this Credit Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes. Each Non-U.S. Lender that so delivers a Form W-8BEN or Form W-8ECI pursuant to the preceding sentence further undertakes to deliver to each of the Borrower Representative and the Administrative Agent two further copies of Form W-8BEN or Form W-8ECI or successor applicable form, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower Representative, and such extensions or renewals thereof as may reasonably be requested by the Borrower Representative, certifying in the case of a Form W-8BEN or Form W-8ECI that such Non-U.S. Lender is entitled to receive payments under this Credit Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Non-U.S. Lender from duly completing and delivering any such form with respect to it and such Non-U.S. Lender advises the Borrower Representative that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                         (d)   The Borrowers shall not be required to pay any additional amounts to any Non-U.S. Lender in respect of United States Federal withholding tax pursuant to Section 4.2(b) to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Credit Agreement or, with respect to payments to a different lending office designated by the Non-U.S. Lender as its applicable lending office (a "New Lending Office"), the date such Non-U.S. Lender designated such New Lending Office with respect to the Loans; provided, however, that this clause (i) shall not apply to any transferee or New Lending Office as a result of an assignment, transfer or designation made at the request of the Borrowers; and provided further, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any transferee, or Lender through a New Lending Office, would be entitled to receive without regard to this clause (i) do not exceed the indemnity payment or additional amounts that the Person making the assignment or transfer to such transferee, or Lender making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, transfer or designation; or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of paragraph (c) above.

          Section 4.3.   Computations.  All computations of interest on the Loans and of other fees to the extent applicable shall be made on the basis of a 360-day year and the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Note Records from time to time shall constitute prima facie evidence of the principal amount thereof absent manifest error; but the failure to record, or any error in so recording, any such amount on such Lender's Term Note Record shall not affect the obligations of the Borrowers hereunder or under any Term Note to make payments of principal of and interest on any Term Note when due.

          Section 4.4.   Inability to Determine LIBOR Rate.  In the event, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Administrative Agent shall reasonably determine that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate that would otherwise determine the rate of interest to be applicable to any LIBOR Rate Loan during any Interest Period, the Administrative Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrowers) to the Borrower Representative and the Lenders. In such event (a) any Loan Request with respect to LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for Prime Rate Loans, (b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Prime Rate Loan, and (c) the obligations of the Lenders to make LIBOR Rate Loans shall be suspended until the Administrative Agent reasonably determines that the circumstances giving rise to such suspension no longer exist, whereupon the Administrative Agent shall so notify the Borrower Representative and the Lenders.

          Section 4.5.   Illegality.  Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain LIBOR Rate Loans, such Lender shall forthwith give notice of such circumstances to the Borrower Representative and the other Lenders and thereupon (a) the commitment of such Lender to make LIBOR Rate Loans or convert Prime Rate Loans to LIBOR Rate Loans shall forthwith be suspended and (b) such Lender's Commitment Percentage of LIBOR Rate Loans then outstanding shall be converted automatically to Prime Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law, all until such time as it is no longer unlawful for such Lender to make or maintain LIBOR Rate Loans. The Borrowers hereby jointly and severally agree to promptly pay the Administrative Agent for the account of such Lender, upon demand, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion required by this Section 4.5 prior to the last day of an Interest Period with respect to a LIBOR Rate Loan, including any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder.

          Section 4.6.   Additional Costs, Etc.  If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Administrative Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                         (a)   subject any Lender or the Administrative Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, such Lender's Commitments or the Loans (other than taxes based upon or measured by the income or profits of such Lender or the Administrative Agent), or

                         (b)   materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to the Administrative Agent or any Lender under this Credit Agreement or the other Loan Documents, or

                         (c)   impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Lender, or

                         (d)   impose on any Lender or the Administrative Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Lender's Commitments, or any class of loans, or commitments of which any of the Loans or such Lender's Commitments form a part;

and the result of any of the foregoing is
(i) to increase the cost to any Lender of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Lender's Commitments, or any Letter of Credit, or

                   (ii)   to reduce the amount of principal, interest, Reimbursement Obligation or other amount payable to such Lender or the Administrative Agent hereunder on account of such Lender's Commitments or any of the Loans, or

                   (iii)   to require such Lender or the Administrative Agent to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Administrative Agent from the Borrowers hereunder, then, and in each such case, the Borrowers will, within thirty (30) days of demand made by such Lender or (as the case may be) the Administrative Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender such additional amounts as such Lender shall determine in good faith to be sufficient to compensate such Lender for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum, provided that such Lender is generally imposing similar charges on its other similarly situated borrowers.

          Section 4.7.   Capital Adequacy.  If after the date hereof any Lender or the Administrative Agent determines that (i) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (ii) compliance by such Lender or the Administrative Agent or any Person controlling such Lender or the Administrative Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such Person regarding capital adequacy, has the effect of reducing the return on such Lender's or the Administrative Agent's Commitments with respect to any Loans to a level below that which such Lender or the Administrative Agent could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or the Administrative Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Lender or (as the case may be) the Administrative Agent to be material, then such Lender or the Administrative Agent may notify the Borrower Representative of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Prime Rate or the LIBOR Rate, the Borrowers jointly and severally agree to pay such Lender or (as the case may be) the Administrative Agent for the amount of such reduction in the return on capital as and when such reduction is determined within thirty (30) days of presentation by such Lender or (as the case may be) the Administrative Agent of a certificate in accordance with Section 4.8 hereof. Each Lender shall allocate such cost increases among its customers in good faith and on an equitable basis.

          Section 4.8.   Certificate.  A certificate setting forth any additional amounts payable pursuant to Sections 4.5, 4.6 or 4.7 and a brief explanation of such amounts (including the calculation thereof) which are due, submitted by any Lender or the Administrative Agent to the Borrower Representative, shall be prima facie evidence that such amounts are due and owing.

          Section 4.9.   Indemnity.  In addition to the other provisions of this Credit Agreement regarding such matters, but without duplication to the extent a Lender has been compensated pursuant thereto, the Borrowers jointly and severally agree to indemnify the Administrative Agent and each Lender and to hold the Administrative Agent and each Lender harmless from and against any loss, cost or expense (including loss of anticipated profits) that the Administrative Agent or such Lender may sustain or incur as a consequence of (a) the failure by the Borrowers to pay any principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by the Administrative Agent or such Lender to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, (b) the failure by the Borrowers to make a borrowing or conversion after the Borrowers have given a Completed Revolving Credit Loan Request for a LIBOR Rate Loan or a Conversion Request for a LIBOR Rate Loan, and (c) the making of any payment of a LIBOR Rate Loan or the making of any conversion of any such Loan to a Prime Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by the Administrative Agent or a Lender to lenders of funds obtained by it in order to maintain any such LIBOR Rate Loans.

          Section 4.10.   Interest During Event of Default; Late Charges.  During the continuance of an Event of Default, outstanding principal and (to the extent permitted by applicable law) interest on the Loans and all other amounts payable hereunder or under any of the other Loan Documents shall bear interest at a rate per annum equal to four percent (4%) above the interest rate that would otherwise be applicable until such amount shall be paid in full (after as well as before judgment). In addition, the Borrowers shall pay on demand a late charge equal to five percent (5%) of any amount of principal and/or interest charges on the Loans which is not paid within ten (10) days of the date when due.

          Section 4.11.   Concerning Joint and Several Liability of the Borrowers.

                          (a)   Each of the Borrowers is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lenders under this Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each other Borrower to accept joint and several liability for the Obligations.

                          (b)   Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 4.11), it being the intention of the parties hereto that all the Obligations shall be the joint and several Obligations of each of the Borrowers without preferences or distinction among them.

                          (c)   If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

                          (d)   The Obligations of each of the Borrowers under the provisions of this Section 4.11 constitute full recourse Obligations of each of the Borrowers enforceable against each such Person to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Credit Agreement or any other circumstance whatsoever.

                          (e)   Except as otherwise expressly provided in this Credit Agreement, each of the Borrowers hereby waives notice of acceptance of its joint and several liability, notice of any Loans made under this Credit Agreement, notice of any action at any time taken or omitted by the Lenders under or in respect of any of the Obligations, and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Credit Agreement. Each of the Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Lenders at any time or times in respect of any default by any of the Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement, any and all other indulgences whatsoever by the Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any of the Borrowers. Without limiting the generality of the foregoing, each of the Borrowers assents to any other action or delay in acting or failure to act on the part of the Lenders with respect to the failure by any of the Borrowers to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 4.11, afford grounds for terminating, discharging or relieving any of the Borrowers, in whole or in part, from any of its Obligations under this Section 4.11, it being the intention of each of the Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Borrowers under this Section 4.11 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each of the Borrowers under this Section 4.11 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, re-construction or similar proceeding with respect to any of the Borrowers or the Lenders. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any of the Borrowers or the Lenders.

                          (f)   The provisions of this Section 4.11 are made for the benefit of the Lenders and their successors and assigns, and may be enforced against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Lenders first to marshal any of their claims or to exercise any of their rights against any other Borrower or to exhaust any remedies available to them against any other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 4.11 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Lenders upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section 4.11 will forthwith be reinstated in effect, as though such payment had not been made.

          Section 4.12   Interest Limitation.  All agreements between the Borrowers and the Guarantors, on the one hand, and the Lenders and the Administrative Agent, on the other hand, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Loans or otherwise, shall the amount paid or agreed to be paid to the Lenders for the use or the forbearance of the Loans exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided, however that in the event there is a change in the law which results in a higher permissible rate of interest, then this Credit Agreement and other Loan Document shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrowers and the Guarantors and the Lenders and the Administrative Agent in the execution, delivery and acceptance of this Credit Agreement and the other Loan Documents to contract in strict compliance with the laws of the State of New York from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the other Loan Documents at the time of performance of such provision shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from any circumstances whatsoever any Lender should ever receive as interest any amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance of the Loans and not to the payment of interest. This provision shall control every other provision of all agreements between the Borrowers and the Guarantors and the Lenders and the Administrative Agent.

          Section 4.13.   Reasonable Efforts to Mitigate.  Each Lender agrees that as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to be affected under Sections 4.5, 4.6 or 4.7, such Lender will give notice thereof to the Borrower Representative, with a copy to the Administrative Agent and, to the extent so requested by the Borrower Representative and not inconsistent with regulatory policies applicable to such Lender, such Lender shall use reasonable efforts and take such actions as are reasonably appropriate (including the changing of its lending office or branch) if as a result thereof the additional moneys which would otherwise be required to be paid to such Lender pursuant to such sections would be reduced other than for de minimus amounts, or the illegality or other adverse circumstances which would otherwise require a conversion of such Loans or result in the inability to make such Loans pursuant to such sections would cease to exist, and in each case if, as determined by such Lender in its sole discretion, the taking such actions would not adversely affect such Loans.

          Section 4.14.   Replacement of Lenders.  If any Lender (an "Affected Lender") (i) makes demand upon the Borrowers for (or if the Borrowers are otherwise required to pay) amounts pursuant to Sections 4.5, 4.6 or 4.7, or (ii) is unable to make or maintain LIBOR Rate Loans as a result of a condition described in Section 4.5, the Borrower Representative may, within 90 days of receipt of such demand, notice (or the occurrence of such other event causing the Borrowers to be required to pay such compensation or causing Section 4.5 to be applicable) as the case may be, by notice (a "Replacement Notice") in writing to the Administrative Agent and such Affected Lender (A) request the Affected Lender to cooperate with the Borrowers in obtaining a replacement lender satisfactory to the Administrative Agent and the Borrowers (the "Replacement Lender"); (B) request the non-Affected Lenders to acquire and assume all of the Affected Lender's Loans and Revolving Credit Commitment as provided herein, but none of such Lenders shall be under an obligation to do so; or (C) designate a Replacement Lender which is an Eligible Assignee and is reasonably satisfactory to the Administrative Agent other than when an Event of Default has occurred and is continuing and absolutely satisfactory to the Administrative Agent when an Event of Default has occurred and is continuing. If any satisfactory Replacement Lender shall be obtained, and/or any of the non-Affected Lenders shall agree to acquire and assume all of the Affected Lender's Loans and Revolving Credit Commitment, then such Affected Lender shall assign, in accordance with Section 19, all of its Revolving Credit Commitment, Loans, Letter of Credit Participations, Notes and other rights and obligations under this Credit Agreement and all other Loan Documents to such Replacement Lender or non-Affected Lenders, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Lender; provided, however, that (x) such assignment shall be in accordance with the provisions of Section 19, shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Lender and such Replacement Lender and/or non-Affected Lenders, as the case may be, and (y) prior to any such assignment, the Borrowers shall have paid to such Affected Lender all amounts properly demanded and unreimbursed under Sections 4.5, 4.6, 4.7 and 4.9.

          Section 5.   LETTERS OF CREDIT.

          Section 5.1.   Commitment to Issue Letters of Credit.  Subject to the terms and conditions hereof and the execution and delivery by the Borrowers of a letter of credit application on the Administrative Agent's customary form (a "Letter of Credit Application"), the Administrative Agent on behalf of the Lenders and in reliance upon the agreement of the Lenders set forth in Section 5.1(d) and upon the representations and warranties of the Borrowers contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrowers one or more standby letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrowers and agreed to by the Administrative Agent; provided, however, that, at all times, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $15,000,000 at any one time, and (b) the sum of (i) all L/C Obligations, and (ii) the amount of all Revolving Credit Loans (including any Swing Line Loans) outstanding shall not exceed the Total Revolving Credit Commitment at any time. Notwithstanding the foregoing, the Administrative Agent shall have no obligation to issue any Letter of Credit to support or secure any Indebtedness of the Borrowers or any of their Subsidiaries to the extent that such Indebtedness was incurred prior to the proposed issuance date of such Letter of Credit, unless in any such case the Borrowers demonstrate to the satisfaction of the Administrative Agent that (x) such prior incurred Indebtedness was then fully secured by a prior perfected and unavoidable security interest in collateral provided by the Borrowers or such Subsidiary to the proposed beneficiary of such Letter of Credit or (y) such prior incurred Indebtedness was then secured or supported by a letter of credit issued for the account of the Borrowers or such Subsidiary and the reimbursement obligation with respect to such letter of credit was fully secured by a prior perfected and unavoidable security interest in collateral provided to the issuer of such letter of credit by the Borrowers or such Subsidiary.

          5.2   Letter of Credit Applications.  Each Letter of Credit Application shall be completed to the satisfaction of the Administrative Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

          5.3   Terms of Letters of Credit.  Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (b) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Revolving Credit Loan Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Administrative Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit (the "Uniform Customs") or, in the case of a standby Letter of Credit, either the Uniform Customs or the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, or any successor code of standby letter of credit practices among banks adopted by the Administrative Agent in the ordinary course of its business as a standby letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

          5.4   Reimbursement Obligations of Lenders.  Each Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Lender's Revolving Credit Commitment Percentage, to reimburse the Administrative Agent on demand for the amount of each draft paid by the Administrative Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrowers pursuant to Section 5.6 (such agreement for a Lender being called herein the "Letter of Credit Participation" of such Lender).

          5.5   Participations of Lenders.  Each such payment made by a Lender shall be treated as the purchase by such Lender of a participating interest in the Borrowers' Reimbursement Obligation under Section 5.6 in an amount equal to such payment. Each Lender shall share in accordance with its participating interest in any interest which accrues pursuant to Section 5.6.

          5.6   Reimbursement Obligation of the Borrowers.  In order to induce the Administrative Agent to issue, extend and renew each Letter of Credit and the Lenders to participate therein, the Borrowers hereby agree to reimburse or pay to the Administrative Agent, for the account of the Administrative Agent or (as the case may be) the Lenders, with respect to each Letter of Credit issued, extended or renewed by the Administrative Agent hereunder,

          (a)   except as otherwise expressly provided in Section 5.6(b), on each date that any draft presented under such Letter of Credit is honored by the Administrative Agent, or the Administrative Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Administrative Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Administrative Agent or any Lender in connection with any payment made by the Administrative Agent or any Lender under, or with respect to, such Letter of Credit (it being understood that such payment to the Administrative Agent shall, subject to the satisfaction of the conditions set forth herein, be made from the proceeds of a Swing Line Loan made to the Borrowers pursuant to Section 2.1(b) or a Revolving Credit Loan made to the Borrowers pursuant to Section 2.4);

          (b)   upon the reduction (but not termination) of the Total Revolving Credit Commitment to an amount less than the Maximum Drawing Amount on all Letters of Credit, an amount equal to such difference, which amount shall be held by the Administrative Agent for the ratable benefit of the Lenders and the Administrative Agent as cash collateral for all Reimbursement Obligations; and

          (c)   upon the termination of the Total Revolving Credit Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 13, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Administrative Agent for the ratable benefit of the Lenders and the Administrative Agent as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Administrative Agent at the Administrative Agent's Head Office in immediately available funds or (in the case of clause (a) of this Section 5.6) from the direct application of the proceeds of a Swing Line Loan made pursuant to Section 2.1(b) or a Revolving Credit Loan made pursuant to Section 2.4 hereof. In the event that the obligations of the Borrowers under Section 5.6(a) can not, in compliance with the provisions of this Credit Agreement, be satisfied in full by the making of a Swing Line Loan made pursuant to Section 2.1(b) or a Revolving Credit Loan pursuant to Section 2.4, the Administrative Agent shall so notify the Borrowers, in which case the obligations of the Borrowers under Section 5.6(a) shall be immediately due and payable to the Administrative Agent. Interest on any and all amounts remaining unpaid by the Borrowers under this Section 5.6 at any time from the date such amounts become due and payable (whether as stated in this Section 5.6, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Administrative Agent on demand at the rate then in effect for overdue principal on the Revolving Credit Loans.

          5.7  Letter of Credit Payments.  If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Administrative Agent shall notify the Borrowers of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrowers fail to reimburse the Administrative Agent as provided in Section 5.6 on or before the date that such draft is paid or other payment is made by the Administrative Agent, the Administrative Agent may at any time thereafter notify the Lenders of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Charlotte time) on the Business Day next following the receipt of such notice, each Lender shall make available to the Administrative Agent, at the Administrative Agent's Head Office, in immediately available funds, such Lender's Revolving Credit Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, times (b) the amount equal to such Lender's Revolving Credit Commitment Percentage of such Unpaid Reimbursement Obligation, times (c) a fraction, the numerator of which is the number of days that elapse from and including the date the Administrative Agent paid the draft presented for honor or otherwise made payment to the date on which such Lender's Revolving Credit Commitment Percentage of such Unpaid Reimbursement Obligation shall become immediately available to the Administrative Agent, and the denominator of which is 360. The responsibility of the Administrative Agent to the Borrowers and the Lenders shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

          5.8  Obligations Absolute.  The Borrowers' obligations under this Section 5 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrowers may have or have had against the Administrative Agent, any Lender or any beneficiary of a Letter of Credit. The Borrowers further agree with the Administrative Agent and the Lenders that the Administrative Agent and the Lenders shall not be responsible for, and the Borrowers' Reimbursement Obligations under Section 5.6 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrowers, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrowers against the beneficiary of any Letter of Credit or any such transferee. The Administrative Agent and the Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrowers agree that any action taken or omitted by the Administrative Agent or any Lender under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrowers and shall not result in any liability on the part of the Administrative Agent or any Lender to the Borrowers.

          5.9  Reliance by Issuer.  To the extent not inconsistent with Section 5.8, the Administrative Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

          5.10  Letter of Credit Fee.  The Borrowers shall pay a fee, quarterly in arrears on the first Business Day of the following quarter, (a "Letter of Credit Fee") to the Administrative Agent in respect of each Letter of Credit an amount equal to the product of (i) the Applicable Margin for Revolving Credit Loans which are LIBOR Rate Loans and (ii) the face amount of such Letter of Credit. The Letter of Credit Fee shall be for the accounts of the Lenders in accordance with their respective Revolving Credit Commitment Percentages. The Borrowers shall, on the date of issuance or any extension or renewal of any Letter of Credit, pay a fee equal to $1500 for each Letter of Credit for the account of the Administrative Agent, as a fronting fee. In respect of each Letter of Credit, the Borrowers shall also pay to the Administrative Agent for the Administrative Agent's own account, at such other time or times as such charges are customarily made by the Administrative Agent, including the Administrative Agent's customary issuance, amendment, negotiation or document examination and other administrative fees as in effect from time to time.

          Section 6.   GUARANTIES.  Each of the Guarantors will jointly and severally guaranty all of the Obligations pursuant to its Guaranty. The Obligations are full recourse obligations of each Borrower and each Guarantor, and all of the respective assets and properties of each Borrower and each Guarantor shall be available for the payment in full in cash and performance of the Obligations. Other than during the continuance of a Default or an Event of Default, at the request of the Borrower Representative, the Guaranty of any Subsidiary Guarantor shall be released by the Administrative Agent if and when all of the Real Estate owned by such Subsidiary Guarantor shall cease to be Unencumbered Properties pursuant to the terms of this Credit Agreement. The Administrative Agent will use good faith efforts to cause notice of the addition or release of any Guarantor to be delivered to each Lender in accordance with Section 15.12 and in any event on the same day or the Business Day following the day such notice is received by the Administrative Agent.

          Section 7.   REPRESENTATIONS AND WARRANTIES.  Each of the Borrowers for itself and for each of the other Borrowers and for each Guarantor insofar as any such statements relate to such Guarantor represents and warrants to the Administrative Agent and the Lenders all of the statements contained in this Section 7.

          Section 7.1.   Authority; Etc.

                         (a)   Organization; Good Standing.

                (i)   SALP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware; Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; each of SALP and Holdings has all requisite partnership or corporate, as the case may be, power to own its respective properties and conduct its respective business as now conducted and as presently contemplated; and each of SALP and Holdings is in good standing as a foreign entity and is duly authorized to do business in the jurisdictions where the Real Estate owned by it is located and in each other jurisdiction where such qualification is necessary except where a failure to be so qualified in such other jurisdiction would not have a materially adverse effect on any of their respective businesses, assets or financial conditions.

                (ii)   Sovran is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland; each Subsidiary of Sovran is duly organized, validly existing and in good standing as a corporation or partnership or other entity, as the case may be, under the laws of the state of its organization; Sovran and each of its Subsidiaries has all requisite corporate or partnership or other entity, as the case may be, power to own its respective properties and conduct its respective business as now conducted and as presently contemplated; and Sovran and each of its Subsidiaries is in good standing as a foreign entity and is duly authorized to do business in the jurisdictions where such qualification is necessary (including, as to Sovran, in the State of New York) except where a failure to be so qualified in such other jurisdiction would not have a materially adverse effect on the business, assets or financial condition of Sovran or such Subsidiary.

                (iii)   As to each subsequent Guarantor, a provision similar, as applicable, to (a)(i) or (ii) above shall be included in each such subsequent Guarantor's Subsidiary Guaranty, and the Borrowers shall be deemed to make for itself and on behalf of each such subsequent Guarantor a representation and warranty as to such provision regarding such subsequent Guarantor.

                         (b)   Capitalization.

                (i)   The outstanding equity of SALP is comprised of a general partner interest and limited partner interests, all of which have been duly issued and are outstanding and fully paid and non-assessable as set forth in Schedule 7.1(b) hereto. All of the issued and outstanding general partner interests of SALP are owned and held of record by Holdings; all of the limited partner interests of SALP are owned and held of record as set forth in Schedule 7.1(b) hereto. Except as set forth in the Agreement of Limited Partnership of SALP or as disclosed in Schedule 7.1(b) hereto, as of the Preliminary Restatement Date there are no outstanding securities or agreements exchangeable for or convertible into or carrying any rights to acquire any equity interests in SALP. Except as disclosed in Schedule 7.1(b), there are no outstanding commitments, options, warrants, calls or other agreements (whether written or oral) binding on SALP or Sovran which require or could require SALP or Sovran to sell, grant, transfer, assign, mortgage, pledge or otherwise dispose of any equity interests of SALP. No general partnership interests of SALP are subject to any restrictions on transfer or any partner agreements, voting agreements, trust deeds, irrevocable proxies, or any other similar agreements or interests (whether written or oral).

                (ii)   As of the Preliminary Restatement Date, the authorized capital stock of, or any other equity interests in Holdings are as set forth in Schedule 7.1(b), and the issued and outstanding voting and non-voting shares of the common stock of Holdings, and all of the other equity interests in Holdings, all of which have been duly issued and are outstanding and fully paid and non-assessable, are owned and held of record by Sovran. Except as disclosed in Schedule 7.1(b), as of the Preliminary Restatement Date there are no outstanding securities or agreements exchangeable for or convertible into or carrying any rights to acquire any equity interests in Holdings, and there are no outstanding options, warrants, or other similar rights to acquire any shares of any class in the capital of or any other equity interests in Holdings. As of the Preliminary Restatement Date there are no outstanding commitments, options, warrants, calls or other agreements or obligations (whether written or oral) binding on Holdings to issue, sell, grant, transfer, assign, mortgage, pledge or otherwise dispose of any shares of any class in the capital of or other equity interests in Holdings. No shares of, or equity interests in Holdings held by Sovran are subject to any restrictions on transfer pursuant to any of Holding's applicable charter, by-laws or any shareholder agreements, voting agreements, voting trusts, trust agreements, trust deeds, irrevocable proxies or any other similar agreements or instruments (whether written or oral).

                         (c)   Due Authorization. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which any of the Borrowers or any of the Guarantors is or is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of such Borrower and such Guarantor, (ii) have been duly authorized by all necessary proceedings on the part of such Borrower or such Guarantor and any general partner or other controlling Person thereof, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Borrower or such Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to such Borrower or such Guarantor, (iv) do not conflict with any provision of the agreement of limited partnership, any certificate of limited partnership, the charter documents or by-laws of such Borrower or such Guarantor or any general partner or other controlling Person thereof, and (v) do not contravene any provisions of, or constitute a default, Default or Event of Default hereunder or a failure to comply with any term, condition or provision of, any other agreement, instrument, judgment, order, decree, permit, license or undertaking binding upon or applicable to such Borrower or such Guarantor or any of such Borrower's or such Guarantor's properties (except for any such failure to comply under any such other agreement, instrument, judgment, order, decree, permit, license, or undertaking as would not materially and adversely affect the condition (financial or otherwise), properties, business or results of operations of any Borrower, the Operating Subsidiaries or any Guarantor) or result in the creation of any mortgage, pledge, security interest, lien, encumbrance or charge upon any of the properties or assets of any Borrower, the Operating Subsidiaries or any Guarantor.

                         (d)   Enforceability. Each of the Loan Documents to which any of the Borrowers or any of the Guarantors is a party has been duly executed and delivered and constitutes the legal, valid and binding obligations of each such Borrower and each such Guarantor, as the case may be, subject only to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and to the fact that the availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

          Section 7.2.   Governmental Approvals.  The execution, delivery and performance by each Borrower of this Credit Agreement and by each Borrower and each Guarantor of the other Loan Documents to which such Borrower or such Guarantor is or is to become a party and the transactions contemplated hereby and thereby do not require (i) the approval or consent of any governmental agency or authority other than those already obtained, or (ii) filing with any governmental agency or authority, other than filings which will be made with the SEC when and as required by law.

          Section 7.3.   Title to Properties; Leases.

          The Borrowers, the Guarantors and their respective Subsidiaries each has good title to all of its respective properties, assets and rights of every name and nature purported to be owned by it, including, without limitation, that:

                         (a)   As of the Preliminary Restatement Date (with respect to Unencumbered Properties designated as such on the Preliminary Restatement Date) or the date of designation as an Unencumbered Property (with respect to Unencumbered Properties acquired and/or designated as such after the Preliminary Restatement Date), and in each case to the best of its knowledge thereafter, (i) a Borrower or (if after the Preliminary Restatement Date) a Guarantor holds good and clear record and marketable fee simple title to the Unencumbered Properties, subject to no rights of others, including any mortgages, conditional sales agreements, title retention agreements, liens or encumbrances, except for Permitted Liens, and (ii) the Unencumbered Properties satisfy the requirements for an Unencumbered Property set forth in the definition thereof. Schedule 7.3(a) sets forth a list of all Unencumbered Properties as of the Preliminary Restatement Date.

                         (b)   Each of the Borrowers and each of the then Guarantors will, as of the Preliminary Restatement Date, own all of the assets as reflected in the financial statements of the Borrowers described in Section 7.4 or acquired since the date of such financial statements (except property and assets sold or otherwise disposed of in the ordinary course of business since that date).

                         (c)   Each of the direct or indirect interests of the Borrowers or Holdings in any Partially-Owned Entity is set forth on Schedule 7.3(c) hereto, including the type of entity in which the interest is held, the percentage interest owned by such Borrower or Holdings in such entity, the capacity in which such Borrower or Holdings holds the interest, and such Borrower's or Holdings' ownership interest therein.

          Section 7.4.   Financial Statements.  The following financial statements have been furnished to each of the Lenders:

                         (a)   The audited consolidated balance sheet of Sovran and its Subsidiaries (including, without limitation, SALP) as of December 31, 2003 and their related consolidated income statements for the fiscal year ended December 31, 2003 and the unaudited consolidated balance sheet of Sovran and its Subsidiaries as of September 30, 2004, and their related consolidated income statements for the fiscal quarter then ended, certified by the chief financial officer of Sovran. Such balance sheet and income statements have been prepared in accordance with GAAP and fairly present the financial condition of Sovran and its Subsidiaries as of the close of business on the dates thereof and the results of operations for the fiscal periods then ended. There are no contingent liabilities of Sovran as of such dates involving material amounts, known to the officers of the Borrowers, not disclosed in said financial statements and the related notes thereto.

                         (b)   The SEC Filings.

          Section 7.5   Fiscal Year.  The Borrowers and their respective Subsidiaries each has a fiscal year which is the twelve months ending on December 31 of each calendar year.

          Section 7.6.   Franchises, Patents, Copyrights, Etc.  Each Borrower, each Guarantor and each of their respective Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their respective businesses substantially as now conducted without known conflict with any rights of others, including all Permits.

          Section 7.7.   Litigation.  Except as stated on Schedule 7.7 there are no actions, suits, proceedings or investigations of any kind pending or threatened against any Borrower, any Guarantor or any of their respective Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either individually or in the aggregate, materially adversely affect the properties, assets, financial condition or business of such Borrower, such Guarantor or their respective Subsidiaries or materially impair the right of such Borrower, such Guarantor or their respective Subsidiaries to carry on their respective businesses substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained, as reflected in the applicable financial statements of the Borrowers, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

          Section 7.8.   No Materially Adverse Contracts, Etc.  None of any Borrower, any Guarantor or any of their respective Subsidiaries is subject to any charter, corporate, partnership or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on their respective businesses, assets or financial conditions. None of any Borrower, any Guarantor or any of their respective Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of their respective officers, to have any materially adverse effect on the respective businesses of such Borrower, such Guarantor or any of their respective Subsidiaries.

          Section 7.9.   Compliance With Other Instruments, Laws, Etc.  None of any Borrower, any Guarantor or any of their respective Subsidiaries is in violation of any provision of its partnership agreement, charter documents, bylaws or other organizational documents, as the case may be, or any respective agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result, individually or in the aggregate, in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or businesses of such Borrower, such Guarantor or any of their respective Subsidiaries.

          Section 7.10.  Tax Status.

                         (a)   (i) Each of the Borrowers, the Guarantors and their respective Subsidiaries (A) has timely made or filed all federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (B) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings, and (C) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, and (ii) there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the respective officers of the Borrowers and the Guarantors and their respective Subsidiaries know of no basis for any such claim. Except as in accordance with Section 8.5(f), the Borrowers do not intend to treat any of the Loans, Letters of Credit and/or related transactions hereunder as being a "reportable transaction" (within the meaning of Treasury Regulation 1.6011-4).

                         (b)   To the best of the Borrowers' knowledge, each Partially-Owned Entity (i) has timely made or filed all federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings, and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. To the best of the Borrowers' knowledge, except as otherwise disclosed in writing to the Administrative Agent, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction from any Partially-Owned Entity, and the officers of the Borrowers know of no basis for any such claim.

          Section 7.11.   No Event of Default; No Materially Adverse Changes.  No default, Default or Event of Default has occurred and is continuing. Since September 30, 2004, there has occurred no materially adverse change in the businesses, assets, operations, conditions (financial or otherwise) or prospects of Sovran and its Subsidiaries or SALP and its Subsidiaries as shown on or reflected in the consolidated balance sheet of Sovran and its Subsidiaries as at June 30, 2003, or the consolidated statement of income for the fiscal quarter then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the businesses, assets, operations, conditions (financial or otherwise) or prospects of Sovran, SALP or any of their respective Subsidiaries.

          Section 7.12.   Investment Company Act; Public Utility Holding Company Act.  None of any Borrower, any Guarantor or any of their respective Subsidiaries is (a) an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940 or (b) a "holding company" as defined in or subject to regulation under, the Public Utility Holding Company Act of 1935.

          Section 7.13.   Absence of UCC Financing Statements, Etc.  Except for Permitted Liens, as of the Preliminary Restatement Date there will be no financing statement, security agreement, chattel mortgage, real estate mortgage, equipment lease, financing lease, option, encumbrance or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien or encumbrance on, or security interest in, any Unencumbered Property. Neither any Borrower nor any Guarantor has pledged or granted any lien on or security interest in or otherwise encumbered or transferred any of their respective interests in any Subsidiary (including in the case of Sovran, its interests in SALP, and in the case of any Borrower, its interests in the Operating Subsidiaries) or in any Partially-Owned Entity.

          Section 7.14.   Absence of Liens.  A Borrower or a Guarantor is the owner of the Unencumbered Properties free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

          Section 7.15.   Certain Transactions.  Except as set forth on Schedule 7.15, none of the officers, partners, directors, or employees of any Borrower or any Guarantor or any of their respective Subsidiaries is presently a party to any transaction with any Borrower, any Guarantor or any of their respective Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, partner, director or such employee or, to the knowledge of the Borrowers, any corporation, partnership, trust or other entity in which any officer, partner, director, or any such employee or natural Person related to such officer, partner, director or employee or other Person in which such officer, partner, director or employee has a direct or indirect beneficial interest has a substantial interest or is an officer, director, trustee or partner.

          Section 7.16.   Employee Benefit Plans.

                    7.16.1.   In General.  Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by Section 412 of ERISA. The Borrowers have heretofore delivered to the Administrative Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

                    7.16.2   Terminability of Welfare Plans.  No Employee Benefit Plan, which is an employee welfare benefit plan within the meaning of Section 3(1) or Section 3(2)(B) of ERISA, provides benefit coverage subsequent to termination of employment, except as required by Title I, Part 6 of ERISA or the applicable state insurance laws. The Borrowers may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrowers without liability to any Person other than for claims arising prior to termination.

                    7.16.3.Guaranteed Pension Plans.  Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and neither any Borrower or any Guarantor nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by any Borrower or any Guarantor or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event (other than an ERISA Reportable Event as to which the requirement of thirty (30) days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities, by more than $500,000.

                    7.16.4.   Multiemployer Plans.  Neither any Borrower nor any Guarantor nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither any Borrower nor any Guarantor nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

          Section 7.17.   Regulations U and X.  The proceeds of the Loans and the Letters of Credit shall be used for the purposes described in Section 8.12. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" in violation of (and, as such terms are used in) Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

          Section 7.18.   Environmental Compliance.  The Borrowers have caused environmental assessments to be conducted and/or taken other steps to investigate the past and present environmental condition and usage of the Real Estate and the operations conducted thereon. Based upon such assessments and/or investigation, except as set forth on Schedule 7.18, the Borrowers represent and warrant that:

                           (a)   None of any Borrower, any Guarantor, any of their respective Subsidiaries or any operator of the Real Estate or any portion thereof, or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation or alleged violation has, or its remediation would have, by itself or when aggregated with all such other violations or alleged violations, a material adverse effect on the environment or the business, assets or financial condition of any Borrower, any Guarantor or any of their respective Subsidiaries, or constitutes a Disqualifying Environmental Event with respect to any Unencumbered Property.

                           (b)   None of any Borrower, any Guarantor or any of their respective Subsidiaries has received notice from any third party, including, without limitation, any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986), (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any Borrower, any Guarantor or any of their respective Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law, or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances; which event described in any such notice would have a material adverse effect on the business, assets or financial condition of any Borrower, any Guarantor or any of their respective Subsidiaries, or constitutes a Disqualifying Environmental Event with respect to any Unencumbered Property.

                           (c)   Except as set forth on Schedule 7.18, (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of any Real Estate except in accordance with applicable Environmental Laws, (ii) in the course of any activities conducted by the Borrowers, the Guarantors, their respective Subsidiaries or the operators of their respective properties, or any ground or space tenants on any Real Estate, no Hazardous Substances have been generated or are being used on such Real Estate except in accordance with applicable Environmental Laws, (iii) there has been no present or past releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a "Release") or threatened Release of Hazardous Substances on, upon, into or from the Real Estate, (iv) there have been no Releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on such Real Estate, and (v) any Hazardous Substances that have been generated on any of the Real Estate during ownership thereof by a Borrower or a Guarantor or any of their respective Subsidiaries have been transported off-site only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrowers' knowledge, operating in compliance with such permits and applicable Environmental Laws; any of which events described in clauses (i) through (v) above would have a material adverse effect on the business, assets or financial condition of any Borrower, any Guarantor or any of their respective Subsidiaries, or constitutes a Disqualifying Environmental Event with respect to any Unencumbered Property. Notwithstanding that the representations contained herein are limited to the knowledge of the Borrowers, any such limitation shall not affect the covenants specified in Section 8.11 or elsewhere in this Credit Agreement.

                           (d)   None of the Borrowers, the Guarantors or the Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement, by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any other transactions contemplated hereby.

                           (3)   There has been no change in the status of the information disclosed on Schedule 7.18, that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect (after taking into account any indemnities, escrows or other similar protections provided by a third party for the matters set forth in Schedule 7.18)

          Section 7.19.   Subsidiaries.  Schedule 7.19 sets forth all of the respective Subsidiaries of Sovran or SALP, and Schedule 7.19 will be updated to reflect any subsequent Guarantor and its Subsidiaries, if any.

          Section 7.20.   Loan Documents.  All of the representations and warranties of the Borrowers and the Guarantors made in this Credit Agreement and in the other Loan Documents or any document or instrument delivered to the Administrative Agent or the Lenders pursuant to or in connection with any of such Loan Documents are true and correct in all material respects and do not include any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make such representations and warranties not materially misleading.

          Section 7.21.   REIT Status.  Sovran has not taken any action that would prevent it from maintaining its qualification as a REIT for its tax year ended December 31, 2003, or from maintaining such qualification at all times during the term of the Loans. Sovran is not a "pension held REIT" within the meaning of Section 856(h)(3)(D) of the Code.

          Section 7.22.   Subsequent Guarantors.  The foregoing representations and warranties in Section 7.3 through Section 7.20, as the same are true, correct and applicable to Guarantors existing on the Preliminary Restatement Date, shall be true, correct and applicable to each subsequent Guarantor.

          Section 7.23.   Trading Status.  No security of Sovran traded on the New York Stock Exchange has been suspended from trading.

          Section 8.   AFFIRMATIVE COVENANTS OF THE BORROWERS AND THE GUARANTORS.  Each of the Borrowers for itself and on behalf of each of the Guarantors (if and to the extent expressly included in Subsections contained in this Section) covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or the Lenders have any obligation to make any Loans or the Administrative Agent has any obligation to issue, extend or renew any Letters of Credit:

          Section 8.1.   Punctual Payment.  The Borrowers will duly and punctually pay or cause to be paid the principal and interest on the Loans and all Reimbursement Obligations and all interest, fees, charges and other amounts provided for in this Credit Agreement and the other Loan Documents, all in accordance with the terms of this Credit Agreement and the Notes, and the other Loan Documents.

          Section 8.2.   Maintenance of Office.  Each of the Borrowers and the Guarantors will maintain its chief executive office in Buffalo, New York, or at such other place in the contiguous United States of America as each of them shall designate upon written notice to the Administrative Agent to be delivered within five (5) days of such change, where notices, presentations and demands to or upon the Borrowers and the Guarantors, as the case may be, in respect of the Loan Documents may be given or made.

          Section 8.3.   Records and Accounts.  Each of the Borrowers and the Guarantors will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP, (b) maintain adequate accounts and reserves for all taxes (including income taxes), contingencies, depreciation and amortization of its properties and the properties of its Subsidiaries and (c) at all times engage Ernst & Young LLP or other Accountants as the independent certified public accountants of Sovran, SALP and their respective Subsidiaries and will not permit more than thirty (30) days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of Sovran, SALP and their respective Subsidiaries and the appointment in such capacity of a successor firm as Accountants.

          Section 8.4.   Financial Statements, Certificates and Information.  The Borrowers will deliver to the Administrative Agent:

                  (a)   as soon as practicable, but in any event not later than ninety (90) days after the end of each of its fiscal years:

                (i)   in the case of SALP, if prepared, the audited consolidated balance sheet of SALP and its subsidiaries at the end of such year, and the related audited consolidated statements of income, funds available for distribution and cash flows for the year then ended, in each case (except for cash flow statements) with supplemental consolidating schedules provided by SALP; and

                (ii)   in the case of Sovran, the audited consolidated and consolidating (for Subsidiaries which own Real Estate, if any Subsidiary becomes the owner of Real Estate pursuant to Section 8.6 or Section 8.7 hereof) balance sheet of Sovran and its subsidiaries (including, without limitation, SALP and its subsidiaries) at the end of such year, and the related audited consolidated and consolidating (for Subsidiaries which own Real Estate, if any Subsidiary becomes the owner of Real Estate pursuant to Section 8.6 or Section 8.7 hereof) statements of income, funds available for distribution, and cash flows for the year then ended;

each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with GAAP, and, in each case, accompanied by an auditor's report prepared without qualification by the Accountants, together with a written statement from such Accountants to the effect that, in making the examination necessary to said certification, they have obtained no knowledge of any facts or circumstances that would cause Sovran not to continue to qualify as a REIT for federal income tax purposes, or, if such accountants shall have obtained knowledge of any such facts or circumstances, they shall make disclosure thereof in such statement;

                           (b)   as soon as practicable, but in any event not later than forty-five (45) days after the end of each of its fiscal quarters:

                         (i)   in the case of SALP, if prepared, copies of the unaudited consolidated balance sheet of SALP and its subsidiaries as at the end of such quarter, and the related unaudited consolidated statements of income, funds available for distribution and cash flows for the portion of SALP's fiscal year then elapsed, with supplemental consolidating schedules (except with respect to cash flow statements) provided by SALP; and

                         (ii)   in the case of Sovran, copies of the unaudited consolidated and consolidating (for Subsidiaries which own Real Estate, if any Subsidiary becomes the owner of Real Estate pursuant to Section 8.6 or Section 8.7 hereof) balance sheet of Sovran and its subsidiaries (including, without limitation, SALP and its subsidiaries) as at the end of such quarter, and the related unaudited consolidated and consolidating (for Subsidiaries which own Real Estate, if any Subsidiary becomes the owner of Real Estate pursuant to Section 8.6 or Section 8.7 hereof) statements of income, funds available for distribution and cash flows for the portion of Sovran's fiscal year then elapsed;

all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial officer of SALP or Sovran, as applicable, that the information contained in such financial statements fairly presents the financial position of SALP or Sovran (as the case may be) and its subsidiaries on the date thereof (subject to year-end adjustments);

                           (c)   simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement in the form of Exhibit D hereto signed by the chief financial officer of SALP or Sovran, as applicable, and (if applicable) reconciliations to reflect changes in GAAP since September 30, 2004; and, in the case of Sovran, setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 10 hereof;

                           (d)   promptly as they become available, a copy of each report (including any so-called management letters) submitted to any Borrower or any Guarantor or any of their respective subsidiaries by the Accountants in connection with each annual audit of the books of any Borrower or any Guarantor or such subsidiary by such Accountants or in connection with any interim audit thereof pertaining to any phase of the business of any Borrower or any Guarantor or any such subsidiary;

                           (e)   contemporaneously with the filing or mailing thereof, copies of all material of a financial nature sent to the holders of any Indebtedness of any Borrower or any Guarantor (other than the Loans) for borrowed money, to the extent that the information or disclosure contained in such material refers to or could reasonably be expected to have a material adverse effect on the business, assets, financial condition or prospects, or operations of any Borrower or any Guarantor;

                           (f)   contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the SEC or sent to the stockholders of Sovran;

                           (g)   as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of Sovran, copies of the Form 10-K statement filed by Sovran with the SEC for such fiscal year, and as soon as practicable, but in any event not later than forty-five (45) days after the end of each fiscal quarter of Sovran, copies of the Form 10-Q statement filed by Sovran with the SEC for such fiscal quarter; and

                           (h)   from time to time such other financial data and information about the Borrowers, the Guarantors, their respective Subsidiaries, the Real Estate and the Partially-Owned Entities which is prepared by such Person in the normal course of its business or is required for securities and tax law compliance as the Administrative Agent or any Lender may reasonably request, including without limitation occupancy information and insurance certificates with respect to the Real Estate (including the Unencumbered Properties) and tax returns.

          Section 8.5.   Notices.

                         (a)   Defaults. Each Borrower will, and will cause each Guarantor, as applicable, to, promptly notify the Administrative Agent in writing of the occurrence of any default, Default or Event of Default. If any Person shall give any notice or take any other action in respect of (x) a claimed default (whether or not constituting a Default or an Event of Default) under this Credit Agreement or (y) a claimed default by any Borrower, any Guarantor or any of their respective Subsidiaries, as applicable, under any note, evidence of Indebtedness, indenture or other obligation to which or with respect to which any of them is a party or obligor, whether as principal, guarantor or surety, and such default would permit the holder of such note or obligation or other evidence of Indebtedness to accelerate the maturity thereof or otherwise cause the entire Indebtedness to become due, such Borrower or such Guarantor, as the case may be, shall forthwith give written notice thereof to the Administrative Agent, describing the notice or action and the nature of the claimed failure to comply.

                           (b)   Environmental Events. Each Borrower will, and will cause each Guarantor to, promptly give notice in writing to the Administrative Agent (i) upon such Borrower's or such Guarantor's obtaining knowledge of any material violation of any Environmental Law regarding any Real Estate or such Borrower's or such Guarantor's operations or the operations of any of their Subsidiaries, (ii) upon such Borrower's or such Guarantor's obtaining knowledge of any known Release of any Hazardous Substance at, from, or into any Real Estate which it reports in writing or is reportable by it in writing to any governmental authority and which is material in amount or nature or which could materially affect the value of such Real Estate, (iii) upon such Borrower's or such Guarantor's receipt of any notice of material violation of any Environmental Laws or of any material Release of Hazardous Substances in violation of any Environmental Laws or any matter that may be a Disqualifying Environmental Event, including a notice or claim of liability or potential responsibility from any third party (including without limitation any federal, state or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) such Borrower's or such Guarantor's or any other Person's operation of any Real Estate, (B) contamination on, from or into any Real Estate, or (C) investigation or remediation of off-site locations at which such Borrower or such Guarantor or any of its predecessors are alleged to have directly or indirectly disposed of Hazardous Substances, or (iv) upon such Borrower's or such Guarantor's obtaining knowledge that any expense or loss has been incurred by such governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Substances with respect to which such Borrower or such Guarantor or any Partially-Owned Entity may be liable or for which a lien may be imposed on any Real Estate; any of which events described in clauses (i) through (iv) above would have a material adverse effect on the business, assets or financial condition of any Borrower, any Guarantor or any of their respective Subsidiaries, or constitutes a Disqualifying Environmental Event with respect to any Unencumbered Property.

                           (c)   Notification of Claims against Unencumbered Properties. Each Borrower will, and will cause each Guarantor to, promptly upon becoming aware thereof, notify the Administrative Agent in writing of any setoff, claims, withholdings or other defenses to which any of the Unencumbered Properties are subject, which (i) would have a material adverse effect on (x) the business, assets or financial condition of any Borrower, any Guarantor or any of their respective Subsidiaries, or (y) the value of such Unencumbered Property, or (ii) with respect to such Unencumbered Property, constitute a Disqualifying Environmental Event, a Disqualifying Legal Event, a Disqualifying Building Event or a Lien which is not a Permitted Lien.

                           (d)   Notice of Litigation and Judgments. Each Borrower will, and will cause each Guarantor to, and the Borrowers will cause each of their respective Subsidiaries to, give notice to the Administrative Agent in writing within ten (10) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings an adverse determination in which could materially affect any Borrower, any Guarantor or any of their respective Subsidiaries or any Unencumbered Property or to which any Borrower, any Guarantor or any of their respective Subsidiaries is or is to become a party involving an uninsured claim against any Borrower, any Guarantor or any of their respective Subsidiaries that could reasonably be expected to have a materially adverse effect on such Borrower or such Guarantor or their respective properties, business, assets, financial condition or prospects or on the value or operation of the Unencumbered Properties and stating the nature and status of such litigation or proceedings. Each Borrower will, and will cause each of the Guarantors and the Subsidiaries to, give notice to the Administrative Agent, in writing, in form and detail reasonably satisfactory to the Administrative Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against any Borrower, any Guarantor or any of their Subsidiaries in an amount in excess of $100,000.

                           (e)   Acquisition and Disposition of Real Estate. The Borrower Representative shall notify the Administrative Agent in writing within seven (7) Business Days of the acquisition and, for so long as the Term Loan is outstanding hereunder, the disposition of any Real Estate by any Borrower, any Guarantor, any of their respective Subsidiaries or any Partially-Owned Entity (whether or not such acquisition was made with proceeds of the Loans), which notice shall include, with respect to such Real Estate, its owner (if other than SALP), its address, a brief description, a summary of occupancy levels, a proforma and historic (if available) income statement and a summary of the key business terms of such acquisition (including sources and uses of funds for such acquisition), a summary of the principal terms of any financing for such Real Estate, and a statement as to whether such Real Estate qualifies as an Unencumbered Property.

                           (f)   Notices Concerning Tax Treatment. In the event either of the Borrowers determines to take any action inconsistent with its intention to not treat any of the Loans, Letters of Credit and/or related transactions hereunder as a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4), it will promptly notify the Administrative Agent in writing thereof and will provide the Administrative Agent with a duly completed copy of IRS Form 8886 or any successor form. The Borrowers acknowledge that one or more of the Lenders may treat its Loans and Letter of Credit Participations as part of a transaction that is subject to Treasury Regulation Section 1.6011-4 or Section 301.6112-1, and the Administrative Agent and such Lender or Lenders, as applicable, will file such IRS forms and maintain such lists and other records as they may determine is required by such Treasury Regulations.

                           (g)   Notice to Lenders. The Administrative Agent will use good faith efforts to cause any notice delivered under this Section 8.5 to be delivered to each Lender in accordance with Section 15.12 and in any event on the same day or the Business Day following the day such notice is received by the Administrative Agent.

          Section 8.6.   Existence of SALP, Holdings and Subsidiary Guarantors; Maintenance of Properties.  SALP for itself and for Holdings and each Subsidiary Guarantor (insofar as any such statements relate to Holdings or such Subsidiary Guarantor) will do or cause to be done all things necessary to, and shall, preserve and keep in full force and effect its existence as a limited partnership, corporation or another legally constituted entity, and will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises and those of its Subsidiaries, and will not, and will not cause or permit any of its Subsidiaries to, convert to a limited liability company or a limited liability partnership. SALP shall be the owner of substantially all of the Real Estate owned by the Borrowers and their respective Subsidiaries and shall not permit any Subsidiary of any Borrower to own any Real Estate without the prior written consent of the Required Lenders, and then only in specific circumstances outside of the ordinary course of business. In any such case, such Subsidiary shall be wholly-owned by Sovran or SALP and shall become a Subsidiary Guarantor. SALP (a) will cause all necessary repairs, renewals, replacements, betterments and improvements to be made to all Real Estate owned or controlled by it or by any of its Subsidiaries or any Subsidiary Guarantor, all as in the judgment of SALP or such Subsidiary or such Subsidiary Guarantor may be necessary so that the business carried on in connection therewith may be properly conducted at all times, subject to the terms of the applicable Leases and partnership agreements or other entity charter documents, (b) will cause all of its other properties and those of its Subsidiaries and the Subsidiary Guarantors used or useful in the conduct of its business or the business of its Subsidiaries or such Subsidiary Guarantor to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, and (c) will, and will cause each of its Subsidiaries and each Subsidiary Guarantor to, continue to engage exclusively in the business of owning and operating self storage facilities, which self storage facilities shall be known primarily as "Uncle BoB's Self Storage"; provided that nothing in this Credit Agreement shall prevent the Borrowers from entering into Tower Leases or occasional non-material Leases of retail or office space incidental to the Borrowers' owning and operating self storage facilities; and provided further that nothing in this Section 8.6 shall prevent any Borrower from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of SALP, desirable in the conduct of its or their business and such discontinuance does not cause a Default or an Event of Default hereunder and does not in the aggregate materially adversely affect the business of the Borrowers and their respective Subsidiaries on a consolidated basis. Holdings shall at all times be a wholly-owned Subsidiary of Sovran and the sole general partner of SALP and shall be the owner of at least 1% of the outstanding partnership interests in SALP.

          Section 8.7.   Existence of Sovran; Maintenance of REIT Status of Sovran; Maintenance of Properties.  Sovran will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Maryland corporation. Sovran will at all times maintain its status as a REIT and not to take any action which could lead to its disqualification as a REIT. Sovran shall at all times maintain its listing on the New York Stock Exchange. Sovran will continue to operate as a fully-integrated, self-administered and self-managed real estate investment trust which, together with its Subsidiaries (including, without limitation SALP) owns and operates an improved property portfolio comprised exclusively of self-storage facilities. Sovran will not engage in any business other than the business of acting as a REIT and serving as a limited partner of SALP and as a member, partner or stockholder of other Persons as permitted by this Credit Agreement. Sovran shall conduct all or substantially all of its business operations through SALP, and shall not own real estate assets outside of its interests in SALP. Sovran shall cause SALP to own substantially all of the Real Estate owned by the Borrowers and their respective Subsidiaries and shall not permit any Subsidiary of any Borrower to become the owner of any Real Estate without the prior written consent of the Required Lenders, and then only in specific circumstances outside of the ordinary course of business. In any such case, such Subsidiary shall be wholly-owned by Sovran or SALP and shall become a Subsidiary Guarantor. Sovran shall do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises and those of its Subsidiaries. Sovran shall (a) cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of Sovran may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) cause SALP and each of its Subsidiaries to continue to engage exclusively in the business of owning and operating self storage facilities, which self-storage facilities shall be known primarily as "Uncle BoB's Self Storage"; provided that nothing in this Section 8.7 shall prevent Sovran from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of Sovran, desirable in the conduct of its or their business and such discontinuance does not cause a Default or an Event of Default hereunder and does not in the aggregate materially adversely affect the business of Sovran and its Subsidiaries on a consolidated basis.

          Section 8.8.   Insurance.  Each Borrower will, and will cause each Guarantor to, maintain with respect to its properties, and will cause each of its Subsidiaries to maintain with financially sound and reputable insurers, insurance with respect to such properties and its business against such casualties and contingencies as shall be in accordance with the general practices of businesses having similar operations and real estate portfolios in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent.

          Section 8.9.   Taxes.  Each Borrower will, and will cause each Guarantor to, pay or cause to be paid real estate taxes, other taxes, assessments and other governmental charges against the Real Estate before the same become delinquent and will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon its sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of the Real Estate; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Borrower or such Guarantor shall have set aside on its books adequate reserves with respect thereto; and provided further that such Borrower or such Guarantor will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor. If requested by the Administrative Agent, the Borrowers will provide evidence of the payment of real estate taxes, other taxes, assessments and other governmental charges against the Real Estate in the form of receipted tax bills or other form reasonably acceptable to the Administrative Agent.

          Section 8.10.   Inspection of Properties and Books.  Each Borrower will, and will cause each Guarantor to, permit the Lenders, through the Administrative Agent or any of the Lenders' other designated representatives, to visit and inspect any of the properties of any Borrower, any Guarantor or any of their respective Subsidiaries, to examine the books of account of the Borrowers, the Guarantors and their respective Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrowers, the Guarantors and their respective Subsidiaries with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Administrative Agent may reasonably request; provided that the Borrowers shall only be responsible for the costs and expenses incurred by the Administrative Agent in connection with such inspections after the occurrence and during the continuance of an Event of Default. The Administrative Agent and each Lender agrees to keep any non-public information delivered or made available by the Borrowers to it confidential from anyone other than persons employed or retained by the Administrative Agent or such Lender (including, without limitation, employees, officers, attorneys and other advisors) who, in the reasonable determination of the Administrative Agent or such Lender, reasonably need to know such information and who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans or rendering legal advice in connection with the Loans; provided such employees, officers, attorneys and other advisors agree to keep such information confidential in accordance with this Section 8.10; and provided further that nothing herein shall prevent the Administrative Agent or any Lender or persons employed or retained by the Administrative Agent or such Lender from disclosing such information (i) to any other Lender, (ii) to any other person if reasonably incidental to the administration of the Loans, (iii) upon the order of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or authority, (v) which has been publicly disclosed other than as a result of a disclosure by the Administrative Agent or any Lender which is not permitted by this Credit Agreement, (vi) in connection with any litigation to which the Administrative Agent, any Lender, or their respective Affiliates may be a party, (vii) to the extent reasonably required in connection with the exercise of any remedy hereunder, (viii) to the Administrative Agent's or such Lender's Affiliates, legal counsel and independent auditors, (ix) to any actual or proposed participant or Eligible Assignee of all or part of its rights hereunder, and (x) as otherwise required by law. Notwithstanding anything herein to the contrary, the Administrative Agent and each Lender may disclose to any and all Persons, without limitation of any kind, any information with respect to "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011.4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Lender relating to such tax treatment and tax structure.

          Section 8.11.   Compliance with Laws, Contracts, Licenses, and Permits.  Each Borrower will, and will cause each Guarantor to, comply with, and will cause each of their respective Subsidiaries to comply with (a) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including, without limitation, all Environmental Laws and all applicable federal and state securities laws, (b) the provisions of its partnership agreement and certificate or corporate charter and other charter documents and by-laws, as applicable, (c) all material agreements and instruments to which it is a party or by which it or any of its properties may be bound (including the Real Estate and the Leases) and (d) all applicable decrees, orders, and judgments. If at any time while any Loan or Note is outstanding or the Lenders have any obligation to make Loans hereunder, any Permit shall become necessary or required in order that any Borrower may fulfill any of its obligations hereunder, the Borrowers and the Guarantors will immediately take or cause to be taken all reasonable steps within the power of the Borrowers or the Guarantors, as applicable, to obtain such Permit and furnish the Administrative Agent with evidence thereof.

          Section 8.12.   Use of Proceeds.  Subject at all times to the other provisions of this Credit Agreement the Borrowers will use the proceeds of the Loans and Letters of Credit to be obtained solely to finance (a) the acquisition, renovation and construction of self storage facilities, (b) the repayment of Indebtedness, (c) stock repurchases in accordance with Section 9.7(a) and (d) general working capital needs.

          Section 8.13.   Acquisition of Unencumbered Properties.  In addition to the requirements of Section 8.5(e), the Borrowers shall, within seven (7) Business Days of the acquisition of an Unencumbered Property or the qualification of any Real Estate as an Unencumbered Property, deliver to the Administrative Agent a certificate from an officer of the Borrower Representative certifying that such Real Estate satisfies the requirements for an Unencumbered Property set forth in the definition thereof.

          Section 8.14.   Additional Guarantors; Solvency of Guarantors.

                          (a)   If, after the Preliminary Restatement Date, a Subsidiary of any Borrower acquires any Real Estate in accordance with Section 8.6 and Section 8.7 that otherwise qualifies as an Unencumbered Property but is owned by a Person other than a then Borrower or Guarantor, the Borrowers shall cause such Person (which Person must be or become a wholly-owned Subsidiary of SALP or Sovran) to execute and deliver a Guaranty to the Administrative Agent and the Lenders in substantially the form of Exhibit B hereto prior to such Real Estate's becoming an Unencumbered Property hereunder. Such Guaranty shall evidence consideration and equivalent value. The Borrowers will not permit any Guarantor that owns any Unencumbered Properties to have any Subsidiaries.

                          (b)   The Borrowers shall cause each of the Subsidiary Guarantors to remain solvent and shall provide each of the Subsidiary Guarantors with such funds and assets as such Subsidiary Guarantor shall require in the operation of its business, all in consideration of such Guarantor's execution and delivery of its Guaranty.

          Section 8.15.   Further Assurances.  Each Borrower will, and will cause each Guarantor to, cooperate with, and to cause each of its Subsidiaries to cooperate with, the Administrative Agent and the Lenders and execute such further instruments and documents as the Lenders or the Administrative Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

          Section 8.16.   Form of Lease.  The Borrowers shall cause every lease for self storage space at an Unencumbered Property to be substantially in the form of Schedule 8.16 with such changes as required by applicable law or competitive market conditions generally applicable to self storage facilities in the market of such Unencumbered Property, provided, however, Leases of storage space to tower development firms or communications carriers (who are also entering into or have entered into Tower Leases or are subtenants under Tower Leases), with such space to be used to store equipment for use in connection with a tower or monopole located or to be located on the site, may be on such terms as may be reasonably negotiated by the Borrowers and containing the relocation clauses as and when required in Tower Leases in accordance with the terms of this Credit Agreement.

          Section 8.17.   Environmental Indemnification.  The Borrowers jointly and severally covenant and agree that they will indemnify and hold the Administrative Agent and each Lender, and each of their respective Affiliates, harmless from and against any and all claims, expense, damage, loss or liability incurred by the Administrative Agent or any Lender (including all reasonable costs of legal representation incurred by the Administrative Agent or any Lender, but excluding, as applicable, for the Administrative Agent or a Lender any claim, expense, damage, loss or liability as a result of the gross negligence or willful misconduct of the Administrative Agent or such Lender or any of their respective Affiliates) relating to (a) any Release or threatened Release of Hazardous Substances on any Real Estate; (b) any violation of any Environmental Laws with respect to conditions at any Real Estate or the operations conducted thereon; (c) the investigation or remediation of off-site locations at which any Borrower, any Guarantor or any of their respective Subsidiaries or their predecessors are alleged to have directly or indirectly disposed of Hazardous Substances; or (d) any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances relating to Real Estate (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property). It is expressly acknowledged by each Borrower that this covenant of indemnification shall survive the payment of the Loans and shall inure to the benefit of the Administrative Agent and the Lenders and their respective Affiliates, their respective successors, and their respective assigns under the Loan Documents permitted under this Credit Agreement.

          Section 8.18.   Response Actions.  Each Borrower covenants and agrees that if any Release or disposal of Hazardous Substances shall occur or shall have occurred on any Real Estate owned by it or any of its Subsidiaries, such Borrower will cause the prompt containment and removal of such Hazardous Substances and remediation of such Real Estate as necessary to comply with all Environmental Laws or to preserve the value of such Real Estate.

          Section 8.19.   Environmental Assessments.  If the Required Lenders have reasonable grounds to believe that a Disqualifying Environmental Event has occurred with respect to any Unencumbered Property, after reasonable notice by the Administrative Agent, whether or not a Default or an Event of Default shall have occurred, the Required Lenders may determine that the affected Real Estate no longer qualifies as an Unencumbered Property; provided that prior to making such determination, the Administrative Agent shall give the Borrower Representative reasonable notice and the opportunity to obtain one or more environmental assessments or audits of such Unencumbered Property prepared by a hydrogeologist, an independent engineer or other qualified consultant or expert approved by the Administrative Agent, which approval will not be unreasonably withheld, to evaluate or confirm (i) whether any Release of Hazardous Substances has occurred in the soil or water at such Unencumbered Property and (ii) whether the use and operation of such Unencumbered Property materially complies with all Environmental Laws (including not being subject to a matter that is a Disqualifying Environmental Event). Such assessment will then be used by the Administrative Agent to determine whether a Disqualifying Environmental Event has in fact occurred with respect to such Unencumbered Property. All such environmental assessments shall be at the sole cost and expense of the Borrowers.

          Section 8.20.   Employee Benefit Plans.

                          (a)   In General. Each Employee Benefit Plan maintained by any Borrower, any Guarantor or any of their respective ERISA Affiliates will be operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions.

                          (b)   Terminability of Welfare Plans. With respect to each Employee Benefit Plan maintained by any Borrower, any Guarantor or any of their respective ERISA Affiliates which is an employee welfare benefit plan within the meaning of Section 3(1) or Section 3(2)(B) of ERISA, such Borrower, such Guarantor, or any of their respective ERISA Affiliates, as the case may be, has the right to terminate each such plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) without liability other than liability to pay claims incurred prior to the date of termination.

                          (c)   Unfunded or Underfunded Liabilities. The Borrowers will not, and will not permit any Guarantor to, at any time, have accruing or accrued unfunded or underfunded liabilities with respect to any Employee Benefit Plan, Guaranteed Pension Plan or Multiemployer Plan, or permit any condition to exist under any Multiemployer Plan that would create a withdrawal liability.

          Section 8.21.   No Amendments to Certain Documents.  The Borrowers will not, and will not permit any Guarantor to, at any time cause or permit its certificate of limited partnership, agreement of limited partnership, articles of incorporation, by-laws or other charter documents, as the case may be, to be modified, amended or supplemented in any respect whatever, without (in each case) the express prior written consent or approval of the Required Lenders in their sole discretion, if such changes would affect Sovran's REIT status or otherwise materially adversely affect the rights of the Administrative Agent and the Lenders hereunder or under any other Loan Document.

          Section 8.22.   Exclusive Credit Facility.  The Borrowers will at all times use this Credit Agreement as the Borrower's exclusive revolving credit agreement and will not at any time during the term of this Credit Agreement permit any other revolving credit agreement to be maintained by any Borrower or any Guarantor.

          Section 8.23.   Management.  Except by reason of death or incapacity, at least two (2) of the Key Management Individuals (as hereinafter defined) shall remain active in the executive and/or operational management, in their current positions and with their current responsibilities (or more senior positions with requisite greater responsibilities), of Sovran; provided, however, if at least two (2) of the Key Management Individuals are not so active in such positions and with such responsibilities (except by reason of death or incapacity as aforesaid), then within ninety (90) days of the occurrence of such event, Sovran shall propose and appoint such individual(s) of comparable experience, reputation and otherwise reasonably acceptable to the Required Lenders to such position(s) such that, after such appointment, such acceptable replacement individuals, together with the Key Management Individuals remaining so active with Sovran in such positions and with such responsibilities, total at least two (2). For purposes hereof, "Key Management Individuals" shall mean and include Robert J. Attea, Kenneth F. Myszka and David L. Rogers.

          Section 9.   CERTAIN NEGATIVE COVENANTS OF THE BORROWERS AND THE GUARANTORS.  Each Borrower for itself and on behalf of the Guarantors covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any of the Lenders has any obligation to make any Loans or the Administrative Agent has any obligation to issue, extend or renew any Letters of Credit:

          Section 9.1.   Restrictions on Indebtedness.

          The Borrowers and the Guarantors may, and may permit their respective Subsidiaries to, create, incur, assume, guarantee or be or remain liable for, contingently or otherwise, any Indebtedness other than the specific Indebtedness which is prohibited under this Section 9.1 and with respect to which each of the Borrowers and the Guarantors will not, and will not permit any Subsidiary to, create, incur, assume, guarantee or be or remain liable for, contingently or otherwise, singularly or in the aggregate as follows:

                          (a)   Indebtedness (excluding the Obligations) which is incurred under a revolving credit facility or line of credit with another financial institution;

                          (b)   Indebtedness which would result in a Default or Event of Default under Section 10 hereof or under any other provision of this Credit Agreement;

                          (c)   An aggregate amount in excess of $1,000,000 at any one time in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies for which payment therefor is required to be made in accordance with the provisions of Section 8.9 and has not been timely made;

                          (d)   An aggregate amount in excess of $1,000,000 at any one time in respect of uninsured judgments or awards, with respect to which the applicable periods for taking appeals have expired, or with respect to which final and unappealable judgments or awards have been rendered; and

                          (e)   Current unsecured liabilities incurred in the ordinary course of business, which (i) are overdue for more than sixty (60) days, (ii) exceed $1,000,000 in the aggregate at any one time, and (iii) are not being contested in good faith.

          The terms and provisions of this Section 9.1 are in addition to, and not in limitation of, the covenants set forth in Section 10 of this Credit Agreement.

          Notwithstanding anything contained herein to the contrary, the Borrowers and the Guarantors will not, and will not permit any Subsidiary to, incur any Indebtedness for borrowed money which, together with other Indebtedness for borrowed money incurred by any Borrower, any Guarantor, and any Subsidiary since the date of the most recent compliance certificate delivered to the Administrative Agent in accordance with this Credit Agreement, exceeds $5,000,000 in the aggregate unless the Borrowers shall have delivered a compliance certificate in the form of Exhibit D hereto to the Administrative Agent evidencing covenant compliance at the time of delivery of the certificate and on a pro-forma basis after giving effect to such proposed Indebtedness. The Administrative Agent will use good faith efforts to cause any compliance certificate delivered under this Credit Agreement to be delivered to each Lender in accordance with Section 15.12 and in any event on the same day or the Business Day following the day such compliance certificate is received by the Administrative Agent.

          Section 9.2.   Restrictions on Liens, Etc.  None of any Borrower, any Guarantor, any Operating Subsidiary and any wholly-owned Subsidiary will: (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse (the foregoing items (a) through (e) being sometimes referred to in this Section 9.2 collectively as "Liens"), provided that the Borrowers, the Guarantors and any Subsidiary may create or incur or suffer to be created or incurred or to exist:

                          (i)   Liens securing taxes, assessments, governmental charges or levies or claims for labor, material and supplies, the Indebtedness with respect to which is not prohibited by Section 9.1(d);

                          (ii)   deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pensions or other social security obligations; and deposits with utility companies and other similar deposits made in the ordinary course of business;

                          (iii)   Liens (other than affecting the Unencumbered Properties) in respect of judgments or awards, the Indebtedness with respect to which is not prohibited by Section 9.1(e);

                          (iv)   encumbrances on properties consisting of easements, rights of way, covenants, restrictions on the use of real property and defects and irregularities in the title thereto; landlord's or lessor's Liens under Leases to which any Borrower, any Guarantor, or any Subsidiary is a party or bound; purchase options granted at a price not less than the market value of such property; and other minor Liens or encumbrances on properties, none of which interferes materially and adversely with the use of the property affected in the ordinary conduct of the business of the owner thereof, and which matters (x) do not individually or in the aggregate have a material adverse effect on the business of any Borrower, any Guarantor or any of their respective Subsidiaries or (y) do not make title to such property unmarketable by the conveyancing standards in effect where such property is located;

                          (v)   any Leases (excluding "Synthetic Leases") entered into good faith with Persons that are not Affiliates; provided that Leases with Affiliates on market terms and with monthly market rent payments required to be paid are Permitted Liens;

                          (vi)   Liens and other encumbrances or rights of others which exist on the date of this Credit Agreement and which do not otherwise constitute a breach of this Credit Agreement; provided that nothing in this clause (vi) shall be deemed or construed to permit an Unencumbered Property to be subject to a Lien to secure Indebtedness;

                          (vii)   as to Real Estate which are acquired after the date of this Credit Agreement, Liens and other encumbrances or rights of others which exist on the date of acquisition and which do not otherwise constitute a breach of this Credit Agreement; provided that nothing in this clause (vii) shall be deemed or construed to permit an Unencumbered Property to be subject to a Lien to secure Indebtedness;

                          (viii)   Liens affecting the Unencumbered Properties in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal, so long as execution is not levied thereunder or in respect of which, at the time, a good faith appeal or proceeding for review is being prosecuted, and in respect of which a stay of execution shall have been obtained pending such appeal or review; provided that the Borrowers shall have obtained a bond or insurance with respect thereto to the Administrative Agent's reasonable satisfaction, and, provided further, such Lien does not constitute a Disqualifying Environmental Event, a Disqualifying Building Event or a Disqualifying Legal Event;

                          (ix)   Liens securing Indebtedness for the purchase price of capital assets (other than Real Estate but including Indebtedness in respect of Capitalized Leases for equipment and other equipment leases) to the extent not otherwise prohibited by Section 9.1; and

                          (x)   other Liens (other than affecting the Unencumbered Properties) in connection with any Indebtedness permitted under Section 9.1 which do not otherwise result in a Default or Event of Default under this Credit Agreement.

          Notwithstanding the foregoing provisions of this Section 9.2, the failure of any Unencumbered Property to comply with the covenants set forth in this Section 9.2 shall result in such Unencumbered Property's disqualification as Unencumbered Property under this Credit Agreement, but such disqualification shall not by itself constitute a Default or Event of Default, unless such disqualification causes a Default or an Event of Default under another provision of this Credit Agreement.

          Section 9.3.   Restrictions on Investments.  No Borrower, Guarantor, or Subsidiary will make or permit to exist or to remain outstanding any Investment except Investments in:

                          (a)   marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase;

                          (b)   demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

                          (c)   securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's, and not less than "A 1" if rated by S&P;

                          (d)   Investments existing on the Preliminary Restatement Date and listed on Schedule 9.3(d) hereto;

                          (e)   So long as no Default or Event of Default has occurred and is continuing or would occur after giving effect thereto, acquisitions of Real Estate consisting of self storage facilities, warehouses and mini-warehouses and the equity of Persons whose primary operations consist of the ownership, development, operation and management of self storage facilities, warehouses and mini-warehouses; provided, however that (i) the Borrowers shall not, and shall not permit any Guarantor or any of its Subsidiaries to, acquire any such Real Estate without the prior written consent of the Administrative Agent if the environmental investigation for such Real Estate determines that the potential environmental remediation costs and other environmental liabilities associated with such Real Estate exceed $200,000; and (ii) the Borrowers shall not permit any of their Subsidiaries which is not a Borrower or a Guarantor, or which does not become a Borrower or a Guarantor, to acquire any Unencumbered Property, and in all cases such Guarantor shall be a wholly-owned Subsidiary of SALP or Sovran;

                          (f)   any Investments now or hereafter made in any Subsidiary;

                          (g)   Investments in respect of (1) equipment, inventory and other tangible personal property acquired in the ordinary course of business, (2) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms, (3) advances to employees for travel expenses, drawing accounts and similar expenditures, and (4) prepaid expenses made in the ordinary course of business;

                          (h)   any other Investments made in the ordinary course of business and consistent with past business practices in an aggregate amount not to exceed $10,000,000 outstanding at any time;

                          (i)   interest rate hedges in connection with Indebtedness;

                          (j)   shares of so-called "money market funds" registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in marketable direct or guaranteed obligations of the United States of America and agencies and instrumentalities thereof, and have total assets in excess of $50,000,000;

                          (k)   Investments consisting of Distributions permitted under Section 9.7(a) hereof;

                          (l)   Investments consisting of the Sovran Treasury Stock not to exceed 25% (by value) of the consolidated assets of Sovran, for purposes of Regulations U and X of the Board of Governors of the Federal Reserve System (as referred to in Section 7.17 hereof). For the avoidance of doubt, Sovran Treasury Stock shall not be deemed to constitute an asset of the Borrowers for any other purpose hereunder.

          Section 9.4.   Merger, Consolidation and Disposition of Assets.

          None of any Borrower, any Guarantor, any Operating Subsidiary or any wholly-owned Subsidiary will:

                          (a)   Become a party to any merger, consolidation or reorganization without the prior written consent of the Lenders, except that so long as no Default or Event of Default has occurred and is continuing, or would occur after giving effect thereto, the merger, consolidation or reorganization of one or more Persons with and into any Borrower, any Guarantor, or any wholly-owned Subsidiary, shall be permitted if such action is not hostile, any Borrower, any Guarantor, or any wholly-owned Subsidiary, as the case may be, is the surviving entity and such merger, consolidation or reorganization does not cause a breach of Section 8.23; provided that for any such merger, consolidation or reorganization (other than (w) the merger or consolidation of one or more Subsidiaries of SALP with and into SALP, (x) the merger or consolidation of two or more Subsidiaries of SALP, (y) the merger or consolidation of one or more Subsidiaries of Sovran with and into Sovran, or (z) the merger or consolidation of two or more Subsidiaries of Sovran), the Borrowers shall provide to the Administrative Agent a statement in the form of Exhibit D hereto signed by the chief financial officer or treasurer of the Borrower Representative and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 10 hereof and certifying that no Default or Event of Default has occurred and is continuing, or would occur and be continuing after giving effect to such merger, consolidation or reorganization and all liabilities, fixed or contingent, pursuant thereto;

                          (b)   Sell, transfer or otherwise dispose of (collectively and individually, "Sell" or a "Sale") or grant a Lien to secure Indebtedness (an "Indebtedness Lien") on any of its now owned or hereafter acquired assets without obtaining the prior written consent of the Required Lenders except for:

                        (i)   the Sale of or granting of an Indebtedness Lien on any Unencumbered Property so long as no Default or Event of Default has then occurred and is continuing, or would occur and be continuing after giving effect to such Sale or Indebtedness Lien; provided, that prior to any Sale of any Unencumbered Property or the granting of an Indebtedness Lien on any Unencumbered Property under this clause (i), the Borrowers shall provide to the Administrative Agent a statement in the form of Exhibit D hereto signed by the chief financial officer or treasurer of the Borrower Representative and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 10 hereof and certifying that no Default or Event of Default has occurred and is continuing, or would occur and be continuing after giving effect to such proposed Sale or Indebtedness Lien and all liabilities, fixed or contingent, pursuant thereto; and

                        (ii)   the Sale of or the granting of an Indebtedness Lien on any of its now owned or hereafter acquired assets (other than any Unencumbered Property) so long as no Event of Default has then occurred and is continuing and no Default or Event of Default would occur and be continuing after giving effect to such Sale or Indebtedness Lien and all other Sales (to be) made and Indebtedness Liens (to be) granted under this clause (ii); provided, that (x) if such Sale or Indebtedness Lien is made or granted under this clause (ii) while a Default is continuing, such Sale or Indebtedness Lien (together with other Sales and Indebtedness Liens under this clause (ii)) cures (or would cure) such Default before it becomes an Event of Default, (y) if multiple Sales or grantings of Indebtedness Liens are undertaken pursuant to the foregoing subclause (x) to cure a Default, the Borrowers shall apply the net proceeds of each such Sale or Indebtedness Lien remaining after application to such cure to the repayment of the Loans until such Default has been fully cured, and (z) prior to the Sale of any asset or the granting of an Indebtedness Lien on any asset under this clause (ii), the Borrowers shall provide to the Administrative Agent a statement in the form of Exhibit D hereto signed by the chief financial officer or treasurer of the Borrower Representative and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 10 hereof and certifying that no Default or Event of Default would occur and be continuing after giving effect to all such proposed Sales or Indebtedness Liens and all liabilities, fixed or contingent, pursuant thereto.

          Section 9.5.   Sale and Leaseback.  The Borrowers will not, and will not permit any Guarantor or any of their respective Subsidiaries to, enter into any arrangement, directly or indirectly, whereby any Borrower, any Guarantor or any of their respective Subsidiaries shall sell or transfer any property owned by it in order then or thereafter to lease such property.

          Section 9.6.   Compliance with Environmental Laws.  No Borrower, Guarantor, or Subsidiary will do any of the following: (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances except for quantities of Hazardous Substances used in the ordinary course of business and in compliance with all applicable Environmental Laws, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances except in full compliance with Environmental Laws, (c) generate any Hazardous Substances on any of the Real Estate except in full compliance with Environmental Laws, or (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a Release or a violation of any Environmental Law; provided that a breach of this covenant shall result in the exclusion of the affected Real Estate from the calculation of the covenants set forth in Section 10, but shall only constitute an Event of Default under Section 13.1(c) hereof if such breach has a material adverse effect on the Borrowers and their Subsidiaries, taken as a whole, or materially impairs the ability of the Borrowers to fulfill their obligations to the Lenders under this Credit Agreement.

          Section 9.7.   Distributions. (a) The Borrowers will not in any period of four (4) consecutive completed fiscal quarters make (i) (A) from the Preliminary Restatement Date to the Restatement Date, (x) if the Leverage Ratio is less than or equal to 45% at such time, (1) any Distributions in such period in excess of 105% of Funds from Operations for such period, or (2) any Distributions, excluding Distributions in connection with the purchase, redemption or retirement of capital stock of Sovran, in such period in excess of 90% of Funds from Operations for such period, and (B) from and after the Restatement Date, any Distributions in such period in excess of 95% (or such lesser percentage as is determined in accordance with Section 11A.2 below) of Funds from Operations for such period, and (y) if the Leverage Ratio exceeds 45% but is less than or equal to 50% at such time, any Distributions in such period in excess of 90% of Funds from Operations for such period, or (ii) any Distributions during any period when any Event of Default has occurred and is continuing; provided, however, that the Borrowers may at all times make Distributions to the extent (after taking into account all available funds of Sovran from all other sources) required in order to enable Sovran to continue to qualify as a REIT; and provided further that, from the Preliminary Restatement Date to the Restatement Date, subject to the requirements Section 9.3(k), the Borrowers will not at any time from the Restatement Date through the latest Maturity Date make Distributions in connection with the purchase, redemption or retirement of capital stock of Sovran that exceed (x) $6,000,000 in any fiscal quarter, (y) $15,000,000 in the aggregate in any fiscal year or (z) the sum of $50,000,000 plus an amount equal to 121/2% of the net equity proceeds to Sovran resulting from the sale of any equity securities of Sovran in the aggregate. Such repurchased Sovran capital stock shall be then either held by Sovran as treasury stock ("Sovran Treasury Stock"), reissued, or cancelled. In the event that Sovran or SALP raises equity during the term of this Credit Agreement, the permitted percentage of Distributions will be adjusted based on the total declared distribution per share and partnership units over the most recent four (4) quarters to Funds From Operations per weighted average share and partnership unit based on the most recent four (4) quarters.

          (b)   Sovran will not, during any period when any Event of Default has occurred and is continuing, make any Distributions in excess of the Distributions required to be made by Sovran in order to maintain its status as a REIT.

          Section 9.8.   Employee Benefit Plans.  None of any Borrower, any Guarantor or any ERISA Affiliate will

          (a)   engage in any "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for any Borrower, any Guarantor or any of their respective Subsidiaries; or

          (b)   permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived; or

          (c)   fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of any Borrower, any Guarantor or any of their respective Subsidiaries pursuant to Section 302(f) or Section 4068 of ERISA; or

          (d)   amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code; or

          (e)   permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

          Section 9.9.   Fiscal Year.  The Borrowers will not, and will not permit the Guarantors or any of their respective Subsidiaries to, change the date of the end of its fiscal year from that set forth in Section 7.5.

          Section 9.10.   Negative Pledge.  From and after the date hereof, neither any Borrower nor any Guarantor will, and will not permit any Subsidiary to, enter into any agreement containing any provision prohibiting the creation or assumption of any Lien upon its properties (other than prohibitions on liens for particular assets (other than an Unencumbered Property) set forth in a security instrument in connection with Indebtedness for such assets and the granting or effect of such liens does not otherwise constitute a Default or Event of Default), revenues or assets, whether now owned or hereafter acquired, or restricting the ability of the Borrowers or the Guarantors to amend or modify this Credit Agreement or any other Loan Document.

          Section 10.   FINANCIAL COVENANTS OF THE BORROWERS.  Each of the Borrowers covenants and agrees that, so long as any Loan or Note is outstanding or any Lender has any obligation to make any Loan:

          Section 10.1.   Leverage Ratio.  As at the end of any fiscal quarter or other date of measurement, the Borrowers shall not permit the Leverage Ratio to exceed (A) from the Preliminary Restatement Date to the Restatement Date, 50% and (B) on and after the Restatement Date, 55%, or such lesser percentage (not to be less than 50%) as is determined in accordance with Section 11A.2 below.

          Section 10.2.   Secured Indebtedness.  As at the end of any fiscal quarter or other date of measurement, the Borrowers shall not permit Consolidated Secured Indebtedness to exceed (A) from the Preliminary Restatement Date to the Restatement Date, 25% and (B) on and after the Restatement Date, 35%, of Gross Asset Value, or such lesser percentage (not to be less than 25%) as is determined in accordance with Section 11A.2 below.

          Section 10.3.   Tangible Net Worth.  As at the end of any fiscal quarter or any other date of measurement, the Borrowers shall not permit Consolidated Tangible Net Worth to be less than the sum of (a) $315,000,000, plus (b) 80% of the sum of (i) the Net Cash Proceeds received by Sovran in connection with any offering of stock in Sovran and (ii) the aggregate value of operating units issued by SALP in connection with asset or stock acquisitions (valued at the time of issuance by reference to the terms of the agreement pursuant to which such units are issued), in each case after the Restatement Date and on or prior to the date such determination of Consolidated Tangible Net Worth is made.

          Section 10.4.   Debt Service Coverages.

          (a)   Debt Service Coverage. From the Preliminary Restatement Date to the Restatement Date, as at the end of any fiscal quarter or other date of measurement, the Borrowers shall not permit Consolidated Adjusted EBITDA for the two (2) most recent, complete, consecutive fiscal quarters to be less than two (2) times the difference between Consolidated Fixed Charges and Preferred Dividends for such period. From and after the Restatement Date, this covenant shall not be tested except as is determined in accordance with Section 11A.2 below.

          (b)   Fixed Charge Coverage. As at the end of any fiscal quarter or other date of measurement, the Borrowers shall not permit Consolidated Adjusted EBITDA for the two (2) most recent, complete, consecutive fiscal quarters to be less than (x) (A) from the Preliminary Restatement Date to the Restatement Date, one and eight tenths (1.8) and (B) on and after the Restatement Date, one and three quarters (1.75) or such greater factor (not to exceed one and eight tenths (1.8)) as is determined in accordance with Section 11A.2 below, times (y) Consolidated Fixed Charges for the two (2) most recent, complete, consecutive fiscal quarters.

          Section 10.5.   Unimproved Land.  As at the end of any fiscal quarter or other date of measurement, the Borrowers shall not permit the book value of Unimproved Land to exceed 10% of Gross Asset Value.

          Section 10.6.   Construction-in-Process.  As at the end of any fiscal quarter or other date of measurement, the Borrowers shall not permit the aggregate Budgeted Project Costs of all Construction-in-Process to exceed 10% of Gross Asset Value.

          Section 10.7.   Promissory Notes.  As at the end of any fiscal quarter or other date of measurement, the Borrowers shall not permit the book value of Indebtedness of third parties to the Borrowers or their Subsidiaries for borrowed money or other liquid or liquifiable obligations, whether secured or unsecured, to exceed 10% of Gross Asset Value.

          Section 10.8.   Unimproved Land, Construction-in-Process and Notes.  As at the end of any fiscal quarter or other date of measurement, the Borrowers shall not permit (a) the sum of (i) the book value of Unimproved Land, plus (ii) the aggregate Budgeted Project Costs of all Construction-in-Process, plus (iii) the book value of Indebtedness of third parties to the Borrowers or their Subsidiaries for borrowed money or other liquid or liquifiable obligations, whether secured or unsecured, to exceed (b) 20% of Gross Asset Value.

          Section 10.9.   Joint Venture Ownership Interest.  As at the end of any fiscal quarter or other date of measurement, the Borrowers shall not permit Joint Venture Ownership Interest Value to exceed 10% of Gross Asset Value.

          Section 10.10.   Unhedged Variable Rate Debt.  As at the end of any fiscal quarter, the Borrowers shall not permit the value of Unhedged Variable Rate Indebtedness to exceed (A) from the Preliminary Restatement Date to the Restatement Date, 20%, and (B) on and after the Restatement Date, 30% or such lesser percentage (not to be less than 20%) as is determined in accordance with Section 11A.2 below, of Gross Asset Value for any two (2) consecutive fiscal quarters.

          Section 10.11.   Unsecured Indebtedness.  As at the end of any fiscal quarter or other date of measurement, the Borrowers shall not permit Consolidated Unsecured Indebtedness to exceed (A) from the Preliminary Restatement Date to the Restatement Date, 45%, and (B) on and after the Restatement Date, 55% or such lesser percentage (not to be less than 45%) as is determined in accordance with Section 11A.2 below, of aggregate Capitalized Unencumbered Property Value for all Unencumbered Properties.

          Section 10.12.   Unencumbered Property Debt Service Coverage.  As at the end of any fiscal quarter or other date of measurement, the Borrowers shall not permit the aggregate Adjusted Unencumbered Property NOI for all Unencumbered Properties for the two (2) most recent, complete, consecutive fiscal quarters to be less than two (2) times Consolidated Assumed Amortizing Unsecured Debt Service Charges.

          Section 10.13.   Covenant Calculations.

                            (a)   For purposes of the calculations to be made pursuant to Sections 10.1-10.12 (and the defined terms relevant thereto, including, without limitation, those relating to "fixed charges" or "debt service"), references to Indebtedness or liabilities of the Borrowers shall mean Indebtedness or liabilities (including, without limitation, Consolidated Total Liabilities) of the Borrowers, plus (but without double-counting):

                        (i)   all Indebtedness or liabilities of the Operating Subsidiaries, the Guarantors and any other wholly-owned Subsidiary (excluding any such Indebtedness or liabilities owed to the Borrowers or any Guarantor),

                        (ii)   all Indebtedness or liabilities of each Partially-Owned Entity (including Capitalized Leases), but only to the extent, if any, that said Indebtedness or liability (or a portion thereof) is Recourse to any of the Borrowers, the Guarantors or their respective Subsidiaries or any of their respective assets (other than their respective interests in such Partially-Owned Entity), and

                        (iii)   Indebtedness or liabilities of each Partially-Owned Entity to the extent of the pro-rata share of such Indebtedness or liability allocable to any of the Borrowers, the Guarantors or their respective Subsidiaries, if the Indebtedness or liability of such Partially-Owned Entity (or a portion thereof) is Without Recourse to such Person or its assets (other than its interest in such Partially-Owned Entity).

                            (b)   For purposes of Sections 10.1, 10.2, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10 and 10.11 hereof, Consolidated Adjusted EBITDA and Adjusted Unencumbered Property NOI (and all defined terms and calculations using such terms) shall be adjusted to (i) deduct the actual results of any Real Estate disposed of by a Borrower, a Guarantor or any of their respective Subsidiaries during the relevant fiscal period, and (ii) include the pro forma results of any Real Estate acquired by a Borrower, a Guarantor or any of their respective Subsidiaries during the relevant fiscal period, with such pro forma results being calculated by (x) using the Borrowers' pro forma projections for such acquired property, subject to the Administrative Agent's reasonable approval, if such property has been owned by a Borrower, a Guarantor or any of their respective Subsidiaries for less than one complete fiscal quarter or (y) using the actual results for such acquired property and adjusting such results for the appropriate period of time required by the applicable financial covenant, if such property has been owned by a Borrower, a Guarantor or any of their respective Subsidiaries for at least one complete fiscal quarter.

                            (c)   For purposes of Sections 10.1-10.12 hereof, Consolidated Adjusted EBITDA (and the defined terms and calculations using such term) shall be adjusted, to the extent applicable, to include the pro rata share of results attributable to the Borrowers from unconsolidated Subsidiaries of the Borrowers and their respective Subsidiaries and from unconsolidated Partially-Owned Entities.

          Section 11.   CONDITIONS TO THE PRELIMINARY RESTATEMENT DATE.  The obligations of the Lenders to make the Term Loan and the initial Revolving Credit Loans, and the Administrative Agent to issue any Letters of Credit, shall be subject to the satisfaction of the following conditions precedent on or prior to December 16, 2004:

          Section 11.1.   Loan Documents.  Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto and shall be in full force and effect.

          Section 11.2.   Certified Copies of Organization Documents.  The Administrative Agent shall have received from each Borrower and Holdings a copy, certified as of the Preliminary Restatement Date by a duly authorized officer of such Person (or its general partner, in the case of SALP), to be true and complete, of each of its certificate of limited partnership, agreement of limited partnership, incorporation documents, by-laws, and/or other organizational documents as in effect on the Preliminary Restatement Date, along with any other organization documents of any Borrower (and its general partner, in the case of SALP) or Holdings, as the case may be, and each as in effect on the date of such certification.

          Section 11.3.   By-laws; Resolutions.  All action on the part of the Borrowers and Holdings necessary for the valid execution, delivery and performance by the Borrowers and Holdings of this Credit Agreement and the other Loan Documents to which either of them is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lenders shall have been provided to the Administrative Agent. Without limiting the foregoing, the Administrative Agent shall have received from Holdings true copies of its by-laws and the resolutions adopted by its board of directors authorizing the transactions described herein and evidencing the due authorization, execution and delivery of the Loan Documents to which SALP and Holdings are a party, each certified by the secretary as of a recent date to be true and complete.

          Section 11.4.   Incumbency Certificate; Authorized Signers.  The Administrative Agent shall have received from each of the Borrowers and Holdings an incumbency certificate, dated as of the Preliminary Restatement Date, signed by a duly authorized officer such Person and giving the name of each individual who shall be authorized: (a) to sign, in the name and on behalf of such Person, each of the Loan Documents to which such Person is or is to become a party; (b) in the case of the Borrower Representative, to make Loan Requests and Conversion Requests on behalf of the Borrowers; and (c) in the case of the Borrower Representative, to give notices and to take other action on behalf of the Borrowers and the Guarantors under the Loan Documents.

          Section 11.5.   Intentionally Omitted.

          Section 11.6.   Certificates of Insurance.  The Administrative Agent shall have received (a) current certificates of insurance as to all of the insurance maintained by each Borrower and their respective Subsidiaries on the Real Estate (including flood insurance if necessary) from the insurer or an independent insurance broker, identifying insurers, types of insurance, insurance limits, and policy terms; and (b) such further information and certificates from the Borrowers, their insurers and insurance brokers as the Administrative Agent may reasonably request.

          Section 11.7.   Intentionally Omitted.

          Section 11.8.   Opinion of Counsel Concerning Organization and Loan Documents.  Each of the Lenders and the Agents shall have received favorable opinions addressed to the Lenders and the Agents in form and substance satisfactory to the Lenders and the Agents from Phillips Lytle LLP, as counsel to the Borrowers and their respective Subsidiaries with respect to New York law and certain matters of Delaware corporate law and Maryland corporate law.

          Section 11.9.   Tax and Securities Law Compliance.  Each of the Lenders and the Agents shall also have received from Phillips Lytle LLP, as counsel to the Borrowers, a favorable opinion addressed to the Lenders and the Agents, in form and substance satisfactory to each of the Lenders and the Agents, with respect to the qualification of Sovran as a REIT and certain other tax and securities laws matters.

          Section 11.10.  Guaranties.  Each of the Guaranties to be executed and delivered on the Preliminary Restatement Date shall have been duly executed and delivered by the Guarantor thereunder.

          Section 11.11.   Certifications from Government Officials; UCC-11 Reports.  The Administrative Agent shall have received (i) certifications from government officials evidencing the legal existence, good standing and foreign qualification of each Borrower and each Guarantor, along with a certified copy of the certificate of limited partnership or certificate of incorporation of each Borrower and each Guarantor, all as of the most recent practicable date; and (ii) UCC-11 search results from the appropriate jurisdictions for each Borrower and each Guarantor with respect to the Unencumbered Properties.

          Section 11.12.   Proceedings and Documents.  All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in form and substance to each of the Lenders and to the Administrative Agent's counsel, and the Administrative Agent, each of the Lenders and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Administrative Agent may reasonably request.

          Section 11.13.   Fees.  The Borrowers shall have paid to the Administrative Agent, for the accounts of the Lenders or for its own account, as applicable, all of the fees and expenses that are due and payable as of the Preliminary Restatement Date in accordance with this Credit Agreement and the Fee Letter.

          Section 11.14.   Compliance Certificate.  The Borrowers shall have delivered a compliance certificate in the form of Exhibit D hereto evidencing compliance with the covenants set forth in Section 10 hereof.

          Section 11.15.   Existing Indebtedness.  The existing of record indebtedness of the Borrowers under the Existing Credit Agreement shall have been satisfied in full or will be satisfied in full with the proceeds of the Term Loan and the initial Revolving Credit Loan.

          Section 11.16.   Subsequent Guarantors.  As a condition to the effectiveness of any subsequent Guaranty, each subsequent Guarantor shall deliver such documents, agreements, instruments and opinions as the Administrative Agent shall require as to such Guarantor and the Unencumbered Property owned by such Guarantor that are analogous to the deliveries made by the Guarantors as of the Preliminary Restatement Date pursuant to Section 11.2 through Section 11.8, Section 11.10 and Section 11.11.

          Section 11A.   CONDITIONS TO THE RESTATEMENT DATE. The occurrence of the Restatement Date shall be subject to the satisfaction of the following conditions precedent:

          Section 11A.1.   Satisfaction of Conditions. The Borrowers and the Guarantors shall have delivered a compliance certificate in the form of Exhibit D hereto evidencing compliance with the covenants set forth in Section 10 hereof and shall have satisfied all conditions precedent set forth in Section 12 below; provided that the Borrowers need not deliver a Loan Request or certificate required by Section 2.4(iv)(c), unless the Borrowers shall have also requested a Loan at such time.

          Section 11A.2.   Amendment of Note Purchase Agreement. The Borrowers shall have entered into an amendment to the Note Purchase Agreement in form and substance satisfactory to the Administrative Agent (the "Note Purchase Agreement Amendment"), on or before June 1, 2005, such that the financial covenants set forth therein are (a) identical or less restrictive in all respects than those set forth in this Agreement to be effective on and after the Restatement Date, in which case the post-Restatement Date covenants, including the definitions relating thereto, set forth in Sections 1.1, 9.7, 10.1, 10.2, 10.4, 10.10 and 10.11 hereof shall become effective automatically, or (b) more restrictive in any respect than those set forth in this Agreement to be effective on and after the Restatement Date, in which case the post-Restatement Date covenants, including the definitions relating thereto, set forth in Sections 1.1, 9.7, 10.1, 10.2, 10.4, 10.10 and 10.11 hereof shall become effective at the more restrictive levels of the corresponding covenants set forth in the Note Purchase Agreement Amendment, as reasonably determined by the Administrative Agent. The Administrative Agent shall give notice to the Lenders, the Borrowers and the Guarantors of the post-Restatement Date covenants (and related definitions) to be effective hereunder based on the Note Purchase Agreement Amendment, which notice shall set forth the extent of the amendments to each financial covenant hereunder (including the definitions relating thereto), and shall attach for reference a pro forma Credit Agreement which reflects such changes. Each of the Borrowers, the Guarantors and the Lenders agree that such notice shall be binding on it, absent manifest error.

          Section 12.   CONDITIONS TO ALL BORROWINGS.  The obligations of the Lenders to make any Loan, including the Revolving Credit Loan (including any Swing Line Loan) and the Term Loan, and of the Administrative Agent to issue, extend or renew any Letter of Credit, in each case whether on or after the Preliminary Restatement Date, shall also be subject to the satisfaction of the following conditions precedent:

          Section 12.1.   Representations True; No Event of Default; Compliance Certificate.  Each of the representations and warranties of the Borrowers and the Guarantors contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of each Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time except to the extent that such representations and warranties relate expressly to an earlier date); and no Default or Event of Default under this Credit Agreement shall have occurred and be continuing on the date of any Loan Request or on the Drawdown Date of any Loan. Each of the Lenders shall have received a certificate of the Borrowers signed by an authorized officer of the Borrower Representative as provided in Section 2.4(iv)(c).

          Section 12.2.   No Legal Impediment.  No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of the Administrative Agent or any Lender would make it illegal for any Lender to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit.

          Section 12.3.   Governmental Regulation.  Each Lender shall have received such statements in substance and form reasonably satisfactory to such Lender as such Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

          Section 13.   EVENTS OF DEFAULT; ACCELERATION; ETC.

          Section 13.1.   Events of Default and Acceleration.  If any of the following events ("Events of Default") shall occur:

                           (a)   the Borrowers shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment (including, without limitation, amounts due under Section 3.5);

                           (b)   the Borrowers shall fail to pay any interest on the Loans, the Commitment Fee or any other sums due hereunder or under any of the other Loan Documents (including, without limitation, amounts due under Section 8.17) when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment, and such failure continues for five (5) days;

                           (c)   any Borrower or any Guarantor or any of their respective Subsidiaries shall fail to comply with any of their respective covenants contained in Sections 8.1, 8.6, 8.7, 8.8, 8.9, 8.12, 8.21, 8.22, 8.23, 9 or 10;

                           (d)   any Borrower or any Guarantor or any of their respective Subsidiaries shall fail to perform any other term, covenant or agreement contained herein or in any other Loan Document (other than those specified elsewhere in this Section 13) and such failure continues for thirty (30) days;

                           (e)   any representation or warranty of any Borrower or any Guarantor or any of their respective Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                           (f)   any Borrower or any Guarantor or any of their respective Subsidiaries shall (i) fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases (x) in respect of any Recourse obligations or credit or (y) in respect of any Without Recourse obligations or credit which total in an aggregate amount in excess of $7,500,000, or (ii) fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases (x) in respect of any Recourse obligations or credit or (y) in respect of any Without Recourse obligations or credit in an aggregate amount in excess of $7,500,000, in either case for such period of time (after the giving of appropriate notice if required) as would permit the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; or an "Event of Default" shall occur and be continuing under the Note Purchase Agreement that permits acceleration.

                           (g)   any Borrower, any Guarantor or any of their respective Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any Borrower, any Guarantor or any of their respective Subsidiaries or of any substantial part of the properties or assets of any Borrower, any Guarantor or any of their respective Subsidiaries or shall commence any case or other proceeding relating to any Borrower, any Guarantor or any of their respective Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against any Borrower, any Guarantor or any of their respective Subsidiaries and (i) any Borrower, any Guarantor or any of their respective Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or (ii) any such petition, application, case or other proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days;

                           (h)   a decree or order is entered appointing any trustee, custodian, liquidator or receiver or adjudicating any Borrower, any Guarantor or any of their respective Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any Borrower, any Guarantor or any of their respective Subsidiaries in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                           (i)   there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any uninsured final judgment against any Borrower, any Guarantor or any of their respective Subsidiaries that, with other outstanding uninsured final judgments, undischarged, unsatisfied and unstayed, against any Borrower, any Guarantor or any of their respective Subsidiaries exceeds in the aggregate $1,000,000;

                           (j)   any of the Loan Documents or any material provision of any Loan Documents shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Administrative Agent, or any Guaranty shall be cancelled, terminated, revoked or rescinded at any time or for any reason whatsoever, or any action at law, suit or in equity or other legal proceeding to make unenforceable, cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any Borrower or any of its Subsidiaries or any Guarantor or any of its Subsidiaries, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable as to any material terms thereof;

                           (k)   any "Event of Default" or default (after notice and expiration of any period of grace, to the extent provided, and if none is specifically provided, then for a period of thirty (30) days after notice), as defined or provided in any of the other Loan Documents, shall occur and be continuing;

                           (l)   any Borrower or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $500,000, or any Borrower or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $500,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of Section 302(f)(1) of ERISA), provided that the Administrative Agent determines in its reasonable discretion that such event (A) could be expected to result in liability of any Borrower or any of their respective Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $500,000, and (B) could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a lien in favor of such Guaranteed Pension Plan; or (ii) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan; or (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan; or

                           (m)  (i)  any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of (a) 20% or more of the outstanding shares of common stock of Sovran, or (b) 33% or more in the aggregate of the outstanding limited partnership interests of SALP (other than by Sovran and its wholly-owned Subsidiaries); (ii) Holdings ceasing to be the sole general partner and sole investment manager of SALP; (iii) Sovran and its wholly-owned Subsidiaries cease to beneficially own 100% of the capital stock of Holdings; or (iv) during any period of twelve consecutive calendar months, individuals who were directors of Sovran on the first day of such period (together with directors whose election by the Board of Directors or whose nomination for election by Sovran's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the Preliminary Restatement Date or whose election or nomination for election was previously so approved) shall cease to constitute a majority of the board of directors of Sovran;

then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Required Lenders shall, by notice in writing to the Borrowers, declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower and each Guarantor; provided that in the event of any Event of Default specified in Section 13.1(g) or Section 13.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from any of the Lenders or the Administrative Agent or action by the Lenders or the Administrative Agent.

          Section 13.2.   Termination of Commitments.  If any one or more Events of Default specified in Section 13.1(g) or Section 13.1(h) shall occur, any unused portion of the Commitments hereunder shall forthwith terminate and the Lenders shall be relieved of all obligations to make Loans to the Borrowers. If any other Event of Default shall have occurred and be continuing, whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to Section 13.1, the Administrative Agent may, and upon the request of the Required Lenders shall, by notice to the Borrowers, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Lenders shall be relieved of all further obligations to make Loans. No such termination of the credit hereunder shall relieve any Borrower or any Guarantor of any of the Obligations or any of its existing obligations to the Lenders arising under other agreements or instruments.

          Section 13.3.   Remedies.  In the event that one or more Events of Default shall have occurred and be continuing, whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to Section 13.1, the Required Lenders if owed any amount with respect to the Loans or the Reimbursement Obligations may direct the Administrative Agent to proceed to protect and enforce the rights and remedies of the Administrative Agent and the Lenders under this Credit Agreement, the Notes, any or all of the other Loan Documents or under applicable law by suit in equity, action at law or other appropriate proceeding (including for the specific performance of any covenant or agreement contained in this Credit Agreement or the other Loan Documents or any instrument pursuant to which the Obligations are evidenced and the obtaining of the appointment of a receiver) and, if any amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right or remedy of the Administrative Agent and the Lenders under the Loan Documents or applicable law. No remedy herein conferred upon the Lenders or the Administrative Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or under any of the other Loan Documents or now or hereafter existing at law or in equity or by statute or any other provision of law.

          Section 13.4.   Distribution of Proceeds.  In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Administrative Agent or any Lender, as the case may be, receives any monies from the Borrowers or in connection with the enforcement of any the Guaranties, such monies shall be distributed for application as follows:

          (a)   First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent under this Credit Agreement or any of the other Loan Documents or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;

          (b)   Second, to all other Obligations in such order or preference as the Required Lenders may determine; provided, however, that (i) distributions shall be made (A) pari passu among Obligations with respect to the Administrative Agent's Administration Fee payable pursuant to Section 4.1 and all other Obligations and (B) with respect to each type of Obligation owing to the Lenders, such as interest, principal, fees and expenses, among the Lenders pro rata, and (ii) the Administrative Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

          (c)   Third, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.

          Section 14.   SET OFF.  Borrowers and each Guarantor hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Lenders, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Administrative Agent or any entity under the control of Bank of America Corporation and its successors and assigns or in transit to any of them. Without demand or notice to the extent permitted by applicable law, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch at which such deposits are held, but specifically excluding tenant security deposits, other fiduciary accounts and other segregated escrow accounts required to be maintained by any of the Borrowers for the benefit of any third party) or other sums credited by or due from any of the Lenders to any of the Borrowers or any other property of any of the Borrowers in the possession of the Administrative Agent or a Lender may be applied to or set off against the payment of the Obligations. ANY AND ALL RIGHTS TO REQUIRE THE ADMINISTRATIVE AGENT OR ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOANS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF ANY BORROWER OR GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. Each of the Lenders agrees with each other Lender that (a) if pursuant to any agreement between such Lender and any Borrower (other than this Credit Agreement or any other Loan Document), an amount to be set off is to be applied to Indebtedness of any Borrower to such Lender, other than with respect to the Obligations, such amount shall be applied ratably to such other Indebtedness and to the Obligations, and (b) if such Lender shall receive from any Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the Obligations by proceedings against such Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise, as shall result in each Lender receiving in respect of the Notes held by it or Reimbursement Obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, no Lender shall exercise a right of setoff if such exercise would limit or prevent the exercise of any other remedy or other recourse against any Borrower.

          Section 15.   THE AGENTS.

          Section 15.1.   Authorization.  (a)  The Administrative Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Administrative Agent, together with such powers as are reasonably incident thereto, including, without limitation, to enter into the Intercreditor Agreement as agent for the Lenders (to which the Lenders agree to be bound), provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Administrative Agent. The relationship between the Administrative Agent and the Lenders is and shall be that of agent and principal only, and nothing contained in this Credit Agreement or any of the other Loan Documents shall be construed to constitute the Administrative Agent as a trustee or fiduciary for any Lender.

                          (b)   Each Borrower and each Guarantor, without further inquiry or investigation, shall, and is hereby authorized by the Lenders to, assume that all actions taken by the Administrative Agent hereunder and in connection with or under the Loan Documents are duly authorized by the Lenders. The Lenders shall notify the Borrowers of any successor to Administrative Agent by a writing signed by Required Lenders, which successor shall be reasonably acceptable to the Borrowers so long as no Default or Event of Default has occurred and is continuing.

          Section 15.2   Employees and Agents.  The Administrative Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Administrative Agent may utilize the services of such Persons as the Administrative Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers if so provided in Section 16 hereof.

          Section 15.3.   No Liability.  Neither the Administrative Agent, nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Administrative Agent may be liable for losses due to its willful misconduct or gross negligence.

          Section 15.4.   No Representations.  The Administrative Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, or any of the other Loan Documents or for the validity, enforceability or collectibility of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of any Guarantor or any Borrower or any of their respective Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements in this Credit Agreement or the other Loan Documents. The Administrative Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by any Borrower or any Guarantor or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Administrative Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the credit worthiness or financial condition of any Borrower or any of its Subsidiaries or any Guarantor or any of the Subsidiaries or any tenant under a Lease or any other entity. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

          Section 15.5.   Payments.

                          (a)   A payment by the Borrowers to the Administrative Agent hereunder or any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Administrative Agent agrees to distribute to each Lender such Lender's pro rata share of payments received by the Administrative Agent for the account of the Lenders, as provided herein or in any of the other Loan Documents. All such payments shall be made on the date received, if before 1:00 p.m., and if after 1:00 p.m., on the next Business Day. If payment is not made on the day received, interest thereon at the overnight federal funds effective rate shall be paid pro rata to the Lenders.

                          (b)   If in the reasonable opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in material liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction, provided that interest thereon at the overnight federal funds effective rate shall be paid pro rata to the Lenders. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                          (c)   Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Lender that fails (i) to make available to the Administrative Agent its pro rata share of any Loan or to purchase any Letter of Credit Participation or (ii) to comply with the provisions of Section 14 with respect to making dispositions and arrangements with the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Credit Agreement, or to adjust promptly such Lender's outstanding principal and its pro rata Revolving Credit Commitment Percentage as provided in Section 2.1, shall be deemed delinquent (a "Delinquent Lender") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Lender hereby authorizes the Administrative Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. If not previously satisfied directly by the Delinquent Lender, a Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Lenders, the Lenders' respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

          Section 15.6.   Holders of Notes.  The Administrative Agent may deem and treat the payee of any Notes or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

          Section 15.7.   Indemnity.  The Lenders ratably and severally agree hereby to indemnify and hold harmless each Agent and its Affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which such Agent has not been reimbursed by the Borrowers as required by Section 16), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or such Agent's or any Affiliate's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by such Agent's or any Affiliate's willful misconduct or gross negligence. Nothing in this Section 15.7 shall limit any indemnification obligations of the Borrowers hereunder.

          Section 15.8.   Agents as Lenders.  In its individual capacity as a Lender, Fleet, M&T Bank, SunTrust Bank and PNC Bank shall each have the same obligations and the same rights, powers and privileges in respect to its Commitments and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also an Agent.

          Section 15.9.   Notification of Defaults and Events of Default.  Each Lender hereby agrees that, upon learning of the existence of a default, Default or an Event of Default, it shall (to the extent notice has not previously been provided) promptly notify the Administrative Agent thereof. The Administrative Agent hereby agrees that upon receipt of any notice under this Section 15.9 it shall promptly notify the other Lenders of the existence of such default, Default or Event of Default.

          Section 15.10.   Duties in the Case of Enforcement.  In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Administrative Agent shall, if (a) so requested by the Required Lenders and (b) the Lenders have provided to the Administrative Agent such additional indemnities and assurances against expenses and liabilities as the Administrative Agent may reasonably request, proceed to enforce the provisions of this Credit Agreement and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of enforcement of the Lenders' rights against the Borrowers and the Guarantors under this Credit Agreement and the other Loan Documents. The Required Lenders may direct the Administrative Agent in writing as to the method and the extent (other than when such direction requires Unanimous Lender Approval under Section 26) of any such enforcement, the Lenders (including any Lender which is not one of the Required Lenders) hereby agreeing to ratably and severally indemnify and hold the Administrative Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Administrative Agent need not comply with any such direction to the extent that the Administrative Agent reasonably believes the Administrative Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

          Section 15.11.   Successor Agents.  Fleet, or any successor Administrative Agent, may resign as Administrative Agent at any time by giving written notice thereof to the Lenders and to the Borrowers. In addition, the Required Lenders may remove the Administrative Agent in the event of the Administrative Agent's gross negligence or willful misconduct or in the event that the sum of the Administrative Agent's outstanding principal of Term Loan and its Revolving Credit Commitment is reduced below the lesser of (a) $20,000,000, or (b) an amount equal to ten percent (10%) of (i) the outstanding principal of Term Loan, plus (ii) the Total Revolving Credit Commitment. Any such resignation or removal shall be effective upon appointment and acceptance of a successor Administrative Agent, as hereinafter provided. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent, which is a Lender under this Credit Agreement, provided that so long as no Default or Event of Default has occurred and is continuing the Borrowers shall have the right to approve any successor Administrative Agent, which approval shall not be unreasonably withheld. If, in the case of a resignation by the Administrative Agent, no successor Administrative Agent shall have been so appointed by the Required Lenders and approved by the Borrowers, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint any one of the other Lenders as a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from all further duties and obligations as Administrative Agent under this Credit Agreement. After any Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement.

          Section 15.12.   Notices.  Any notices or other information required hereunder to be provided to the Administrative Agent shall be forwarded by the Administrative Agent to each of the Lenders on the same day (if practicable) and, in any case, on the next Business Day following the Administrative Agent's receipt thereof.

          Section 15.13.   Administrative Agent May File Proofs of Claim.

          (a)   In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial, administrative or like proceeding or any assignment for the benefit of creditors relative to the Borrowers or any of their Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Loan, Reimbursement Obligation or Unpaid Reimbursement Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding, under any such assignment or otherwise:

      (i)   to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Reimbursement Obligations or Unpaid Reimbursement Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.3, 3.3, 4.1, 5.10, and 16) allowed in such proceeding or under any such assignment; and

      (ii)   for itself and for the ratable benefit of the Lenders, to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same in accordance with the provisions of this Credit Agreement.

          (b)   Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding or under any such assignment is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, nevertheless to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.3, 3.3, 4.1, 5.10, and 16.

          (c)   Nothing contained herein shall authorize the Administrative Agent to consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations owed to such Lender or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding or under any such assignment.

          Section 16.   EXPENSES.  The Borrowers jointly and severally agree to pay (a) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) the reasonable fees, expenses and disbursements of the Administrative Agent's outside counsel or any local counsel to the Administrative Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (c) the fees, expenses and disbursements of the Administrative Agent incurred by the Administrative Agent in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document for providing for such cancellation, including, without limitation, the fees and disbursements of the Administrative Agent's counsel in preparing the documentation, (d) the fees, costs, expenses and disbursements of each of the Agents and its Affiliates incurred in connection with the syndication and/or participations of the Loans, including, without limitation, costs of preparing syndication materials and photocopying costs, which syndication costs and expenses shall be payable by the Borrowers regardless of whether the Loans are ultimately syndicated, (e) all reasonable expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of any Lender or the Administrative Agent, and the fees and costs of appraisers, engineers, investment bankers, surveyors or other experts retained by any Lender or the Administrative Agent in connection with any such enforcement proceedings) incurred by any Lender or the Administrative Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against any Borrower or any of its Subsidiaries or any Guarantor or the administration thereof after the occurrence and during the continuance of a Default or Event of Default (including, without limitation, expenses incurred in any restructuring and/or "workout" of the Loans), and (ii) subject to the limitation set forth in Section 17 hereof, any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Lender's or the Administrative Agent's relationship with any Borrower or any of its Subsidiaries or any Guarantor, (f) all reasonable fees, expenses and disbursements of the Administrative Agent incurred in connection with UCC searches and (g) all costs incurred by the Administrative Agent in the future in connection with its inspection of the Unencumbered Properties after the occurrence and during the continuance of an Event of Default. The covenants of this Section 16 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

          Section 17.   INDEMNIFICATION.  The Borrowers jointly and severally agree to indemnify and hold harmless each of the Agents and Lenders and the shareholders, directors, agents, counsel, professional advisors, officers, subsidiaries and Affiliates of each of the Agents and Lenders (each group consisting of an Agent or a Lender and its respective shareholders, directors, agents, counsel, professional advisors, officers, subsidiaries and Affiliates being an "Indemnified Lender's Group") from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, settlement payments, obligations, damages and expenses of every nature and character, arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby or thereby or which otherwise arise in connection with the financing, including, without limitation, (a) any actual or proposed use by any Borrower or any of its Subsidiaries of the proceeds of any of the Loans, (b) any Borrower or any of its Subsidiaries or any Guarantor entering into or performing this Credit Agreement or any of the other Loan Documents or the transactions contemplated by this Credit Agreement or any of the other Loan Documents, or (c) pursuant to Section 8.17 hereof, in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding, provided, however, that the Borrowers shall not be obligated under this Section 17 to indemnify any Person for liabilities arising from the gross negligence or willful misconduct of such Person or of any other Person in the Indemnified Lender's Group of which such Person is a member (but such indemnification shall continue to apply to all other Persons including all other Indemnified Lender's Groups). Each Person to be indemnified under this Section 17 shall give the Borrowers notice of any claim as to which it is seeking indemnification under this Section 17 promptly after becoming aware of the same (which shall constitute notice for all Indemnified Lender's Groups), but such Person's failure to give prompt notice shall not affect the obligations of the Borrowers under this Section 17 unless such failure prejudices the legal rights of the Borrowers regarding such indemnity. In litigation, or the preparation therefor, the Borrowers shall be entitled to select counsel reasonably acceptable to the Required Lenders, and the Lenders (as approved by the Required Lenders) shall be entitled to select their own supervisory counsel and, in addition to the foregoing indemnity, the Borrowers agree to pay promptly the reasonable fees and expenses of each such counsel if (i) in the reasonable opinion of the Agent, use of counsel of the Borrowers' choice could reasonably be expected to give rise to a conflict of interest, (ii) the Borrowers shall not have employed counsel reasonably satisfactory to the Agent and the Lenders within a reasonable time after notice of the institution of any such litigation or proceeding or (iii) the Borrower Representative authorizes each Agent and Lender to employ separate counsel at the Borrowers' expense. If and to the extent that the obligations of the Borrowers under this Section 17 are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this Section 17 shall survive the repayment of the Loans and the termination of the obligations of the Lenders hereunder and shall continue in full force and effect as long as the possibility of any such claim, action, cause of action or suit exists.

          Section 18.   SURVIVAL OF COVENANTS, ETC.  All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of any Borrower or any of its Subsidiaries or any Guarantor pursuant hereto shall be deemed to have been relied upon by the Lenders and the Agents, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Loans or the Administrative Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. The indemnification obligations of the Borrowers provided herein and in the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Lenders hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to any Lender or Agent at any time by or on behalf of any Borrower or any of its Subsidiaries or any Guarantor pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Borrower or such Subsidiary or such Guarantor hereunder.

          Section 19.   ASSIGNMENT; PARTICIPATIONS; ETC.

          Section 19.1.   Conditions to Assignment by Lenders.  Except as provided herein, each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentages and Commitments and the same portion of the Loans at the time owing to it, and the Notes held by it); provided that (a) the Administrative Agent and the Swing Line Lender, and, unless an Event of Default shall have occurred and be continuing, the Borrower Representative, each shall have the right to approve any Eligible Assignee (except such approval shall not be required for Eligible Assignees described in clause (d) in the definition thereof), which approval shall not be unreasonably withheld or delayed, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Credit Agreement, (c) each such assignment shall be in a minimum amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (d) unless the assigning Lender shall have assigned its entire Revolving Credit Commitment, each Lender shall have at all times an amount of its Revolving Credit Commitment of not less than $5,000,000 and (e) the parties to such assignment shall execute and deliver to the Administrative Agent, for recording in the Register (as hereinafter defined), an assignment and assumption, substantially in the form of Exhibit E hereto (an "Assignment and Assumption"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Assumption, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Assumption, have the rights and obligations of a Lender hereunder and thereunder, and (ii) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Administrative Agent of the registration fee referred to in Section 19.3, be released from its obligations under this Credit Agreement.

          Section 19.2.   Certain Representations and Warranties; Limitations; Covenants.  By executing and delivering an Assignment and Assumption, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto; (b) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any of its Subsidiaries or any Guarantor or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by any Borrower or any of its Subsidiaries or any Guarantor or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Section 7.4 and Section 8.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (d) such assignee will, independently and without reliance upon the assigning Lender, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement; (e) such assignee represents and warrants that it is an Eligible Assignee; (f) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Lender; and (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Assumption.

          Section 19.3.   Register.  The Administrative Agent shall maintain a copy of each Assignment and Assumption delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment Percentages of, and principal amount of the Loans owing to, the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrowers and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Administrative Agent a registration fee in the sum of $3,500.

          Section 19.4.   New Revolving Credit Notes.  Upon its receipt of an Assignment and Assumption executed by the parties to such assignment, together with each Note subject to such assignment, the Administrative Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrowers and the Lenders (other than the assigning Lender). Within five (5) Business Days after receipt of such notice, the Borrowers, at its own expense, (i) shall execute and deliver to the Administrative Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Assumption and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder and (ii) shall deliver an opinion from counsel to the Borrowers in substantially the form delivered on the Preliminary Restatement Date pursuant to Section 11.8 as to the enforceability of such new Notes. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Assumption and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be cancelled and returned to the Borrowers.

          Section 19.5.   Participations.  Each Lender may sell participations to one or more banks or other entities in all or a portion of such Lender's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (a) each such participation shall be in an amount of not less than $5,000,000, (b) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrowers and the Administrative Agent and the Lender shall continue to exercise all approvals, disapprovals and other functions of a Lender, (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of, or approvals under, the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitments of such Lender as it relates to such participant, reduce the amount of any fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest, and (d) no participant shall have the right to grant further participations or assign its rights, obligations or interests under such participation to other Persons without the prior written consent of the Administrative Agent.

          Section 19.6.   Pledge by Lender.  Notwithstanding any other provision of this Credit Agreement, any Lender at no cost to the Borrowers may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including any Obligations owing to it and all or any portion of Notes held by it) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341 and in accordance with Regulation A of the Federal Reserve Board or U.S. Treasury Regulation 31 CFR Section 203.14. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

          Section 19.7.   Successors and Assigns; No Assignment by Borrowers.  This Credit Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their successors and permitted assigns. Notwithstanding the foregoing, none of the Borrowers shall assign or transfer any of its rights or obligations under any of the Loan Documents without prior Unanimous Lender Approval (and any such attempted assignment or transfer by any Borrower without such consent shall be null and void).

          Section 19.8.   Disclosure.  The Borrowers agree that, in addition to disclosures made in accordance with standard banking practices, any Lender may disclose information obtained by such Lender pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or potential assignees shall be Eligible Assignees. Any such disclosed information shall be treated by any assignee or participant with the same standard of confidentiality set forth in Section 8.10 hereof.

          Section 19.9.   Syndication.  The Borrowers acknowledge that the Administrative Agent intends, and shall have the right, by itself or through its Affiliates, to syndicate or enter into co-lending arrangements with respect to the Loans and the Total Revolving Credit Commitment pursuant to this Section 19, and the Borrowers agree to cooperate with the Administrative Agent's and its Affiliate's syndication and/or co-lending efforts, such cooperation to include, without limitation, the provision of information reasonably requested by potential syndicate members.

          Section 20.   NOTICES, ETC.  Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by facsimile and confirmed by delivery via courier or postal service, addressed as follows:

                        (a)   if to any Borrower or any Guarantor, to the Borrower Representative at Sovran Self Storage, Inc., 6467 Main Street, Buffalo, New York 14221, Attention: Mr. David L. Rogers, Chief Financial Officer, with a copy to Phillips, Lytle, Hitchcock, Blaine & Huber LLP, One HSBC Center, Buffalo, New York 14203, Attention: Mr. Raymond H. Seitz, or to such other address for notice as the Borrower Representative or any Guarantor shall have last furnished in writing to the Administrative Agent;

                        (b)   if to the Administrative Agent, c/o Bank of America, N.A., Agency Management, 100 North Tryon Street, Mail Code: NC1-007-14-24, Charlotte, North Carolina 28255, Attention: Anne-Brooke Lazorik, or such other address for notice as the Administrative Agent shall have last furnished in writing to the Borrowers, with a copy to Stephen M. Miklus, Esq., Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110, or at such other address for notice as the Administrative Agent shall last have furnished in writing to the Person giving the notice; and additionally, for any Completed Revolving Credit Loan Request, to Agency Management, c/o Bank of America, N.A., 100 North Tryon Street, Mail Code: NC1-007-14-24, Charlotte, North Carolina 28255, Attention: Anne-Brooke Lazorik; and

                        (c)   if to any Lender, at such Lender's address set forth on Schedule 1.2 hereto, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice.

          Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to the party to which it is directed, at the time of the receipt thereof by such party or the sending of such facsimile with electronic confirmation of receipt and (ii) if sent by registered or certified first-class mail, postage prepaid, on the fifth Business Day following the mailing thereof.

          Section 21.   GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.  THIS CREDIT AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). EACH OF THE BORROWERS AND THE GUARANTORS AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK, NEW YORK OR ANY FEDERAL COURT SITTING IN NEW YORK, NEW YORK AND CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS OR THE GUARANTORS BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 20. THE BORROWERS AND EACH OF THE GUARANTORS HEREBY WAIVES ANY OBJECTION THAT EITHER OF THEM MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

          Section 22.   HEADINGS.  The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

          Section 23.   COUNTERPARTS.  This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Delivery of an executed counterpart of a signature page of this Credit Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Credit Agreement.

          Section 24.   ENTIRE AGREEMENT, ETC.  The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby and supersede any and all previous agreements and understandings, oral or written, relating to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 26.

          Section 25.   WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS.  EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, EACH OF THE BORROWERS, EACH OF THE GUARANTORS, THE AGENT AND EACH OF THE LENDERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS CREDIT AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, EACH OF THE BORROWERS AND EACH OF THE GUARANTORS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT ANY OF THEM MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH OF THE BORROWERS AND THE GUARANTORS (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGE THAT THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

          Section 26.   CONSENTS, AMENDMENTS, WAIVERS, ETC.  Except as otherwise expressly provided in this Credit Agreement, any consent or approval required or permitted by this Credit Agreement may be given, and any term of this Credit Agreement or of any of the other Loan Documents may be amended, and the performance or observance by any Borrower or any Guarantor of any terms of this Credit Agreement or the other Loan Documents or the continuance of any default, Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Required Lenders.

          Notwithstanding the foregoing, the unanimous consent of the Lenders under the Term Loan or the Revolving Credit Loan, as applicable, solely to the extent that such Lenders are directly affected thereby, shall be required for any amendment, modification or waiver of this Credit Agreement that:
(i) reduces or forgives any principal of any unpaid Loan or Reimbursement Obligations or any interest thereon (including any interest "breakage" costs) or any fees due any Lender hereunder; or

(ii) changes the unpaid principal amount of, or the rate of interest on, any Loan; or

                (iii)   changes the date fixed for any payment of principal of or interest on any Loan (including, without limitation, any extension of any Maturity Date, except for the one-year extension thereof as permitted under Section 2.10 hereof) or any fees payable hereunder; or

                (iv)   changes the amount of any Lender's Commitment (other than pursuant to an assignment permitted under Section 19.1 hereof) or increases the amount of the Total Revolving Credit Commitment (except for the increases in the Total Revolving Credit Commitment to an amount not to exceed $100,000,000 as provided in Section 2.11); or

(v) with respect to the Lenders under the Term Loan, any alteration to Section 3.5 hereof;

provided that Unanimous Lender Approval shall be required for any amendment, modification or waiver of this Credit Agreement that:
(i) releases or reduces the liability of any Guarantor pursuant to its Guaranty other than as provided in Section 6; or

(ii) modifies this Section 26 or any other provision herein or in any other Loan Document which by the terms thereof expressly requires Unanimous Lender Approval; or

(iii) changes the definitions of Required Lenders or Unanimous Lender Approval.

provided that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Swing Lender hereunder without the prior written consent of the Administrative Agent or the Swing Lender, as the case may be.

No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Administrative Agent or the Lenders or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial to such right or any other rights of the Administrative Agent or the Lenders. No notice to or demand upon any Borrower shall entitle any Borrower to other or further notice or demand in similar or other circumstances.

          Section 27.   SEVERABILITY.  The provisions of this Credit Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

          Section 28.   USA PATRIOT ACT NOTICE. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the Act.

          Section 29.   TRANSITIONAL ARRANGEMENTS.

          Section 29.1.   Existing Credit Agreement Superseded.  This Credit Agreement shall on the Preliminary Restatement Date supersede the Existing Credit Agreement in its entirety, except as provided in this Section 29. On the Preliminary Restatement Date, the rights and obligations of the parties evidenced by the Existing Credit Agreement shall be evidenced by this Agreement and the other Loan Documents, the "Loans" as defined in the Existing Credit Agreement shall be converted to Loans as defined herein.

          Section 29.2.   Return and Cancellation of Notes.  As soon as reasonably practicable after its receipt of its Notes hereunder on the Preliminary Restatement Date, each Lender hereunder which was a lender under the Existing Credit Agreement, will promptly return to the Borrowers, marked "Substituted" or "Cancelled", as the case may be, any promissory notes of the Borrowers held by such Lender pursuant to the Existing Credit Agreement.

          Section 29.3.   Interest and Fees Under Superseded Agreement.  All interest and fees and expenses, if any, owing or accruing under or in respect of the Existing Credit Agreement through the Preliminary Restatement Date shall be calculated as of the Preliminary Restatement Date (prorated in the case of any fractional periods), and shall be paid on the Preliminary Restatement Date.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.
SOVRAN SELF STORAGE, INC. By: /s/ David L. Rogers Name: David L. Rogers Title: Chief Financial Officer

SOVRAN ACQUISITION LIMITED PARTNERSHIP By: Sovran Holdings Inc., its general partner By: /s/ David L. Rogers Name: David L. Rogers Title: Chief Financial Officer

Schedule 1.2
Lenders' Commitments
Lender	Revolving Credit Commitment	Revolving Credit Commitment Percentage	Term Commitment	Term Commitment Percentage

Fleet National Bank c/o Bank of America, N.A. Agency Management 100 North Tryon Street Mail Code: NC1-007-14-24 Charlotte, North Carolina 28255 Attn.: Anne-Brooke Lazorik	$16,000,000	16.00%	$17,500,000	17.50%
Manufacturers and Traders Trust Company One Fountain Plaza, 12th Floor Buffalo, NY 14203 Attn: Susan Freed-Oestreicher	$15,000,000	15.00%	$17,500,000	17.50%
PNC Bank, National Association One PNC Plaza 249 Fifth Avenue Pittsburgh, PA 15222 Attn: Zachary K. Ellis	$14,500,000	14.50%	$17,500,000	17.50%
SunTrust Bank American Center West 8830 Boone Blvd., 8th Floor Vienna, VA 22182-2624 Attn: Blake K. Thompson	$14,500,000	14.50%	$17,500,000	17.50%
Citizens Bank of Rhode Island One Citizens Plaza Providence, RI 02903 Attn: Craig Schermerhorn	$13,000,000	13.00%	$15,000,000	15.00%
HSBC Bank USA, National Association One HSBC Center 27th Floor Buffalo, NY 14203 Attn: Linda Cudney	$11,000,000	11.00%	$12,000,000	12.00%
Chevy Chase Bank, F.S.B. 7501 Wisconsin Ave., 12th Floor Chevy Chase, MD 20815 Attn: Marie Nwofer	$16,000,000	16.00%	$3,000,000	3.00%
TOTAL:	$100,000,000	100.00%	$100,000,000	100.00%

Schedule 7.1(b)

Capitalization; Outstanding Securities
SALP and Holdings

A.	Sovran Acquisition Limited Partnership

	Partner's Names and Addresses		Number of Units	Percentage Interest in the Partnership

	1.	General Partner: Sovran Holdings, Inc. 6467 Main Street Williamsville, NY 14221	219,566.71	1.3486

	2.	Limited Partners: Sovran Self Storage, Inc. 6467 Main Street Williamsville, NY 14221	15,563,148.290	95.5925

		Harold Samloff 400 University Avenue Rochester, NY 14607	40,000	0.2457

		Laurence C. Glazer 400 University Avenue Rochester, NY 14607	49,637.425	0.3049

		D. Joseph Snyder & Beverly B. Snyder as tenants in common 5700 Sloop Court New Bern, NC 28560	9,958.510	0.0612

		Linda Bingman 565 Brentwater Road Camp Hill, PA 17011	9,917.01	0.06090

		Morgan S. Whiteley Revocable Living Trust 11714 Amkin Drive Clifton, VA 22024	9,958.50	0.0612

		Marlene Whiteley Revocable Living Trust 11714 Amkin Drive Clifton, VA 22024	9,958.50	0.0612

		Charles F. Waldner, Jr. and Marjorie W. Waldner 1600 South Dixie Highway #1C Boca Raton, FL 33432	323,454.67	1.9867

		Charles E. Waldner, Jr. P.O. Box 1240 Boca Raton, FL 33429-1240	36,948.33	0.2269

		Marjorie Waldner 1869 Sabel Palm Drive Boca Raton, FL 33423	4,255.70	0.0261

		Janice Middlebrook 1801 Royal Palm Way Boca Raton, FL 33432-7443	3,910.70	0.0240

	3.	Preferred Unit Holder:	Number of Units

		Sovran Self Storage, Inc. 6467 Main Street Williamsville, NY 14221	2,400,000 Series C Units

B.	Sovran Holdings, Inc.

	1.	Shareholder	Shares Authorized	Shares Issued

		Sovran Self Storage, Inc. 6467 Main Street Williamsville, NY 14221	1,500	100

Schedule 7.3(a)
Unencumbered Properties

See attached listing.

	Schedule 7.3(a)
Store #	Street	City	State	Zip	Revenue 1/1-9/30/04	Operating Revenue 1/1-9/30/04	NOI 1/1-9/30/04	Square Feet	Occupancy
SSS
001	1471 Center Street Extension	Mt. Pleasant	SC	29464	$ 326,562	$ 82,669	$ 243,893	49,524	92.0%
002	4400 US 98 North	Lakeland	FL	33809	310,290	106,906	203,384	48,085	99.3%
003	556 Cox Road	Gastonia	NC	28054	181,055	80,360	100,695	37,815	90.7%
004	10869 Paw Paw Drive	Holland	MI	49424	153,807	73,686	80,121	53,460	75.7%
005	500 Frenchtown Road	E. Greenwich	RI	02818	273,197	82,019	191,178	31,285	95.0%
006	470 Capital Circle N.W.	Tallahassee	FL	32304	562,232	157,048	405,184	139,920	89.9%
007	3690 LeHarps Road	Austintown	OH	44515	227,962	82,633	145,329	54,860	87.6%
009	24940 Detroit Road	Westlake	OH	44145	405,855	123,435	282,420	65,900	92.8%
010	1501 Capital Circle N.W.	Tallahassee	FL	32303	268,805	109,199	159,606	51,270	93.7%
011	8531 South Federal Highway	Port St. Lucie	FL	34952	384,107	141,345	242,762	55,888	98.0%
012	3075 Enterprise Road	Debary	FL	32713	325,777	128,548	197,229	63,602	91.4%
013	36 Industrial Drive	Middletown	NY	10941	297,945	129,131	168,814	33,865	95.5%
014	40 Leo Place	Cheektowaga	NY	14225	440,182	176,451	263,731	84,180	91.3%
015	1270 Jefferson Road	Rochester	NY	14623	302,275	103,055	199,220	41,834	83.6%
016	305 Hammond Street	Salisbury	MD	21804	233,714	79,017	154,697	33,585	90.1%
017	16 Lambeth Park Road	Fairhaven	MA	02719	280,542	102,880	177,662	42,308	76.5%
018	2003 Jacks Ford Drive	Fayetteville	NC	28303	442,798	124,584	318,214	87,654	86.8%
020	7657 103rd Street	Jacksonville	FL	32210	241,641	103,309	138,332	40,062	98.0%
021	2648 Two Notch Road	Columbia	SC	29204	244,523	96,530	147,993	47,800	80.4%
023	2585 Brighton Henrietta Town Line Rd	Rochester	NY	14623	231,826	95,595	136,231	29,510	94.0%
025	10901 Abercorn Extension	Savannah	GA	31419	508,595	148,112	360,483	72,580	95.1%
026	3511 South Holden Road	Greensboro	NC	27407	201,949	86,315	115,634	45,180	82.6%
027	2701 McNeil Street	Raleigh	NC	27608	292,787	98,733	194,054	58,410	75.1%
028	30 Stillman Road	North Haven	CT	06473	295,429	103,732	191,697	47,680	64.3%
029	2655 Langford Road	Norcross	GA	30071	346,784	102,973	243,811	70,115	86.9%
030	303 Highway 138	Riverdale	GA	30274	243,012	89,779	153,233	45,360	90.7%
031	8161 Main Street	Williamsville	NY	14221	350,791	135,213	215,578	61,775	81.5%
032	2401 South Wilmington Street	Raleigh	NC	27603	165,946	74,459	91,487	33,125	85.4%
033	7403 Parklane Road	Columbia	SC	29223	338,398	115,050	223,348	58,480	85.3%
034	5311 A Old Bush River Road	Columbia	SC	29212	172,988	75,024	97,964	41,340	75.7%
035	10020 Two Notch Road	Columbia	SC	29223	292,334	103,779	188,555	57,360	82.2%
036	1375 Commerce Road	Morrow	GA	30260	234,572	95,924	138,648	57,035	76.5%
037	11955 South Orange Blossom Trail	Orlando	FL	32837	390,828	132,695	258,133	50,520	95.2%
039	230 Snyder Road	Hermitage	PA	16148	160,475	70,752	89,723	37,940	96.9%
040	10300 Northwest 55th Street	Sunrise	FL	33351	780,810	265,727	515,083	101,235	89.4%
041	7363 Lake Worth Road	Lake Worth	FL	33467	381,190	134,342	246,848	45,640	98.1%
042	1987 Canton Road Northeast	Marietta	GA	30066	220,683	84,047	136,636	42,305	87.6%
043	1525 Williams Drive	Marietta	GA	30066	189,499	78,906	110,593	43,635	84.7%
044	7604 Georgia Highway 85	Riverdale	GA	30274	268,116	101,006	167,110	50,675	88.1%
045	720 Veteran's Memorial Highway SW	Mableton	GA	30126	195,866	80,055	115,811	38,940	91.5%
046	1195 Gresham Road	Marietta	GA	30062	274,622	93,196	181,426	46,914	88.8%
047	1212 West Patrick Street	Frederick	MD	21703	205,328	91,256	114,072	21,233	90.4%
048	26 West Diamond Avenue (Rte 117)	Gaithersburg	MD	20877	559,408	168,839	390,569	60,595	82.4%
049	1805 A Wylds Road	Augusta	GA	30909	234,980	94,281	140,699	51,750	86.1%
050	915 Key Street	Macon	GA	31204	230,258	75,331	154,927	41,030	98.4%
051	6005 North Wickham Road	Melbourne	FL	32940	606,198	157,689	448,509	83,127	99.6%
052	10429 Jefferson Avenue	Newport News	VA	23605	436,019	93,255	342,764	58,275	99.5%
053	195 East Fairfield Drive	Pensacola	FL	32503	628,754	199,779	428,975	123,230	95.0%
054	1045 Bertram Road	Augusta	GA	30909	216,490	99,950	116,540	46,325	89.7%
055	269 Oakwood Drive	Glastonbury	CT	06033	332,475	129,697	202,778	56,570	62.1%
056	2000 Clay Road	Austell	GA	30106	318,566	107,828	210,738	56,316	90.3%
057	6457 General Green Way	Alexandria	VA	22312	803,825	214,129	589,696	76,282	84.4%
058	980 North Navy Boulevard	Pensacola	FL	32507	327,959	94,030	233,929	58,204	100.0%
059	1923 North Wickham Road	Melbourne	FL	32935	419,488	127,106	292,382	56,031	97.8%
060	1395 South Street	Suffield	CT	06078	233,746	116,401	117,345	56,465	76.9%
061	5725 Old National Highway	College Park	GA	30349	301,668	110,613	191,055	61,590	75.3%
062	1213 East Brambleton Avenue	Norfolk	VA	23504	278,940	93,718	185,222	50,430	82.8%
063	2601 Industry Lane	Virginia Beach	VA	23454	294,248	81,804	212,444	45,375	92.5%
064	2630 Center Point Road	Birmingham	AL	35215	211,780	99,457	112,323	36,685	92.8%
065	3625 Lorna Road	Hoover	AL	35216	306,150	112,193	193,957	51,935	95.9%
066	2895 Vaughn Plaza Road	Montgomery	AL	36116	393,861	112,681	281,180	74,439	92.0%
067	918 Blanding Boulevard	Orange Park	FL	32065	305,446	117,568	187,878	53,705	92.8%
068	2807 West Michigan Avenue	Pensacola	FL	32526	451,890	145,319	306,571	93,335	98.6%
069	801 East Nine Mile Road	Pensacola	FL	32514	188,576	68,595	119,981	38,850	97.7%
070	2295 West Michigan Avenue	Pensacola	FL	32526	207,804	100,025	107,779	39,215	98.4%
071	3000 West Columbus Drive	Tampa	FL	33607	507,393	147,749	359,644	65,425	95.7%
072	404 Seminole Boulevard	Largo	FL	33770	383,892	160,856	223,036	60,374	93.9%
073	1844 North Belcher Road	Clearwater	FL	33765	384,197	144,712	239,485	50,261	89.4%
074	6011 I-55 North	Jackson	MS	39213	260,874	82,873	178,001	42,100	89.8%
075	2947 McDowell Road Extension	Jackson	MS	39204	184,281	68,455	115,826	38,761	85.5%
076	1210 Bentley Street	Richmond	VA	23227	351,867	114,038	237,829	51,615	81.9%
077	4066 Silver Star Road	Orlando	FL	32808	638,534	218,767	419,767	134,235	95.1%
078	50 Ward Way	Birmingham	AL	35209	305,173	118,890	186,283	72,290	82.8%
079	1300 Shurling Drive	Macon	GA	31211	370,949	108,940	262,009	67,670	94.1%
080	3271 Fulling Mill Road	Middletown	PA	17057	331,494	94,505	236,989	49,210	97.6%
082	6523 Basile Rowe	E. Syracuse	NY	13057	521,526	175,103	346,423	85,175	81.3%
083	3780 Central Avenue	Ft. Myers	FL	33901	183,885	84,887	98,998	27,724	96.3%
084	4400 Solomon Boulevard	Ft. Myers	FL	33901	206,062	92,231	113,831	23,043	96.6%
085	473 J. Clyde Morris Boulevard	Newport News	VA	23601	416,476	98,195	318,281	63,565	98.4%
086	2632 Spruce Street	Montgomery	AL	36107	216,279	71,922	144,357	42,166	92.3%
087	422 Old Trolley Road	Summerville	SC	29485	242,542	97,535	145,007	40,318	97.6%
088	7550 West Waters Avenue	Tampa	FL	33615	349,876	156,548	193,328	58,225	97.5%
089	1105 North Little School Road	Arlington	TX	76017	250,734	113,013	137,721	45,815	87.3%
090	1061 Duncan Perry Road	Arlington	TX	76011	246,116	102,288	143,828	66,940	80.2%
091	4820 Western Center Boulevard	Ft. Worth	TX	76137	163,591	105,567	58,024	40,850	75.9%
092	8025 Culebra Road	San Antonio	TX	78251	299,049	123,514	175,535	55,975	83.7%
093	6015 Tezel Road	San Antonio	TX	78250	216,458	91,753	124,705	39,870	90.1%
094	7266 Henry Clay Boulevard	Liverpool	NY	13088	571,641	159,073	412,568	79,594	91.4%
095	1201 Coliseum Boulevard	Montgomery	AL	36110	258,461	96,311	162,150	41,610	96.5%
096	3770 Lantana Road	Lantana	FL	33462	273,160	99,596	173,564	30,913	97.7%
097	1320 River Road	N. Ft. Myers	FL	33903	195,572	82,888	112,684	36,052	95.9%
098	15 Landings Drive	Pittsburgh	PA	15238	385,815	145,079	240,736	57,365	88.8%
099	1005 South Alexander Street	Plant City	FL	33563	407,844	148,340	259,504	59,980	99.3%
0H2	140 Neponset Valley Parkway	Readville	MA	02137	388,187	117,995	270,192	37,815	86.6%
0H3	81 Main Street	Weymouth	MA	02188	432,537	136,182	296,355	38,575	92.7%
0H4	800 Narragansett Park Drive	E. Providence	RI	02916	327,869	122,826	205,043	38,700	88.0%
100	511 Springfield Street (Rt. 147)	Feeding Hills	MA	01030	391,972	144,292	247,680	53,614	87.5%
101	6600 Industrial Drive	Ft. Myers	FL	33912	257,770	103,051	154,719	59,624	95.4%
104	2929 Pennsy Drive	Landover	MD	20785	572,642	145,203	427,439	51,271	87.3%
105	1515 Manotak Avenue	Jacksonville	FL	32210	529,895	139,564	390,331	102,400	93.0%
106	3858 Old Sunbeam Road	Jacksonville	FL	32257	242,437	102,759	139,678	38,035	97.1%
107	2016 Lebanon Road	West Mifflin	PA	15122	532,207	186,009	346,198	102,300	85.7%
108	9914 San Jose Boulevard	Jacksonville	FL	32257	380,670	137,219	243,451	54,012	99.1%
109	1400 Orchard Lake Drive	Charlotte	NC	28270	184,454	103,920	80,534	49,006	73.9%
110	6720 East W.T. Harris Boulevard	Charlotte	NC	28215	193,269	88,648	104,621	30,920	94.9%
111	130 Concord Drive	Casselberry	FL	32707	290,221	131,352	158,869	54,313	87.8%
112	1180 University Avenue	Rochester	NY	14607	459,271	210,599	248,672	66,639	80.9%
113	446 Boardman-Canfield Road	Youngstown	OH	44512	291,511	81,077	210,434	55,750	93.8%
115	1455 Broadway	Bedford	OH	44146	465,651	128,387	337,264	67,755	88.7%
116	4976 West 130th Street	Brook Park	OH	44135	530,692	129,224	401,468	72,750	92.4%
118	15101 McCracken Road	Cleveland	OH	44128	304,787	108,238	196,549	46,846	89.8%
119	24560 Sperry Drive	Westlake	OH	44145	429,685	115,003	314,682	70,170	87.9%
120	1100 Erie Road	Eastlake	OH	44095	294,599	99,160	195,439	56,535	82.2%
121	8650 East Avenue	Mentor	OH	44060	241,816	91,920	149,896	54,880	95.4%
123	3718 Alpine Northwest	Comstock Park	MI	49321	244,144	100,670	143,474	43,500	84.3%
126	1187 Central Avenue	Holland	MI	49423	200,388	95,230	105,158	59,015	75.6%
128	2500 Pat Booker Road	Universal City	TX	78148	217,096	69,624	147,472	35,160	91.8%
129	9665 Marbach Road	San Antonio	TX	78245	380,670	139,053	241,617	62,870	84.5%
130	8020 Eastex Freeway	Beaumont	TX	77708	360,740	113,950	246,790	84,670	63.5%
131	9999 Highway 69	Port Arthur	TX	77640	450,285	123,547	326,738	61,631	81.5%
132	6970 College Street	Beaumont	TX	77707	291,255	95,098	196,157	35,650	83.5%
133	2637 Lakeside Drive	Lynchburg	VA	24501	312,018	98,722	213,296	58,278	82.5%
134	8117 Timberlake Road	Lynchburg	VA	24502	253,947	104,031	149,916	43,830	79.8%
135	4107 South Amherst Highway	Madison Heights	VA	24572	139,809	61,824	77,985	23,618	92.5%
136	390 Bell Road	Christiansburg	VA	24073	158,607	63,475	95,132	37,468	75.3%
137	2703 South Battlefield Boulevard	Chesapeake	VA	23322	243,496	103,112	140,384	51,040	79.5%
138	2405 Riverside Drive	Danville	VA	24540	220,326	71,634	148,692	49,792	86.6%
139	2650 West 25th Street	Sanford	FL	32771	225,990	121,553	104,437	38,354	95.3%
140	1099 South Congress Avenue	Delray Beach	FL	33445	382,842	125,913	256,929	49,589	97.3%
141	5207 Montgomery Street	Savannah	GA	31405	350,740	83,725	267,015	49,365	93.1%
142	551 South Congress Avenue	Delray Beach	FL	33445	549,103	163,374	385,729	69,760	97.6%
143	38390 Chester Road	Avon	OH	44011	269,532	100,847	168,685	61,963	83.5%
144	9530 Skillman Street	Dallas	TX	75243	509,410	212,836	296,574	121,098	77.8%
145	140 Centennial Boulevard	Richardson	TX	75081	562,246	223,661	338,585	102,709	75.2%
147	9450 Hargrove	Dallas	TX	75220	278,634	130,760	147,874	71,879	77.1%
148	5550 Antoine	Houston	TX	77091	312,333	122,741	189,592	75,295	74.9%
149	9940 Jones Bridge Road	Alpharetta	GA	30022	446,168	148,162	298,006	80,880	75.1%
151	4427 Tilly Mill Road	Doraville	GA	30360	522,315	141,601	380,714	68,820	96.4%
152	4207 Hilltop Road	Greensboro	NC	27407	156,348	78,946	77,402	32,353	80.9%
153	118 Stage Coach Trail	Greensboro	NC	27409	100,913	74,439	26,474	36,125	48.4%
155	7375 Airline Highway(Greenwell Spr)	Baton Rouge	LA	70805	251,770	84,081	167,689	44,895	91.9%
156	958 Peiffers Lane	Harrisburg	PA	17109	470,194	104,446	365,748	63,590	92.6%
157	3248 South Military Highway	Chesapeake	VA	23323	389,570	89,837	299,733	58,505	96.2%
158	517 Volvo Parkway	Chesapeake	VA	23320	531,110	124,859	406,251	73,975	96.4%
159	4929 Shell Road	Virginia Beach	VA	23455	362,086	87,594	274,492	52,587	94.4%
160	597 Central Drive	Virginia Beach	VA	23454	570,431	145,994	424,437	96,031	85.7%
161	385 Naval Base Road	Norfolk	VA	23505	873,649	191,500	682,149	126,358	86.8%
162	6010 East Hillsborough Avenue	Tampa	FL	33610	462,882	186,033	276,849	84,445	99.0%
164	97 Maher Lane	Harriman	NY	10926	624,381	162,336	462,045	74,610	97.2%
165	5812 High Point Road Bldg. E	Greensboro	NC	27407	180,780	101,657	79,123	57,567	64.2%
166	22195 Timberlake Road	Lynchburg	VA	24502	219,693	83,961	135,732	50,045	75.0%
168	435 Highland Avenue	Salem	MA	01970	557,418	212,304	345,114	53,355	87.4%
170	6601 Lee Highway	Chattanooga	TN	37421	243,741	102,405	141,336	37,937	88.2%
171	4429 Highway 58	Chattanooga	TN	37416	171,610	91,342	80,268	35,562	86.8%
172	1013 Battlefield Parkway	Ft. Oglethorpe	GA	30742	231,347	86,484	144,863	45,642	87.1%
173	6604 Walt Drive	Birmingham	AL	35242	210,184	112,490	97,694	62,294	76.5%
174	2771 South County Trail	E. Greenwich	RI	02818	370,159	97,482	272,677	45,600	96.3%
175	4417 Hillsborough Road	Durham	NC	27705	437,148	132,484	304,664	68,031	81.4%
176	1200 East Cornwallis Road	Durham	NC	27713	526,580	133,611	392,969	78,645	88.5%
178	134 South Policy Street	Salem	NH	03079	423,890	126,866	297,024	62,955	88.4%
179	3828 Seago Lane	Ft. Myers	FL	33901	112,474	46,265	66,209	22,211	94.9%
181	3942 Youngstown Road	Warren	OH	44484	261,145	88,359	172,786	59,051	82.8%
182	6535 Highland Road	Waterford	MI	48327	684,364	203,562	480,802	136,476	74.9%
183	111 Tomahawk Drive	Indian Harbour	FL	32937	490,579	135,852	354,727	66,068	99.3%
184	5961 I-55 North	Jackson	MS	39213	536,226	131,934	404,292	61,948	93.2%
185	3433 North Fry Road	Katy	TX	77449	261,861	136,110	125,751	55,045	77.4%
186	7901 Sheridan Street	Hollywood	FL	33024	1,239,383	299,939	939,444	130,765	97.2%
187	1799 West Atlantic Boulevard	Pompano Beach	FL	33069	617,249	245,239	372,010	75,202	94.9%
188	1500 West Sample Road	Pompano Beach	FL	33064	596,690	206,209	390,481	63,817	92.5%
189	9900 Southwest 18th Street	Boca Raton	FL	33428	823,458	247,219	576,239	87,622	93.5%
190	1655 10th Avenue	Vero Beach	FL	32960	354,705	131,616	223,089	34,450	98.5%
191	1701 FM 1960 East	Humble	TX	77338	318,601	129,416	189,185	63,599	89.0%
193	16650 State Highway 3	Webster	TX	77598	293,193	116,238	176,955	55,350	78.6%
194	2300 Old Denton Road	Carrollton	TX	75006	331,852	157,946	173,906	51,334	81.7%
195	1109 North 21st Avenue	Hollywood	FL	33020	642,682	205,126	437,556	58,889	93.5%
196	1620 South IH-35	San Marcos	TX	78666	243,248	112,053	131,195	61,590	75.9%
197	5547 McNeil Drive	Austin	TX	78729	286,236	127,286	158,950	73,235	72.4%
198	10307 FM 2222	Austin	TX	78730	348,653	120,769	227,884	59,525	90.1%
199	135 Center Street	Jacksonville	NC	28546	228,258	76,605	151,653	52,150	96.8%
200	1230 Gum Branch Road	Jacksonville	NC	28540	302,039	92,193	209,846	62,900	98.5%
201	108 North Marine Boulevard	Jacksonville	NC	28540	216,706	80,419	136,287	48,575	98.8%
202	1151 West Euless Boulevard	Euless	TX	76040	317,517	141,220	176,297	79,080	79.8%
203	5575 Davis Boulevard	N. RichlandHills	TX	76180	407,156	184,197	222,959	87,110	86.0%
204	1105 Batavia Pike	Batavia	OH	45103	252,328	118,657	133,671	61,818	86.1%
205	4000 Northwest Street	Jackson	MS	39206	305,585	103,171	202,414	57,497	90.4%
206	5110 Franz Road	Katy	TX	77493	288,744	123,722	165,022	67,205	75.0%
207	5 James P. Murphy Highway	West Warwick	RI	02893	443,859	133,721	310,138	52,331	92.9%
208	2310 West Pinhook Road	Lafayette	LA	70508	268,025	109,771	158,254	56,794	79.8%
209	2207 West Pinhook Road	Lafayette	LA	70508	363,195	91,886	271,309	47,025	90.4%
210	3636 Ambassador Caffery Parkway	Lafayette	LA	70503	206,932	84,137	122,795	33,835	81.1%
211	2888 Northeast Evangeline Thruway	Lafayette	LA	70507	231,958	105,834	126,124	34,630	86.7%
212	313 Guilbeau Road	Lafayette	LA	70506	521,190	98,824	422,366	63,355	87.1%
213	375 East Elliot Road	Gilbert	AZ	85234	438,432	146,356	292,076	66,985	86.5%
214	13902 North 59th Avenue	Glendale	AZ	85306	381,003	153,641	227,362	56,116	91.9%
215	1356 East Baseline Road	Mesa	AZ	85204	186,641	80,796	105,845	38,900	87.2%
216	837 East Broadway Road	Mesa	AZ	85204	139,021	73,602	65,419	38,825	77.1%
217	545 West Broadway Road	Mesa	AZ	85210	178,127	83,516	94,611	36,655	79.7%
218	139 North Greenfield Road	Mesa	AZ	85205	229,778	86,208	143,570	48,207	89.2%
219	3641 West Camelback Road	Phoenix	AZ	85019	223,812	99,997	123,815	34,080	97.7%
220	1928 East Bell Road	Phoenix	AZ	85022	424,868	125,840	299,028	89,755	75.0%
221	20001 North 35th Avenue	Phoenix	AZ	85027	545,129	131,477	413,652	70,050	94.2%
222	576 Bridgton Road	Westbrook	ME	04092	380,491	112,753	267,738	45,730	95.6%
223	801 North Cocoa Boulevard (US-1)	Cocoa	FL	32922	479,622	158,336	321,286	75,115	97.5%
224	150 North Clark Road	Cedar Hill	TX	75104	291,086	123,907	167,179	52,735	79.8%
225	1111 Route 17M	Monroe	NY	10950	328,571	114,000	214,571	36,270	95.1%
226	1171 Turnpike Street (Route 114)	N. Andover	MA	01845	390,057	140,706	249,351	44,555	75.9%
227	3400 Bayport Boulevard(Highway 146)	Seabrook	TX	77586	355,219	159,362	195,857	61,225	83.3%
228	5605 West Sunrise Boulevard	Plantation	FL	33313	403,706	156,293	247,413	42,201	94.9%
229	3551 Bessemer Super Highway	Bessemer	AL	35020	251,796	100,216	151,580	44,130	96.4%
240	55 Holman Road	Plymouth	MA	02360	475,776	132,231	343,545	92,144	77.8%
254	5250 FM 1960 East	Humble	TX	77346	658,644	259,111	399,533	115,595	74.8%
255	6402 Fairmont Parkway	Pasadena	TX	77505	419,779	172,424	247,355	55,310	81.3%
256	2280 East Main Street	League City	TX	77573	454,166	171,949	282,217	71,970	83.1%
257	15261 Highway 105 West	Montgomery	TX	77356	313,986	110,162	203,824	44,400	81.3%
258	9010 E.F. Lowry Expressway	Texas City	TX	77591	381,533	150,478	231,055	55,700	82.1%
259	3800 South Highway 6	Houston	TX	77082	270,953	144,887	126,066	47,475	77.0%
260	188 South LHS Drive	Lumberton	TX	77657	271,301	107,038	164,263	44,690	80.8%
261	99-4 Mariner Drive	Southampton	NY	11968	808,130	159,164	648,966	64,645	79.1%
262	59 Mariner Drive	Southampton	NY	11968	443,324	157,921	285,403	32,675	77.5%
263	173 West Montauk Highway	Hampton Bays	NY	11946	405,795	132,258	273,537	34,985	83.0%
264	9 Hardscrabble Court	E. Hampton	NY	11937	881,952	190,451	691,501	64,600	75.3%
265	1010 E. Highway 67	Duncanville	TX	75137	511,287	165,503	345,784	81,735	90.8%
266	4640 Harry Hines Blvd.	Dallas	TX	75235	470,596	172,672	297,924	66,182	77.0%
267	280 Fairfield Avenue	Stamford	CT	06902	951,867	200,254	751,613	115,735	83.6%
268	23355 Tomball Pkwy.	Tomball	TX	77375	175,507	64,236	111,271	57,160	82.6%
269	2828 FM 1488	Conroe	TX	77384	240,335	85,279	155,056	87,730	70.4%
270	8625 Spring Cypress	Spring	TX	77379	219,789	110,489	109,300	101,970	58.3%
271	5415 Bissonnet	Houston	TX	77081	206,331	113,260	93,071	102,670	57.3%
272	1238 FM 1462	Alvin	TX	77511	65,779	56,288	9,491	46,455	47.4%
273	1426 N. McMullen Booth Rd.	Clearwater	FL	33759	361,727	111,571	250,156	99,039	88.8%
274	4717 Cartwright Road	Missouri City	TX	77459	188,174	64,458	123,716	68,590	83.8%
275	4121 Hixson Pike	Chattanooga	TN	37415	151,618	45,216	106,402	132,093	83.1%
276	1251 County Road 170	Round Rock	TX	78664	169,110	51,368	117,742	189,785	65.4%
					_______________	____________	____________	___________
Total Unencumbered					$ 81,969,396	$ 28,173,482	$ 53,795,914	13,871,364

		Shaded properties have been owned for six months or less at September 30, 2004

Locke Sovran I
102	11378 Springfield Pike	Springdale	OH	45246	317,034	121,698	195,336	48,359	94.7%
103	1830 Needmore Road	Dayton	OH	45414	353,641	138,034	215,607	62,287	89.0%
122	4309 Roger B Chaffee Memorial Bvd SE	Wyoming	MI	49548	278,588	113,442	165,146	58,025	77.9%
124	1515 South 11th Street	Kalamazoo	MI	49009	367,062	123,841	243,221	60,188	87.0%
125	7551 Coleman Road	E. Lansing	MI	48823	252,662	101,048	151,614	45,380	89.3%
163	872 Church Street Extension	Northbridge	MA	01534	379,240	140,239	239,001	50,410	92.2%
167	1903 Garden Street	Titusville	FL	32796	371,719	129,955	241,764	54,290	100.0%
230	1639 Route 22	Brewster	NY	10509	981,769	264,545	717,224	77,525	84.9%
231	8227 North Lamar Blvd	Austin	TX	78753	391,724	158,752	232,972	74,547	81.2%
232	2410 East Main Street (FM 2094)	League City	TX	77573	485,393	190,519	294,874	93,100	62.2%
233	800 Abrams Boulevard	Lehigh Acres	FL	33971	658,689	147,022	511,667	70,200	95.5%
					_______________	____________	____________	___________
Total Locke Sovran I					$ 4,837,521	$ 1,629,095	$ 3,208,426	694,311

Locke Sovran II
081	191 Salem Church Road	Mechanicsburg	PA	17050	294,902	125,694	169,208	59,415	88.8%
117	19200 Neff Road	Cleveland	OH	44119	515,593	149,914	365,679	75,212	88.5%
127	3343 Southwest Military Drive	San Antonio	TX	78211	300,324	87,413	212,911	48,782	85.6%
146	4311 Samuell Boulevard	Dallas	TX	75228	365,991	165,944	200,047	79,046	74.7%
150	1725 Roswell Road	Marietta	GA	30062	403,513	135,860	267,653	61,005	87.1%
154	11670 Airline Hwy (Sherwood Forest)	Baton Rouge	LA	70816	270,383	125,052	145,331	71,720	73.9%
180	3787 Elm Road Northeast	Warren	OH	44483	276,032	78,745	197,287	68,000	80.1%
192	10114 Old Katy Road	Houston	TX	77043	398,222	159,085	239,137	52,520	79.2%
234	73 Pleasant Street	Dracut	MA	01826	348,307	126,201	222,106	45,926	90.4%
235	114 Pleasant Valley Street	Methuen	MA	01844	351,138	124,928	226,210	49,800	82.2%
236	7437 Garners Ferry Road	Columbia	SC	29209	468,709	132,659	336,050	73,550	85.6%
237	600 Cannon Road	Myrtle Beach	SC	29577	228,284	104,166	124,118	61,977	76.2%
238	1320 Highway 40 East	Kingsland	GA	31548	310,762	134,890	175,872	66,535	94.5%
239	6 Industrial Park Road	Saco	ME	04072	345,679	132,886	212,793	54,050	91.0%
241	6 Washington Circle	Sandwich	MA	02563	358,474	111,319	247,155	48,120	94.9%
242	430 Spencer Street	Syracuse	NY	13204	246,150	109,463	136,687	35,060	94.6%
243	6250 Westward Lane	Houston	TX	77081	542,218	209,435	332,783	125,976	80.9%
244	8801 Boone Road	Houston	TX	77099	175,893	95,307	80,586	45,406	71.7%
245	8450 Cook Road	Houston	TX	77072	228,355	108,429	119,926	60,455	64.8%
246	9951 Harwin Road	Houston	TX	77036	295,334	135,740	159,594	77,574	84.4%
247	10640 Hempstead Highway	Houston	TX	77092	351,769	148,934	202,835	99,153	71.4%
248	15300 Kuykendahl Drive	Houston	TX	77090	370,399	159,614	210,785	102,320	71.4%
249	14318 Highway 249	Houston	TX	77086	213,966	114,175	99,791	54,516	68.6%
250	920 Highway 80 East	Mesquite	TX	75149	288,190	128,383	159,807	63,340	82.2%
251	2233 Franklin Drive	Mesquite	TX	75150	404,063	174,659	229,404	83,705	80.9%
252	1606 Plantation Road	Dallas	TX	75235	265,134	124,561	140,573	61,745	81.3%
253	3540 Hunt Lane	San Antonio	TX	78227	269,259	104,614	164,645	63,495	77.5%
					_______________	____________	____________	___________
Total Locke Sovran I					$ 8,887,043	$ 3,508,070	$ 5,378,973	1,788,403
					_______________	____________	____________	___________
Total all					$ 95,693,960	$ 33,310,647	$ 62,383,313	16,354,078

Schedule 7.3(c)

Partially Owned Real Estate Companies

Sovran Acquisition Limited Partnership owns a 49% interest in Iskalo Office Holdings, LLC as a Member.

Sovran Acquisition Limited Partnership owns a 45% interest in Locke Sovran I, LLC as a Member.

Sovran Acquisition Limited Partnership owns a 49% interest in Locke Sovran II, LLC as a Member.

Schedule 7.7

Litigation

None.

Schedule 7.15

Certain Transactions

None.

Schedule 7.18

Environmental Matters

None.

Schedule 7.19

Subsidiaries

Sovran Holdings, Inc.
(Subsidiary of Sovran Self Storage, Inc.)

Locke Leasing, LLC
(Subsidiary of Sovran Self Storage, Inc.)

Schedule 8.16

Form of Lease

See attached.

Schedule 9.3(d)

Existing Investments

None.